Exhibit 10.13

EXECUTION VERSION

U.S. $1,000,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 16, 2005

Among

I.I.I. - INDUSTRIAL INVESTMENTS INC.

as Borrower

and

THE LENDERS NAMED HEREIN

as Lenders

and

CITIBANK, N.A.

as Collateral Agent

and

CITIBANK, N.A.

as Administrative Agent

Calyon New York Branch and Mediobanca - Banca di Credito Finanziario S.p.A.

As Joint Lead Arrangers

ABN AMRO Bank N.V., WestLB AG, New York Branch, JPMorgan Chase Bank, N.A., BBVA

Bancomer, SA, Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal

Gran Caimán and Banca Nazionale del Lavoro, S.p.A., New York Branch

As Arrangers

Citigroup Global Markets Inc., BNP Paribas, BAYERISCHE HYPO- UND VEREINSBANK

AG and HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC

As Joint Bookrunners

Banco Itaú Europa S.A.- Sucursal Financeira Exterior- Madeira

As Manager

(The lead arranger s, arrangers, bookrunner s and manager are listed for information purposes and bear no liability in such capacities in this Agreement.)

TABLE OF CONTENTS

(continued)

SCHEDULES AND EXHIBITS

SCHEDULE 1.01-A	[RESERVED]
SCHEDULE 1.01-B	Cash Equivalents
SCHEDULE 1.01-C	Existing Debt
SCHEDULE 1.01-D	Existing Liens
SCHEDULE 1.01-E	Lenders
SCHEDULE 1.01-F	Tranche A Commitments
SCHEDULE 1.01-G	Tranche B Commitments
SCHEDULE 3.01(e)	Restrictions on Subsidiary Dividends or Cash Distributions
SCHEDULE 3.01(j)	Disclosed Litigation
SCHEDULE 4.01(a)	Equity Interests
SCHEDULE 4.01(c)	Relevant Subsidiaries
SCHEDULE 4.01(l)	Material Contracts
SCHEDULE 5.01(r)	Hylsamex Board Resolution
SCHEDULE 5.02(f)	Existing Investments
SCHEDULE 8.08(k)	Representations and Warranties for Each of the Borrower and Zoompart

EXHIBIT A	Form of Notice of Borrowing
EXHIBITS	Form of Opinion of Cristian J.P. Mitrani, external general counsel to the Borrower
EXHIBIT C	Form of Opinion of Sullivan & Cromwell LLP, New York counsel to the Borrower
EXHIBIT D	Form of Opinion of Ritch, Heather y Mueller, S.C., Mexican counsel to the Borrower
EXHIBIT E	Form of Opinion of Walkers BVI, British Virgin Islands counsel to the Borrower
EXHIBIT F	Form of Opinion of Bruchou, Fernandez Madero, Lombardi & Mitrani, Argentine counsel to the Borrower
EXHIBIT G	Form of Assignment and Acceptance
EXHIBIT H	[RESERVED]
EXHIBIT I	Form of Shareholders’ Agreement
EXHIBIT J	[RESERVED]
EXHIBIT K	Form of Stock Pledge Agreement
EXHIBIT L	Subordinated Loan Agreement Terms
EXHIBIT M	Acquisition Agreement

CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 16, 2005 (this “Agreement”), among I.I.I. – INDUSTRIAL INVESTMENTS INC., a British Virgin Islands international business company, as borrower (as further defined herein, the “Borrower”), CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, together with any successor appointed pursuant to Section 7.06, the “Administrative Agent”), CITIBANK, N.A., a national banking association, as collateral agent (in such capacity, together with any successor appointed pursuant to Section 7.06, the “Collateral Agent”) and, together with the Administrative Agent, the “Agents”) and the banks and other financial institutions named herein and from time to time parties to this Agreement, as lenders (collectively, the “Lenders” and each individually a “Lender”).

WHEREAS the Borrower, Citibank N.A., as Lender, and the Agents entered into a certain Credit Agreement dated as of May 18, 2005 (the “Original Agreement”);

WHEREAS the Borrower, the Agents and certain Lenders entered into a certain Amended and Restated Credit Agreement dated as of July 26, 2005 (the “ARCA”)

WHEREAS, the parties to the ARCA desire to amend certain provisions thereof and to add certain additional parties as Lenders, Arrangers and Manager.

WHEREAS the Borrower proposes to borrow from the Lenders to finance the Acquisition (as defined below), and the Lenders, severally but not jointly, propose to lend to the Borrower, an aggregate amount of up to U.S. $1,000,000,000.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree to amend and restate the ARCA in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquired Shares” means all shares of Hylsamex (i) tendered and not withdrawn in the Mexican Offer and (ii) otherwise to be purchased by the Borrower on the Closing Date pursuant to the Acquisition Agreement.

“Acquisition” means the purchase by the Borrower and, at the option of the Borrower in accordance with the provisions of this Agreement, Siderar and, as applicable, Basilea, of an economic and voting interest in Hylsamex of greater than 50%, pursuant to the Acquisition Documents.

“Acquisition Agreement” means the Acquisition Agreement dated as of May 18, 2005 by and among the Borrower, Hylsamex and the Selling Shareholder (as defined in the Acquisition Agreement), a copy of which is attached hereto as Exhibit M, as the same may be amended from time to time in accordance with the terms hereof.

“Acquisition Documents” means the Acquisition Agreement and each other material document, agreement or instrument delivered pursuant to the Acquisition Agreement or in connection with the Acquisition.

“Acquisition Price” means an amount equal to the sum of (i) the Offer Price as in effect on the Closing Date multiplied by the total number of shares of common stock of Hylsamex purchased by the Borrower, Siderar and, as applicable, Basilea, on the Closing Date and (ii) the Amazonia, Hylsa Latin and Ylopa Equity Purchase Price.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at Citibank, N.A., 2 Penns Way Suite 200 New Castle, DE 19720, ABA Number: 021-0000-89, Account Name: Medium Term Finance, Account Number: 36852248, Contact: DaWayne Sims Telephone: 1-302-894-6011 Fax:1-212-994-0961 Email:dawayne.sims@citigroup.com.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. “Affiliate,” as applied to an Agent or a Lender, means each direct or indirect parent corporation and controlling person (within the meaning of the U.S. Securities Exchange Act of 1934, as amended) of such Lender or Agent and each direct or indirect Subsidiary of each such parent corporation and each of their respective directors, officers and agents.

“Agent Parties” has the meaning specified in Section 8.02(d).

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Allowed Investments” means (i) the acquisition of any additional direct or indirect Equity Interests in Amazonia, Ylopa and Siderar from time to time beneficially owned by Usinas Siderúrgicas de Minas Gerais S.A. - Usiminas, (ii) the acquisition of any additional direct or indirect Equity Interests in Amazonia and Ylopa from tune to time beneficially owned by Tenaris, (iii) the acquisition of any additional direct or indirect Equity Interests in Amazonia from time to time beneficially owned by Siderúrgica Venezolana Sivensa, S.A., (iv) the acquisition of additional direct or indirect Equity Interests in Hylsamex or any of its Subsidiaries, (v) the acquisition of additional Equity Interests in Siderar and (vi) holdings of Debt of, or Equity Interests in, any

Relevant Subsidiary acquired in connection with the acquisitions referred to in (i) through (v). For the avoidance of doubt, the foregoing do not constitute Net Cash Proceeds required to be prepaid pursuant to Section 2.05(c) hereof.

“Amazonia” means Consorcio Siderurgia Amazonia Ltd., a Cayman Islands corporation.

“Amazonia, Hylsa Latin and Ylopa Equity Purchase Price” has the meaning specified for such term in the Acquisition Agreement.

“Anniversary” means, with respect to any date in any month, the corresponding date in the month specified with respect to such Anniversary, provided that if such corresponding date is not a Business Day, such Anniversary shall be the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Anniversary shall be the next preceding Business Day; provided, further that if there is no such corresponding date in such specified month, such Anniversary shall be the last day of such specified month.

“Anticipated Acquired Shares” means (i) in the event that the Acquired Shares represent 88% or more of the total number of Hylsamex shares then outstanding and the Borrower indicates pursuant to the Section 3.01(q) that it intends to pursue the acquisition of the remaining outstanding Hylsamex shares, all outstanding Hylsamex shares, and (ii) otherwise, the Acquired Shares.

“Applicable GAAP” means, with respect to the Borrower prior to the Zoompart Succession, IFRS, and upon and after the Zoompart Succession, IFRS for all Consolidated financial statements of the Borrower and Luxembourg generally accepted accounting principles for all unconsolidated financial statements of the Borrower, and with respect to any other Person, generally accepted accounting principles required to be applied to such Person in the jurisdiction of its incorporation or organization and used in preparing such Person’s financial statements, in each case as in effect from time to time and consistently applied.

“Applicable Margin” means, as of any date:

(a) with respect to the Tranche A Loans, the amount set forth below for the period during which such date occurs:

Period from the Borrowing Date	Applicable Margin
Through Month 9	75.0 basis points
Month 10 – Month 18	150.0 basis points
Month 19 – Month 24	200.0 basis points
Month 25 – Month 30	300.0 basis points
After Month 30	400.0 basis points

(b) with respect to the Tranche B Loans, the amount set forth below for the Leverage Ratio of the Borrower in effect on such date:

Leverage Ratio of the Borrower	Applicable Margin
2.00 or greater	300.0 basis points
at least 1.00 but less than 2.00	250.0 basis points
at least 0.75 but less than 1.00	175.0 basis points
less than 0.75	137.5 basis points

“ARCA” has the meaning specified in the recitals to this Agreement.

“Argentina” means the Republic of Argentina.

“Arrangers” means ABN AMRO Bank N.V., WestLB AG, New York Branch, JPMorgan Chase Bank, N.A., BBVA Bancomer, SA, Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán and Banca Nazionale del Lavoro, S.p.A., New York Branch, in their capacities as arrangers.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, if applicable, the Borrower, in substantially the form of Exhibit G hereto.

“Basilea” means Inversiones Basilea S.A. a Chilean corporation (sociedad anónima).

“Borrower” means I.I.I. or, on and after consummation of the Zoompart Succession, Zoompart.

“Borrowing” has the meaning specified in Section 2.02(a).

“Borrowing Amount” means, to the extent that Acquired Shares represent at least 70% of the economic and voting interest in Hylsamex, US $1,000,000,000. In the event that the Acquired Shares represent less than 70% of the economic and voting interest in Hylsamex, then the Borrowing Amount shall be reduced by US $14.2 Million for each percentage point represented by the Acquired Shares below 70%.

“Borrowing Date” has the meaning specified in Section 2.02(a).

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City, Mexico City, Mexico, and London, England and on which dealings in Dollars are carried on in the London interbank market.

“BVIBC Act” means the BVI Business Companies Act, 2004 of the laws of the British Virgin Islands.

“Capital Contribution” means one or more irrevocable capital contributions and/or Subordinated Loans to the Borrower by one or more of its direct or indirect beneficial owners and/or unaffiliated third parties in an aggregate amount of not less than the sum of: (a) US $400 Million, (b) the Amazonia, Hylsa Latin and Ylopa Equity Purchase Price, and (c) the Excess Capital Contribution.

“Capital Expenditures” means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with IFRS, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year.

“Capital Investments” means, without duplication, for any Person for any period, all Investments of the kind permitted by Section 5.02(f)(iii) (including, for the avoidance of doubt, any potential Investment listed in Schedule 5.02(f) that is consummated after the date of the Original Agreement) made, directly or indirectly, by such Person or any of its Subsidiaries during such period, other than intercompany Debt meeting all the qualifications contained in clause (y) of Section 5.02(b).

“Capitalized Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Applicable GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Applicable GAAP.

“Cash Equivalents” means any of the items listed on Schedule 1.01-B, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Permitted Liens and having a maturity as described.

“Cash Payment” has the meaning assigned to it in the Siderar Term Loan.

“CGMI” means Citigroup Global Markets, Inc.

“Change of Control” means any of (a) any event, upon the occurrence of which San Faustin N.V., a Netherlands Antilles corporation and any successor thereto (“San Faustin”), shall cease (i) beneficially to own (determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as in effect on the date of original execution of this Agreement), directly or indirectly, shares of capital stock of the Borrower entitling San Faustin to exercise more than 50% of the total voting power of all shares of capital stock of the Borrower entitled to vote generally in elections of directors or (ii) otherwise to possess, directly or indirectly the power to direct or cause the direction of the management or policies of the Borrower, by contract or otherwise or (b) failure by the shareholders of San Faustin to re-elect, at any annual or other shareholders’ meeting of San Faustin where such directors are elected, at least a majority of the then-serving directors; provided that, for purposes hereof, the election of a replacement director for any deceased or incapacitated director shall have the same effect as the re-election of such deceased or incapacitated director.

“Chile” means the Republic of Chile.

“Citibank” means Citibank, N.A. and each Subsidiary and Affiliate thereof.

“Closing Date” has the meaning specified in the Acquisition Agreement.

“Co-Collateral Agent” means Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex.

“Collateral” means all Equity Interests in Hylsamex owned by the Borrower and all other “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent or the Co-Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Documents” means the Stock Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent or the Co-Collateral Agent for the benefit of the Secured Parties.

“Commitments” means the Tranche A Commitments and the Tranche B Commitments.

“Communications” has the meaning specified in Section 8.02(b).

“Confidential Information” means information that the Borrower or any of its Subsidiaries furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include (i) the tax treatment and tax structure of the Acquisition and the Loans and all materials of any kind (including tax opinions or analyses) that are provided to the Administrative Agent or a Lender related to such tax treatment and tax structure and (ii) any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from any other source.

“Consolidated” refers to the consolidation of accounts in accordance with Applicable GAAP.

“Consolidated Net Income” means, for any period, for any Person, the net income of such Person and its Subsidiaries determined under Applicable GAAP on a Consolidated basis for that period.

“Core Asset” means, with respect to any Person, any asset of such Person that is material to the conduct of the business of such Person as presently conducted.

“Debt” of any Person means, without duplication (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Debt of others secured by a Lien on any asset or property of such Person, up to the value of such asset, as recorded in such Person’s most recent balance sheet, (vi) all Obligations of such Person incurred in connection with trade finance and/or secured export note issuances or trade receivables securitizations, (vii) all Obligations of such Person under repurchase agreements for stock issued by such Person or another Person, (viii) all net Obligations under any Hedge Agreements, and (ix) all Obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing Obligations of any other Person of the kind referred to in clauses (i) through (viii).

“Debt Service” means, as of any date of determination with respect to the Borrower, the amount of all scheduled payments of principal of and interest on all Debt of the Borrower becoming due and payable in the twelve months preceding such date, disregarding, for purposes of determining such amount with respect to the Borrower, any amount required to be paid by the Borrower in respect of Excess Cash for such period.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Designated Officer” shall mean the chief financial officer, the principal accounting officer, the treasurer or the controller or any other senior officer of a Person designated as such in writing to the Administrative Agent.

“Disclosed Litigation” has the meaning specified in Schedule 3.01(j) hereto.

“Disregarded Hylsa Debt Amount” means such amount of Debt as may be incurred by Hylsa and applied to the payment in full of the US $161 Million of notes due 2010 described in Schedule 1.01(c) hereto; provided that such amount shall constitute the “Disregarded Hylsa Debt Amount” solely for a period beginning on the date of incurrence thereof and ending on the earlier of (i) the date that is 2 Business Days after the date of incurrence thereof and (ii) the date of application thereof to the payment in full of the Debt of Hylsa described above; at all other times the Disregarded Hylsa Debt Amount shall equal zero.

“Distributable Income” means, at any time, the maximum amount of income distributable by a Person at such time under the laws of such Person’s jurisdiction, as certified by independent certified public accountants of recognized international standing pursuant to Section 5.01(j).

“Distribution” has the meaning specified in Section 5.01(q).

“EBITDA” means, for any Person for any period, the sum, determined on a Consolidated basis, of (a) operating income (utilidad de operación) and (b) depreciation and amortization expense (to the extent deducted from operating income), in each case determined in accordance with Applicable GAAP.

“Effective Date” has the meaning specified in Section 3.01.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any applicable Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local, national, regional or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Event of Default” has the meaning specified in Section 6.01.

“Excess Capital Contribution” means the Excess Price, unless Siderar and, if applicable, Basilea are to acquire any shares of Hylsamex pursuant to the Acquisition, in which case “Excess Capital Contribution” means the Excess Price multiplied by the percentage specified to the Lenders by the Borrower as the percentage of the Excess Price to be paid by the Borrower pursuant to Section 3.01(q) hereof, solely to the extent that Siderar includes the remaining amount of the Excess Price in its Cash Payment payable pursuant to the Acquisition (provided that Basilea may, as provided herein, pay up to US $85 Million of the Cash Payment in accordance with the terms hereof), and the resulting amounts of shares to be purchased by the Borrower, Siderar and/or Basilea would not result in failure to fulfill any condition set forth in Article III hereof (including, without limitation, Section 3.02(d)(ii) hereof).

“Excess Cash” of the Borrower for any period means (a) all cash or cash equivalents received by the Borrower during such period from any source, other than (x) the Capital Contribution and (y) any amounts received by the Borrower to the extent required to be applied to any mandatory prepayment of principal of the Loans hereunder pursuant to Section 2.05(c) or 2.05(f) minus (b) the sum of (i) all Scheduled Debt Service of the Borrower for such period, (ii) all Income Taxes of the Borrower for such period and (iii) all recorded expenses of the Borrower, up to a maximum of US $1 Million in the aggregate for any month in any fiscal year of the Borrower (provided that any unused portion of amounts available hereunder in any month may be carried over to the following month) and US $10 Million in the aggregate for any fiscal year of the Borrower, paid by the Borrower during such period.

“Excess Price” means the product of (a)(i) the total number of Anticipated Acquired Shares divided by (ii) the total number of Hylsamex shares outstanding and (b) the greater of (x) zero and (y)(A) the product of the Offer Price as then in effect and the total number of Hylsamex shares outstanding, minus (B) US $1,980,000,000.

“Existing Debt” means outstanding Debt of the Subsidiaries, as set forth on Schedule 1.01-C hereto.

“Existing Liens” means Liens on the property or assets of each of the Material Subsidiaries, as set forth on Schedule 1.01-D hereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the amended and restated fee letter dated as of May 17, 2005 among the Borrower, Citibank and CGMI.

“Fees” has the meaning specified in Section 2.03(e).

“Fifth Prepayment Date” has the meaning specified in Section 2.05(b).

“First Prepayment Date” has the meaning specified in Section 2.05(b).

“Foreign Collateral” has the meaning specified in Section 7.08.

“Fourth Prepayment Date” has the meaning specified in Section 2.05(b).

“Free Cash Flow” means, for any Person for any period, EBITDA plus cash interest income of such Person for such period, less Income Taxes, Capital Expenditures and Capital Investments (to the extent made in compliance with Sections 5.02(f) and 5.03(iv)), Scheduled Debt Service, Includible Prepayments (if any) and variations in Working Capital made in the ordinary course of business, with respect to such period.

“Goods” means steel products such as slabs, hot and cold rolled products, tinplate, galvanized, electrogalvanized, pre-painted products, billets, wire rod, bars and any other tailor-made steel-related products that any Person may manufacture or sell from time to time for its clients.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodities or energy price hedge agreements and other similar agreements.

“Hylsamex” means Hylsamex, S.A. de C.V., a Mexican corporation (sociedad anónima de capital variable).

“I.I.I.” means I.I.I. – Industrial Investments Inc., a British Virgin Islands international business company or, upon re-registration under the BVIBC Act, a business company.

“IFRS” means the International Financial Reporting Standards.

“Includible Prepayment” means, for any period with respect to any Person at any time that any Tranche A Loans remain outstanding hereunder, the aggregate principal amount of any optional prepayment of principal on the Siderar Term Loan made during such period, solely to the extent that: (i) such prepayment was necessary in order to avoid a default under the leverage ratio covenant in the Siderar Term Loan, and resulted in a leverage ratio (as defined in the Siderar Term Loan) of not less than 1.15 as of the next date of determination thereof; and (ii) an amount equal to the amount of such prepayment was provided to the Borrower by Siderar and applied in full towards a prepayment of principal hereunder pursuant to Section 2.06. ‘

“Income Taxes” means, for any period, all payments by such Person during such period of taxes on net income and franchise taxes that are imposed upon such Person by any Governmental Authority, including, for the avoidance of doubt with regard to Mexico, the Participation de los Trabajadores en las Utilidades de la Empresa.

“Indemnified Costs” has the meaning specified in Section 7.05.

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Interest Period” means, with respect to all Loans of any Tranche: (i) initially, the period beginning on (and including) the Borrowing Date and ending on (but excluding) the date selected by the Borrower in the Notice of Borrowing with respect to such Tranche and (ii) thereafter, the period beginning on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(i) if a scheduled repayment of principal of Loans of such Tranche would otherwise occur during an Interest Period, the Interest Period shall end on the date of such scheduled repayment;

(ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

(iv) upon the occurrence and during the continuance of an Event of Default, the Borrower shall not be permitted to select the duration of any Interest Period; and the Administrative Agent shall select such duration, and may, at its discretion, select an Interest Period of one week or one day, in addition to the periods provided for above; and

(v) in the event that the Borrower or the Administrative Agent, as the case may be, shall fail to select any Interest Period, such Interest Period shall be of the same duration (subject to clauses (i) through (iv) above) as the immediately preceding Interest Period.

“Intermediate Holding Company” means any Subsidiary of the Borrower other than a Material Subsidiary through which the Borrower directly or indirectly owns any

Equity Interest in any of Amazonia, Ylopa or any Material Subsidiary (which Person shall conduct no business or operations and have no assets, other than with respect to the owning of such Equity Interest and in connection with the performance of the Obligations of the Borrower hereunder). Without limitation of the foregoing, Basilea shall be considered an Intermediate Holding Company hereunder, and shall at all times be required to be at least 99.9% directly owned by Siderar, unless (i) it does not acquire any Hylsamex shares and (ii) no amount is borrowed under the Siderar Term Loan and disbursed to purchase Hylsamex shares.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or assets of such Person in each case not in the ordinary course of business, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (vii) of the definition of “Debt” in respect of such Person.

“Joint Bookrunners” means CGMI, BNP Paribas, BAYERISCHE HYPO- UND VEREINSBANK AG and HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, in their capacities as jointbookrunners.

“Joint Lead Arrangers” means Calyon New York Branch and Mediobanca - Banca di Credito Finanziario S.p.A., in their capacities as joint lead arrangers.

“Lenders” means each Lender listed in Schedule 1.01-E hereto and each Person becoming a party hereto as a Lender from time to time pursuant to Section 8.07.

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule 1.01-E hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated total Debt of a Person and its Subsidiaries, as at the end of the most recently ended fiscal quarter of such Person, to (b) EBITDA of such Person and its Subsidiaries for the four consecutive fiscal quarters ending as at the end of the most recently ended fiscal quarter of such Person; provided, that for purposes of such calculation (i) with respect to any Material Subsidiary, the outstanding principal amount of any Subordinated Loan made to such Material Subsidiary by the Borrower pursuant to an Investment permitted under Section 5.02(f)(iii) hereof shall be disregarded, (ii) with respect to Hylsamex, the Disregarded Hylsa Debt Amount, if any, shall be disregarded and (iii) with respect to each of Hylsamex and Siderar, the outstanding principal amount of any Debt that meets all the qualifications contained in clause (y) of Section 5.02(b) shall be disregarded.

“LIBOR” means, for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates, or otherwise if no such Person has been so nominated) for a period equal to or most nearly equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “LIBOR” shall be the interest rate per annum determined by the Administrative Agent using the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum quoted by Reference Banks (as quoted to the Administrative Agent at its request) at which each Reference Bank is offering Dollar deposits for the relevant Interest Period to prime banks in the London interbank market at or about 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of the relevant Interest Period.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (a) this Agreement, (b) the Collateral Documents, (c) the Shareholders’ Agreement, (d) the Tenaris Letter, (e) upon the occurrence of the Zoompart Succession, the Zoompart Succession Documents and (f) each other agreement, document or instrument delivered pursuant to the terms of any of the foregoing.

“Loans” has the meaning specified in Section 2.01(b).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Majority Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Loans owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

“Manager” means Banco Itaú Europa S.A.- Sucursal Financeira Exterior-Madeira, in its capacity as manager.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and the Material Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document or (c) the ability of the Borrower to perform its obligations under any Loan Document.

“Material Contract” means, with respect to any Person, each contract to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of US $30 Million (or its equivalent in other currencies) or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

“Material Subsidiary” means, with respect to any Person, any Subsidiary of such Person that would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the U.S. Securities and Exchange Commission; provided, that, notwithstanding the foregoing, (i) each of Hylsamex, Hylsa S.A. de C.V. (“Hylsa”), Galvak, S.A. de C.V. (“Galvak”), Siderar, Sidor and Techintrade shall at all times (including prior to the consummation of the Acquisition) be deemed to be a Material Subsidiary of the Borrower and (ii) each of Hylsa and Galvak shall be deemed to be Material Subsidiary of Hylsamex.

“Mexican Offer” has the meaning specified in the Acquisition Agreement.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any sale or issuance of securities or sale of assets conducted by any Person, gross cash proceeds thereof, less all Taxes and all reasonable and documented out-of-pocket fees and expenses in connection with such sale or issuance (including fees and expenses of the agents, underwriters, lead arrangers and/or lenders thereunder and reasonable and documented fees and expenses of counsel) payable by such Person or any of its Subsidiaries in connection therewith.

“New York Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.0 l(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other             , amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Offer Price” as of any date, means the “Offer Price,” as defined in the Acquisition Agreement, as of such date.

“Operating Cash Flow” means, as of any date of determination with respect to the Borrower, all Distributions received from Subsidiaries during the previous 12 months, less Income Taxes, Capital Expenditures and Capital Investments (to the extent made in compliance with Sections 5.02(f) and 5.03(iv) hereof), and variations in Working Capital made in the ordinary course of business.

“Original Agreement” has the meaning specified in the recitals to this Agreement.

“Other Taxes” shall have the meaning specified in Section 2.12(b).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“Permitted Accounts Receivable” means, at any time with respect to any Person, accounts receivable of such Person which (a) have been created by the sale of Goods then delivered, or the rendering of services then performed, by such Person, (b) have been billed pursuant to the terms of the agreement relating to the sale of such Goods or the rendering of such services, and (c) in the aggregate, do not exceed $80 Million over any fiscal quarter and $200 Million over any fiscal year.

“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) Liens incidental to the normal conduct of business of the Borrower or any of its Subsidiaries or the ownership of their respective properties, including easements, rights of way, restrictions, leases and other similar title encumbrances or rights in rem on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the value, stability or use of such property for its present purposes; (d) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (e) Liens on cash required for and deposits and pledges to secure bonds required to be posted in connection with the purchase or sale of foreign currency or otherwise required pursuant to applicable exchange control regulations, pledges or deposits securing bids, surety and appeal bonds, tenders, performance of tenders, statutory obligations, surety bonds, performance bonds, contracts (other than contracts for the payment of money) or leases to which the Borrower is a party as lessee (other than capital leases), in each case incurred in the ordinary course of business.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Platform” has the meaning specified in Section 8.02(c).

“Process Agent” has the meaning specified in Section 8.12(b).

“Reference Banks” means the principal London offices of four major banks in the London interbank market, as reasonably selected by the Administrative Agent.

“Register” has the meaning specified in Section 8.07(c).

“Regulation D” means Regulation D of the board of directors of the U.S. Federal Reserve System, as in effect from time to time.

“Relevant Subsidiary” means each Material Subsidiary and each of Amazonia, Ylopa and each Intermediate Holding Company.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“San Faustin” has the meaning specified in the definition of “Change of Control.”

“Scheduled Debt Service” means for any period with respect to any Person, the amount of all payments of principal of and interest on all Debt of such Person paid or payable by such Person on a regularly scheduled payment date during such period, disregarding, for purposes of determining such amount with respect to the Borrower, any amount required to be paid by the Borrower in respect of Excess Cash for such period.

“Second Prepayment Date” has the meaning specified in Section 2.05(b).

“Secured Obligations” means all the Obligations of the Borrower owing to any of the Secured Parties and existing under the Loan Documents.

“Secured Parties” means the Lenders and the Agents.

“Shareholders’ Agreement” means a Shareholders’ Agreement, in the form of Exhibit I hereto, to be entered into by Siderar, Basilea in the event that it acquires any Equity Interest in Hylsamex, the Collateral Agent, the Borrower and the Administrative Agent on or prior to the Closing Date, in the event that Siderar acquires any Equity Interest in Hylsamex.

“Siderar” means Siderar S.A.I.C., an Argentine corporation (sociedad anónima).

“Siderar Term Loan” means the US $380 Million credit agreement to be entered into by Siderar, the lenders party thereto and Citibank, N.A., as administrative agent, as the same may be amended, modified or supplemented from time to time, in each case in form and substance satisfactory to the Majority Lenders.

“Sidor” means Sidor, C.A., a Venezuelan corporation.

“Sixth Prepayment Date” has the meaning specified in Section 2.05(b).

“Stock Pledge Agreement” means (i) a Contrato de Prenda, to be entered into by the Borrower, the Collateral Agent, the Co-Collateral Agent, the Administrative Agent and Hylsamex in the form of Exhibit K hereto, together with each other deed, endorsement or supplement required to be delivered thereunder, if any, to create a security interest on the Collateral in favor of the Co-Collateral Agent thereunder, or (ii) if simultaneously with the Borrowing, the Borrower is unable to create a security interest pursuant to such a Contrato de Prenda, the Borrower agrees to create a security interest on the Collateral in favor of the Collateral Agent and/or the Co-Collateral Agent by means of a Contrato de Caución Bursátil in form and substance acceptable to the Agents and the Majority Lenders to be entered into by the Borrower, the Collateral Agent and/or the Co-Collateral Agent and such Mexican broker dealers acceptable to the Collateral Agent as administrator and executor, provided that such Contrato de Caución Bursátil must be replaced by a Contrato de Prenda, in the form of Exhibit K hereto, within 15 Business Days of the Borrowing Date.

“Subordinated Loan” means any loan having the terms and conditions attached hereto as Exhibit L.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Syndication Period” means a period beginning on the date of the Original Agreement and ending at such time as is specified in the Commitment Letter, dated as of April 25, 2005, between the Borrower and CGMI.

“Taxes” shall have the meaning specified in Section 2.12(a).

“Techintrade” means Techintrade Uruguay S.A., a Uruguayan corporation (sociedad anónima).

“Tenaris” means Tenaris S.A., a Luxembourg corporation (société anonyme holding).

“Tenaris Letter” means a legally binding letter agreement approved by the Board of Directors of Tenaris, in form and substance satisfactory to the Majority Lenders and the Administrative Agent, from Tenaris to the Borrower, irrevocably committing Tenaris to transfer at least 21% of each of Amazonia and Ylopa to the Borrower within six (6) months after the Borrowing Date.

“Termination Date” means the earlier of (a) the date that is 125 days after the date of the Original Agreement, and (b) the date of termination in whole of the Commitments pursuant to Sections 2.04 or 6.01.

“Termination Event” means the earlier of (i) the termination or abandonment of the Acquisition Agreement, for any reason, by any or all parties thereto prior to the occurrence of the Closing Date and (ii) failure of the Acquisition to occur within 125 days after the date of the Original Agreement.

“Third Prepayment Date” has the meaning specified in Section 2.05(b).

“Tranche”, when used with respect to Loans or Commitments, refers to whether such Loans or Commitments are Tranche A Loans or Tranche B Loans, or Tranche A Commitments or Tranche B Commitments, as applicable.

“Tranche A Borrowing” means the Borrowing of Tranche A Loans hereunder.

“Tranche A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Loans hereunder, expressed as an amount representing the maximum principal amount of such Tranche A Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The initial amount of each Lender’s Tranche A Commitment is set forth on Schedule 1.01-F hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its initial Tranche A Commitment, as applicable.

“Tranche A Loan” has the meaning specified in Section 2.01(a).

“Tranche A Maturity Date” means the third anniversary of the Borrowing Date; provided that if such day is not a Business Day, the Tranche A Maturity Date shall be the next preceding Business Day.

“Tranche B Borrowing” means the Borrowing of Tranche B Loans hereunder.

“Tranche B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Loans hereunder, expressed as an amount representing the maximum principal amount of such Tranche B Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The initial amount of each Lender’s Tranche B Commitment is set forth on Schedule 1.01-G hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its initial Tranche B Commitment, as applicable.

“Tranche B Loan” has the meaning specified in Section 2.01(b).

“Tranche B Maturity Date” means the fifth anniversary of the Borrowing Date; provided that if such day is not a Business Day, the Tranche B Maturity Date shall be the next preceding Business Day.

“United States” or “U.S.” means the United States of America.

“Up-Front Fee” means, with respect to any Lender, the amount of the “Up-Front Fee” set forth in the Fee Letter.

“U.S. Dollars”, “US $”, “Dollars” and “$” means the lawful currency of the United States.

“Venezuela” means the Bolivarian Republic of Venezuela.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Working Capital” means the sum of inventory and accounts receivable less accounts payable and Income Taxes.

“Ylopa” means Ylopa-Servicos de Consultadoria Lda., a Portuguese corporation.

“Zoompart” means Zoompart Holding, S.A., a Luxembourg corporation (société anonyme holding) (including as renamed from time to time).

“Zoompart Accession Agreement” means an accession agreement in form and substance satisfactory to the Lenders and the Administrative Agent.

“Zoompart Succession” means the accession of Zoompart to all the rights and obligations of I.I.I. under each of the Loan Documents and each of the Acquisition Documents as and to the extent then in effect pursuant to Section 8.08 hereof.

“Zoompart Succession Date” has the meaning specified in Section 8.08.

“Zoompart Succession Documents” has the meaning specified in Section 8.08(e).

SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until each mean “to but excluding”, and computations of interest during a period of time shall include the first day of such period and exclude the last day of such period.

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with IFRS.

ARTICLE II

AMOUNTS AND TERMS OF THE COMMITMENTS AND THE LOANS

SECTION 2.01. Commitments to Make Loans. (a) Upon the terms and subject to the conditions set forth herein, each Lender with a Tranche A Commitment agrees to make a loan (each, a “Tranche A Loan”) to the Borrower on the Borrowing Date in a principal amount equal to its pro rata portion (in accordance with the respective Tranche A Commitments of all Lenders as of the Borrowing Date) of the Dollar amount of such Tranche A Borrowing set forth in the Notice of Borrowing; provided that the principal amount of Tranche A Loans made by any Lender hereunder shall not exceed the amount of such Lender’s Tranche A Commitment.

(b) Upon the terms and subject to the conditions set forth herein, each Lender with a Tranche B Commitment agrees to make a loan (each, a “Tranche B Loan”, and collectively, together with the Tranche A Loans, the “Loans”) to the Borrower on the Borrowing Date in a principal amount equal to its pro rata portion (in accordance with the respective Tranche B Commitments of all Lenders as of the Borrowing Date) of the Dollar amount of the Tranche B Borrowing set forth in the Notice of Borrowing; provided that the principal amount of Tranche B Loans made by any Lender shall not exceed the amount of such Lender’s Tranche B Commitment.

(c) Amounts repaid in respect of Loans may not be reborrowed. All Loans shall be funded in Dollars, as more fully set forth in Section 2.02(a). The Commitments of the Lenders are several, i.e., the failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender’s failure to make Loans as and when required hereunder.

SECTION 2.02. Making the Loans. (a) The borrowing of Loans hereunder (the “Borrowing”) shall be made on notice by the Borrower to the Administrative Agent (which shall give to each Lender prompt notice thereof) by a written notice of Borrowing (the “Notice of Borrowing”) delivered to the Administrative Agent by facsimile transmission, immediately confirmed by telephone, in substantially the form of Exhibit A hereto, not later than 10:00a.m. New York City time, on the third Business Day prior to the proposed Borrowing Date. The Notice of Borrowing shall specify therein (i) the proposed date of the Borrowing, which shall be a Business Day not later than five Business Days after the Effective Date (the “Borrowing Date”), (ii) the proposed aggregate principal amount of the Borrowing, (iii) the aggregate principal amount of the Tranche A Borrowing and the aggregate principal amount of the Tranche B Borrowing included in such proposed Borrowing, (iv) the duration selected by the Borrower for the Interest Period with respect to any Tranche beginning on such Borrowing Date, and (v) payment instructions with respect to the proceeds of the Loans. Each Lender shall, before 10:00a.m. (New York City time) on the date of the Borrowing, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of the Borrowing as determined in accordance with Section 2.01. After the Administrative Agent’s receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Article III, the Administrative Agent shall disburse such funds in accordance with the payment instructions specified in the Notice of Borrowing.

(b) The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing for the Borrowing the applicable conditions set forth in Article III, including, without duplication, any loss, cost or expense required to be paid by the Borrower pursuant to Section 2.11 hereof.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, disburse in accordance with subsection (a) of this Section 2.02 on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, each of such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising the Borrowing with respect to the Loans of the Tranche in respect of which such funds were advanced by the Administrative Agent and (ii) in the case of such Lender, the Federal Funds Rate as in effect for each such day. Any repayment by a Lender to the Administrative Agent in respect of such an amount shall constitute for all purposes hereunder a Loan made under the relevant Tranche by such Lender on the Borrowing Date.

(d) The failure of any Lender to make the Loan to be made by it as part of the Borrowing on the Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan or Loans on the Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the Borrowing Date.

SECTION 2.03. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders, on or prior to the Borrowing Date, the aggregate amount of Up-Front Fees with respect to each Lender hereunder.

(b) Upon the terms and subject to the conditions set forth in the Fee Letter, the Borrower agrees to pay to the Administrative Agent for the account of one or more Lenders serving as sub-underwriters or Joint Lead Arrangers as contemplated by the Fee Letter the fees payable to the sub-underwriters as set forth in the Fee Letter, in two equal installments, the first of which shall be paid on or prior to the date hereof, and the second of which shall be paid on or prior to the Borrowing Date.

(c) Upon the terms and subject to the conditions set forth in the Fee Letter, the Borrower agrees to pay, in two equal installments, the first of which shall be paid on or prior to the date hereof and the second of which shall be paid on or prior to the Borrowing Date, all fees payable to CGMI as set forth in the Fee Letter.

(d) The Borrower agrees to pay to each Agent for its own account such fees as the Borrower and such Agent shall from time to time agree in writing.

(e) The Borrower shall make each payment of fees under this Section 2.03 (collectively, the “Fees”) without deduction in respect of any right of counterclaim or set-off, not later than 10:00 a.m. (New York City time) on the date when due in U.S. Dollars in same day funds. The Administrative Agent shall promptly thereafter cause to be distributed to each Lender for the account of its Lending Office any such Fees paid to the Administrative Agent on behalf of such Lender.

SECTION 2.04. Termination or Reduction of the Commitments. (a) On the Termination Date, and from time to time thereafter upon each repayment or prepayment of the Loans, each Lender’s Commitment shall be automatically and permanently reduced by an amount equal to such Lender’s unused Commitment.

(b) Upon the occurrence of a Termination Event, each Lender’s Commitment shall be reduced to zero.

(c) On the Effective Date, the amount of the Lenders’ Tranche A Commitments and Tranche B Commitments shall be reduced, pro rata, to an aggregate amount equal to the Borrowing Amount.

SECTION 2.05. Payment at Maturity; Amortization and Mandatory Prepayments. (a) Maturity. Without limitation of Section 2.05 (b), (c), (e) and (f), the Borrower unconditionally promises to pay (i) on the Tranche A Maturity Date, to the Administrative Agent for the account of each Lender with a Tranche A Loan, the then unpaid principal amount of such Lender’s Tranche A Loan and (ii) on the Tranche B Maturity Date, to the Administrative Agent for the account of each Lender with a Tranche B Loan, the then unpaid principal amount of such Lender’s Tranche B Loan.

(b) Scheduled Amortization and Prepayment from Excess Cash of Tranche A Loans. Subject to adjustment pursuant to Section 2.05(d), the Borrower shall repay the Tranche A Loans as follows:

(i) On the 6-month Anniversary of the Borrowing Date (the “First Prepayment Date”), US $40 Million;

(ii) On the 12-month Anniversary of the Borrowing Date (the “Second Prepayment Date”), US $40 Million plus an amount equal to 75% of Excess Cash at the Borrower, if any, for the period from the First Prepayment Date to the Second Prepayment Date;

(iii) On the 18-month Anniversary of the Borrowing Date (the “Third Prepayment Date”), US $50 Million plus an amount equal to 75% of Excess Cash at the Borrower, if any, for the period from the Second Prepayment Date to the Third Prepayment Date;

(iv) On the 24-month Anniversary of the Borrowing Date (the “Fourth Prepayment Date”), US $50 Million plus an amount equal to 75% of Excess Cash at the Borrower, if any, for the period from the Third Prepayment Date to the Fourth Prepayment Date;

(v) On the 30-month Anniversary of the Borrowing Date (the “Fifth Prepayment Date”), US $160 Million plus an amount equal to 75% of Excess Cash at the Borrower, if any, for the period from the Fourth Prepayment Date to the Fifth Prepayment Date; and

(vi) On the 36-month Anniversary of the Borrowing Date (the “Sixth Prepayment Date”), US $160 Million.

(c) Mandatory Prepayment of Tranche A Loans with Net Cash Proceeds of Debt Equity Offering or Asset Sales. The Borrower shall, within five Business Days after consummation of any of the following, apply to the prepayment of principal of the Tranche A Loans 100% of the Net Cash Proceeds of (i) the sale or issuance by the Borrower of any of its Equity Interests or (ii) the disposition or sale by the Borrower of any of its property or assets (other than cash and Cash Equivalents in compliance with the provisions of the Loan Documents and other than any sale or disposition that, individually and in the aggregate, is of de minimis effect).

(d) Application of Mandatory Prepayments of Tranche A Loans. Each prepayment of principal of Tranche A Loans made (i) in respect of Excess Cash as provided under Section 2.05(b) or (ii) pursuant to Section 2.05(c), shall be applied to reduce the fixed amortizations of principal stated in Section 2.05(b) in inverse order of maturity.

(e) Scheduled Amortization of Tranche B Loans. Subject to adjustment pursuant to Section 2.05(g), the Borrower shall repay the Tranche B Loans on each Anniversary of the Borrowing Date set forth below, in the amount equal to the specified percentage of the Tranche B Loans:

Anniversary of Borrowing Date	Percentage of Tranche B Loans
12-month	9.5%
18-month	10.0%
24-month	10.0%
30-month	11.0%
36-month	11.0%
42-month	11.0%
48-month	11.0%
54-month	13.0%
60-month	13.5%

(f) Mandatory Prepayment of Tranche B Loans with Excess Cash and Net Cash Proceeds of Equity Offering. At any time after the Tranche A Loans have been repaid in full, the Borrower shall apply to the prepayment of principal of the Tranche B Loans (i) on each subsequent principal payment date set forth in Section 2.05(e) above, at least 25% of Excess Cash at the Borrower, if any, for the period from the last such principal payment date to such principal payment date, and (ii) on the next Interest Payment Date to occur after consummation thereof and up to an aggregate maximum amount of US $22 Million, 100% of the Net Cash Proceeds from any sale or issuance by the Borrower of any of its Equity Interests.

(g) Application of Prepayments of Tranche B Loans. Any prepayment of principal of Tranche B Loans pursuant to Section 2.05(f) shall be applied, ratably in accordance with the amounts payable thereunder, to reduce each remaining fixed amortization of principal stated in Section 2.05(e).

(h) Mandatory Prepayment of All Loans Upon Termination Event. The Borrower shall prepay the entire principal amount of all Loans outstanding hereunder, together with any and all other Obligations of the Borrower owing under the Loan Documents, immediately upon the occurrence of a Termination Event.

(i) Interest and Other Amounts. Each payment of principal under this Section 2.05 shall be made together with interest accrued thereon through the date of such payment, and all other Obligations then due and payable hereunder, including, without limitation, any break-funding payments due pursuant to Section 2.11 hereof and any amounts payable pursuant to Section 2.12.

SECTION 2.06. Optional Prepayments. (a) The Borrower shall have the right at any time to prepay the Tranche A Loans and, once the Tranche A Loans have been repaid in full, the Tranche B Loans, in each case, ratably in whole or in part, subject to the provisions of this Section 2.06, in an aggregate principal amount of not less than US $5 Million and integral multiples of US $1 Million thereof or, if less, the then outstanding aggregate principal amount of the Loans of such Tranche. Each such prepayment of principal shall be made together with interest accrued thereon through the date of such payment, and all other Obligations then due and payable hereunder, including, without limitation, any break-funding payments due pursuant to Section 2.11 hereof and any amounts payable pursuant to Section 2.12. Prepayments of principal hereunder shall be applied to the remaining scheduled principal payments in respect of such Loans in the same fashion as mandatory prepayments are applied to such Loans pursuant to Section 2.05.

(b) The Borrower shall notify the Administrative Agent in writing by facsimile transmission, immediately confirmed by telephone and/or e-mail, in accordance with the provisions hereof, which notice shall be not later than 10:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans of each Tranche or portion thereof to be prepaid. Promptly after it receives any such notice, the Administrative Agent shall advise the affected Lenders of the contents thereof.

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender for each day from the Borrowing Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to LIBOR for such Interest Period plus the relevant Applicable Margin. Interest shall be payable in arrears on the last day of each Interest Period.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Loan owing to each Lender, payable in arrears on the dates referred to in paragraph (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to paragraph (a) above and (ii) to the fullest extent permitted by law, the amount of any principal, interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid pursuant to paragraph (a) above.

SECTION 2.08. Interest Rate Determination. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a).

SECTION 2.09. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Loans (excluding for purposes of this Section 2.09 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Lending Office, or any political subdivision thereof), then the Borrower shall, and from time to time, within five Business Days of the prior written demand (accompanied by a certificate of such Lender specifying the amount so demanded, which certificate shall be conclusive and binding for all purposes hereunder, absent manifest error) by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that, other than during the Syndication Period or any time that a Default shall have occurred and be continuing, (1) the Borrower shall not be liable to pay any such additional amounts which relate to a period of time preceding the date which is 90 Business Days prior to the date of such Lender’s written demand; (2) no increased cost shall be compensated to the extent resulting from a failure by such Lender to comply with any regulatory change or which arises solely as a result of and simultaneously with a change in the Lending Office (other than to the extent such change is required by law or regulations applicable to such Lender or to the extent such increased costs would have occurred regardless of such change); and (3) no increased cost applicable to any assignees of such Lender shall be compensated in the case of any assignment or transfer by such Lender to such assignee to the extent that, at the time of such assignment or transfer, such assignee would be entitled to claim compensation and the relevant assignor was not then so entitled. Each Lender agrees, upon reasonable request of the Borrower that it shall as promptly as it may determine to be commercially reasonable designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, any increased cost hereunder so long as such designation in the judgment of such Lender will not reduce the amount of any payment receivable by such Lender under this Agreement and is not otherwise disadvantageous to such Lender.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, within five Business Days of the prior written demand (accompanied by a certificate of such Lender specifying the amount so demanded, which certificate shall be conclusive and binding for all purposes hereunder, absent manifest error) by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder; provided, however, that, other than during the Syndication Period or any time that a Default shall have occurred and be continuing, (1) the Borrower shall not be liable to pay any such additional amounts which relate to a period of time preceding the date which is 90 Business Days prior to the date of such Lender’s written demand; (2) no such increased cost shall be compensated to the extent resulting from a failure by such Lender to comply with any regulatory change or which arises solely as a result of and simultaneously with a change in the Lending Office (other than to the extent such change is required by law or regulations applicable to such Lender or to the extent such increased costs would have occurred regardless of such change); and (3) no such increased cost applicable to any assignees of such Lender shall be compensated in the case of any assignment or transfer by such Lender to such assignee to the extent that, at the time of such assignment or transfer, such assignee would be entitled to claim compensation and the relevant assignor was not then so entitled. Each Lender agrees, upon reasonable request of the Borrower that it shall as promptly as it may determine to be commercially reasonable designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, any increase in capital hereunder so long as such designation in the judgment of such Lender will not reduce the amount of any payment receivable by such Lender under this Agreement and is not otherwise disadvantageous to such Lender.

SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder, without duplication, without deduction in respect of any right of counterclaim or set-off, not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.09, 2.11, 2.12 or 8.04(c)) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder, without duplication, in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All computations of interest based on LIBOR shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(e) The Administrative Agent shall apply amounts received by it, including without limitation amounts received by the Collateral Agent under the Security Documents and forwarded to the Administrative Agent, first to the payment or reimbursement of amounts owed to the Agents in such capacity under the Loan Documents, second to the payment or reimbursement of amounts owed to the Lenders under the Loan Documents other than principal and interest on the Loans, third to the payment of accrued and unpaid interest on the Loans and fourth to the payment of outstanding principal amount of the Loans.

SECTION 2.11. Break-Funding Payments. If (a) any principal of any Loan is repaid on a day other than the last day of an Interest Period applicable thereto (including as a result of an Event of Default or pursuant to Section 2.05 or 2.06) or (b) the Borrower fails to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, then the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event, which shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, the Interest Period that would have begun on the date of such failure), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the beginning of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market; provided, however, that no such payments shall be required in connection with Section 2.05(c). A certificate of any Lender setting forth in reasonable detail the basis for calculating such increased costs owed to such Lender that such Lender is entitled to receive pursuant to this Section 2.11 shall be delivered to the Borrower and shall be conclusive and binding for all purposes hereunder, absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten New York Business Days after receipt thereof.

SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or any other Loan Document shall be made in accordance with this Article II or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes (including, without limitation, value-added taxes and withholding taxes), levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender’s Lending Office or any political subdivision thereof other than taxes on net income or franchise taxes imposed on such Lender solely as a result of entering into this Agreement and receiving payments hereunder (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or any other Loan Document to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery or registration of, performing under, or otherwise with respect to, any Loan Document or any other documents to be delivered hereunder or thereunder or from the filing, registration, recording or perfection of any Lien contemplated by this Agreement (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall indemnify each Lender and each Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in the currency in which such amounts were paid, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the applicable jurisdiction. Payment for this indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes pursuant to Section 2.02(a)(iii), the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall, upon written request (but only so long as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two copies of any form, document or other certification, appropriately completed, necessary for the Lender to be exempt from, or entitled to a reduced rate of Tax on payments pursuant to any Loan Document; provided, however, that a Lender shall not be obligated to complete and deliver any form requiring disclosure of information or statements that it reasonably considers to be confidential or otherwise materially disadvantageous to disclose. Such forms, documents and certifications shall be delivered by such Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, it changes its Lending Office by designating a different lending office. To the extent that any such form, document or certification becomes obsolete, such Lender shall upon written request provide either an updated or successor form, document or certification to the Borrower.

SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 2.09, 2.11, 2.12 or 8.04(c)) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; and (b) the provisions of this Section 2.13 shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.14. Use of Proceeds. The proceeds of the Loans shall be available (and the Borrower agrees that it shall use such proceeds) solely for payment of the Acquisition Price.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date, to occur not later than 120 days after the date of execution and delivery of the Original Agreement (the “Effective Date”) on which the following conditions precedent have been satisfied or waived by the Administrative Agent and the Majority Lenders:

(a) the Borrower shall be duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands registered as a company under the BVIBC Act or, if the Zoompart Succession has occurred, Luxembourg;

(b) the Borrower shall have no Debt, other than Debt (i) under Subordinated Loans constituting all or part of the Capital Contribution, (ii) under the Loan Documents and (iii) described in Schedule 1.01-C;

(c) (i) the Borrower shall be the direct or, through one or more Intermediate Holding Companies or Material Subsidiaries, indirect, owner of at least 60% of the Equity Interest of Amazonia, at least 50% of Siderar, at least 99% of Techintrade and at least 60% of Ylopa; provided, that if the Tenaris Letter is provided to the Administrative Agent on or prior to a date no later than 30 days after the date hereof, the ownership requirement with regard to Amazonia and Ylopa shall be reduced to at least 39%; and (ii) the Administrative Agent shall have received, on behalf of the Lenders, complete and accurate copies of all the documentation with respect to the acquisition of such Equity Interests by the Borrower, including, without limitation, copies of the by-laws and other constituent documents of any Intermediate Holding Company and any shareholder agreements related thereto, all in form and substance acceptable to the Majority Lenders and the Administrative Agent and their counsel;

(d) the Administrative Agent shall have received, on behalf of the Lenders, complete and accurate copies of the by-laws and other constituent documents of Amazonia, Techintrade and Ylopa;

(e) there shall exist no restrictions on dividends and cash distributions from the Borrower’s Subsidiaries, other than restrictions arising out of (i) applicable law or (ii) Existing Debt or other agreements, in each case as described on Schedule 3.01(e) hereto;

(f) the completion of all due diligence with respect to the Borrower, in scope and determination reasonably satisfactory to the Majority Lenders and the Administrative Agent;

(g) the Administrative Agent shall have received on behalf of the Lenders complete and accurate executed copies of the Acquisition Documents, which documentation shall not contain terms materially detrimental to the execution and delivery of the Loan Documents or the performance by any Person of its obligations thereunder;

(h) each of the Lenders, the Administrative Agent, the Collateral Agent and the Borrower shall have executed and delivered each of the Loan Documents, other than the Shareholders’ Agreement and the Stock Pledge Agreement, to which it is a party, and each such Loan Document shall be in full force and effect;

(i) the Administrative Agent shall have received the following, in sufficient copies for each Lender, in each case prepared in accordance with Applicable GAAP:

(i) (x) the Consolidated audited annual financial statements of each of the Material Subsidiaries of the Borrower for the fiscal years ended 2002, 2003 and 2004, including balance sheets, income, and cash flow statements, audited by independent certified public accountants of recognized international standing, and (y) interim quarterly financial statements of Hylsamex, Siderar and Sidor for the first fiscal quarter of 2005; and

(ii) the audited financial statement of the Borrower as of April 30, 2005, including balance sheets, audited by independent certified public accountants of recognized international standing;

(j) other than Disclosed Litigation described on Schedule 3.01(j) hereto, there shall exist no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, in any court or before any arbitrator or Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or any Acquisition Document or the consummation of the transactions contemplated hereby or thereby;

(k) the Borrower shall have paid all fees and expenses of the Agents, the Joint Lead Arrangers, the Arrangers, Joint Bookrunners, the Manager and the Lenders (including the reasonable fees and expenses of counsel) required to be paid by the Borrower on or before the Effective Date;

(1) on the Effective Date, the following statements shall be true and correct, the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

(i) the representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the Effective Date (provided, that, with respect to any Schedule referred to in the Representations and Warranties set forth in Article IV hereof, the Borrower may, upon written notice not less than ten Business Days prior to the Effective Date, update or modify any such Schedule as of the Effective Date, with the written consent of the Majority Lenders), and

(ii) no event has occurred and is continuing that constitutes a default (including any Default hereunder) under any Loan Document;

(m) the Administrative Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i) certified copies of (x) the resolutions of the board of directors of the Borrower approving the transactions contemplated by the Loan Documents and the Acquisition Documents and the negotiation and execution of the Loan Documents and the Acquisition Documents, (y) the charter and by-laws of the Borrower as in effect on the date the resolutions specified in clause (x) were adopted and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents and the Acquisition Documents, and a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the absence of any change or amendment to the charter and by-laws of the Borrower since the date the resolutions specified in clause (x) were adopted; provided, that all such documentation shall pertain both to I.I.I. and Zoompart, in the event that the Zoompart Succession shall have occurred;

(ii) a certificate of the Secretary or an Assistant Secretary of the Borrower with proper capacity certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered hereunder;

(iii) a letter from the Process Agent indicating its acceptance of the appointment by the Borrower pursuant to Section 8.13(b);

(iv) if the Zoompart Succession shall have occurred, each opinion and each other document and certificate required to be delivered as of the Effective Date pursuant to Section 8.08 hereof;

(v) the balance sheets and statements of income and cash flows specified in Section 4.01(f), satisfactory in form and substance to the Lenders; and

(vi) such other documents as the Administrative Agent may reasonably request;

(n) the Borrower and its Subsidiaries shall be in compliance with all existing financial Debt;

(o) no law, regulation or decree or other action by any Governmental Authority shall be made or taken since the date of the Original Agreement that imposes materially adverse conditions upon the Loan Documents or the Acquisition; and none of the Acquisition Documents, the Loan Documents or the transactions contemplated by the Loan Documents or the Acquisition Document shall conflict with, violate or result in a default under any contract, agreement or instrument to which the Borrower or any Relevant Subsidiary is a party;

(p) the Borrower shall have executed, on and as of the Effective Date (and not earlier than five Business Days prior to the Borrowing Date), any amendment and restatement of this Agreement in connection with the syndication process requested by the Administrative Agent or the Lenders to be executed by the Borrower in compliance with the market flexibility provisions contained in the Fee Letter and the inclusion of assignees of the Lenders hereunder as of the date hereof pursuant to the syndication; and

(q) on or before the Effective Date, the expiration date of the Mexican Offer shall have occurred, and the Borrower shall have provided a certificate to the Lenders setting forth (i) the number of shares of Hylsamex tendered (and not withdrawn) in the Mexican Offer, (ii) the final Offer Price and the final Acquisition Price, (iii) if the Acquired Shares represent 88% or more of the total number of Hylsamex shares outstanding, whether the Borrower intends to pursue the acquisition of the remaining outstanding shares and (iv) each amount (A) to be borrowed under the Siderar Term Loan (if any), including amounts thereof allocable to the payment of the Acquisition Price and, if applicable, to the payment of any post-Closing Date purchases of outstanding Hylsamex shares contemplated by clause (iii) above, (B) to be paid in respect of the Acquisition Price by Siderar from cash on hand (if any), (C) to be paid by Basilea in respect of the Equity Interest in Hylsamex to be acquired by it (if any), (D) to be borrowed hereunder, (E) constituting the Excess Capital Contribution (including the percentage of the Excess Price payable by each of the Borrower, Siderar and, if applicable, Basilea) and (F) constituting the Capital Contribution. Each such amount set forth therein shall be in conformity with the provisions hereof and of the Siderar Term Loan (to the extent then in effect).

SECTION 3.02. Conditions Precedent to Borrowing. The obligation of each Lender to make any Loan on the Borrowing Date shall be further subject to the satisfaction or waiver by the Majority Lenders and the Administrative Agent of the following conditions precedent:

(a) the Effective Date shall have occurred at least three, and no more than five, Business Days prior to the Borrowing Date, and each of the conditions precedent to the Effective Date shall remain satisfied as of the Borrowing Date;

(b) the Borrower shall have received the Capital Contribution not later than three Business Days prior to the Borrowing Date, and the Administrative Agent shall have received, on behalf of the Lenders, complete and accurate copies of all the documentation with respect to the Capital Contribution, all in the form and substance acceptable to the Majority Lenders and the Administrative Agent and their counsel;

(c) this Agreement and each other Loan Document shall be the legal, valid and binding Obligation of the Borrower and each Relevant Subsidiary party thereto, enforceable against the Borrower and each Relevant Subsidiary party thereto, in accordance with their respective terms.

(d) the following statements shall be true and correct (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the Borrowing Date such statements are true and correct):

(i) all conditions precedent to the Acquisition have been satisfied or waived simultaneously with or prior to the Borrowing, in accordance with applicable law and the terms and conditions of the Acquisition Documents, the Acquisition shall be consummated simultaneously with the Borrowing and the Borrower shall be in compliance with, and shall comply at and upon giving effect to the Borrowing with, the provisions of the Acquisition Documents;

(ii) in connection with the Acquisition, the Borrower shall, on the Borrowing Date, prior to or simultaneously with the Borrowing, acquire an economic and voting interest in Hylsamex of greater than 50%; provided, that if any portion of the shares of Hylsamex tendered (and not withdrawn) in the Mexican Offer is not acquired by the Borrower, (x) such portion shall be acquired, on the Borrowing Date, prior to or simultaneously with the Borrowing, by Siderar upon payment in full by Siderar of the portion of the Acquisition Price allocable to such portion (provided, that, in the event Siderar is paying an amount in excess of US $115 Million in respect of the Cash Payment for its portion of such shares, Basilea may acquire a portion of such shares solely to the extent purchased from Basilea’s cash on hand in an amount of up to US $85 Million); (y) no more than 30% of the total economic and voting interest in Hylsamex represented by the Anticipated Acquired Shares shall be owned, in the aggregate, by Siderar and Basilea and (z) at least 70% of the total economic and voting interest in Hylsamex represented by the Anticipated Acquired Shares shall be owned directly by the Borrower;

(iii) the representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the Borrowing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (or, if stated to have been made as of an earlier date, were true and correct as of such date), and

(iv) no event has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds therefrom, that constitutes or would constitute a default under any Loan Document (including a Default hereunder);

(e) the Administrative Agent shall have received on or before the Borrowing Date on behalf of the Lenders, (i) (x) the Stock Pledge Agreement, duly executed and delivered by the parties thereto, (y) the relevant share certificates representing the Acquired Shares acquired by the Borrower, duly endorsed in guaranty (endoso en garantía) in favor of the Co-Collateral Agent, and (z) evidence that the Stock Pledge Agreement has been duly registered in the stock registry book of Hylsamex, or (ii) in the event that a Contrato de Caución Bursátil is to be entered into pursuant to the terms of clause (ii) of the definition of Stock Pledge Agreement, (x) a Contrato de Caución Bursátil duly executed and delivered by the Borrower, the Collateral Agent and such Mexican broker dealers acceptable to the Collateral Agent as administrator and executor and (y) evidence of transfer of the Acquired Shares acquired by the Borrower to the account of the Mexican broker dealer acting as administrator under such Contrato de Caución Bursátil to be held pursuant to such Contrato de Caución Bursátil;

(f) the Administrative Agent shall have received, on or prior to the Borrowing Date, the Shareholders’ Agreement duly executed and delivered by the parties thereto;

(g) the Administrative Agent shall have received on or before the Borrowing Date the following, each dated the Borrowing Date, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i) a favorable opinion of Cristian J.P. Mitrani, external general counsel to the Borrower, substantially in the form of Exhibit B hereto;

(ii) a favorable opinion of Sullivan & Cromwell LLP, New York counsel to the Borrower, substantially in the form of Exhibit C hereto;

(iii) a favorable opinion of Ritch, Heather y Mueller, S.C., Mexican counsel to the Borrower, substantially in the form of Exhibit D hereto;

(iv) a favorable opinion of Walkers BVI, British Virgin Islands counsel to the Borrower, substantially in the form of Exhibit E hereto;

(v) a favorable opinion of Bruchou, Fernández Madero, Lombardi & Mitrani, Argentine counsel to the Borrower, substantially in the form of Exhibit F hereto;

(vi) if Basilea acquires any Equity Interest in Hylsamex, a favorable opinion of counsel reasonably acceptable to the Lenders (which may be internal counsel to the Borrower or Basilea) containing customary opinions relating to the execution and performance of the Shareholders’ Agreement by Basilea, in form and substance satisfactory to the Lenders;

(vii) a favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Administrative Agent and the Lenders;

(viii) a favorable opinion of Galicia y Robles, S.C., Mexican counsel to the Administrative Agent and the Lenders;

(ix) a favorable opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the Administrative Agent and the Lenders;

(x) if the Zoompart Succession shall have occurred, each opinion and each other document and certificate required to be delivered as of the Borrowing Date pursuant to Section 8.08 hereof; and

(h) all governmental and third party consents and approvals necessary or appropriate in connection with the transactions contemplated hereby (including, without limitation, exchange control approvals) shall have been obtained and, in connection with the Mexican Offer, approval of the Comisión Nacional Bancaria y de Valores, the Comisión Federal de Competencia and the Comisión Nacional de Inversiones Extranjeras shall have been obtained (without the imposition of any conditions that are, in the judgment of the Majority Lenders, detrimental to the Loans or, during the Syndication Period, the syndication thereof) and shall remain in effect including waiver of any change of control provisions, as applicable, for the Borrower and any of the Material Subsidiaries including, without limitation, for Hylsamex and/or its Subsidiaries.

SECTION 3.03. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document required thereunder to be consented to or approved by or acceptable or satisfactory to the Majority Lenders (to the extent provided by the Borrower to the Lenders at least two Business Days prior to the proposed Effective Date or Borrowing Date, as the case may be,) unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from any Lender prior to the date that the Borrower, by notice to the Lenders, may designate as the proposed Effective Date or Borrowing Date, as the case may be, specifying its objection thereto, whereupon the Majority Lenders may provide written notice to the Administrative Agent and the Borrower, on or prior to the Effective Date or Borrowing Date, as the case may be, in order to cause such condition to be satisfied. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. Except as noted, the Borrower represents and warrants, as of the date of the Original Agreement, the date hereof, the Effective Date and the Borrowing Date (provided, that each representation and warranty as to Hylsamex and its Subsidiaries is made as of the date hereof and, to the extent expressly stated below and with respect to clauses (f), (g) (other than clause (ii) thereof) and (r), as of the Effective Date and as of the Borrowing Date, solely to the extent of the Borrower’s actual knowledge and (other than as of the date hereof) after due diligence with respect to such matters) as follows:

(a) Each of the Borrower and each Relevant Subsidiary (i) is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and, to the extent applicable, in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except to such extent as it could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of the Original Agreement, all of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by the Persons described in Schedule 4.01(a) free and clear of all Liens. As of the Effective Date and the Borrowing Date, all of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by the Persons described in Schedule 4.01 (a) free and clear of all Liens, except those created under the Collateral Documents. As of the Effective Date and as of the Borrowing Date, the Borrower is a company registered under the BVIBC Act.

(b) The execution, delivery and performance by the Borrower of the Loan Documents and the Acquisition Documents, by Siderar of the Siderar Term Loan and the Shareholders’ Agreement and by Basilea of the Shareholders’ Agreement, and the consummation of the transactions contemplated hereby and thereby, are or when executed and delivered hereunder will be, within the Borrower’s, Siderar’s or Basilea’s, as the case may be, corporate powers, have been, or will have been (as applicable), duly authorized by all necessary corporate action, and do not or will not (as applicable) (i) contravene (A) the Borrower’s Memorandum or Articles of Association or any Relevant Subsidiary’s charter or by-laws, (B) any law, regulation or decree binding on or affecting the Borrower or any Relevant Subsidiary or any of their respective properties or (C) any contractual restriction under any contract, agreement, instrument or other document binding on or affecting the Borrower or any Relevant Subsidiary, and (ii) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Relevant Subsidiaries.

(c) Set forth on Schedule 4.0 l(c) hereto is a complete and accurate list of all Relevant Subsidiaries of the Borrower, showing as of the date of the Original Agreement, the Effective Date and the Borrowing Date (as to each such Subsidiary) the jurisdiction of its organization or incorporation, the number of shares or other membership interests of each class of its Equity Interests authorized, and the number outstanding, and the percentage of each such class of its Equity Interests owned (directly or indirectly) by the Borrower and the number of shares or other membership interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Equity Interests in the Borrower’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Relevant Subsidiaries free and clear of all Liens, except the Liens listed on Schedule 1.01-D.

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery and performance by the Borrower or any Relevant Subsidiary of this Agreement or any other Loan Document or Acquisition Document to which it is a party, (ii) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) as of the date hereof in connection with the Mexican Offer, approval of the Comisión Nacional Bancaria y de Valores, the Comisión Federal de Competencia and the Comisión Nacional de Inversiones Extranjeras, each of which has, as of the Effective Date and the Borrowing Date, been obtained and remains in full force and effect and, in connection with the enforcement of the Collateral Documents, approval from the Comisión Federal de Competencia and, if applicable, the Comisión Nacional de Inversiones Extranjeras and the Comisión Nacional Bancaria y de Valores, and (ii) unless the Zoompart Succession shall have occurred, an entry should be made on the register of mortgages and charges of the Borrower maintained at its registered office to protect the priority of any Lien created under the Loan Documents.

(e) This Agreement and each other Loan Document and each Acquisition Document, other than, as of the date hereof, the Stock Pledge Agreement and the Shareholders’ Agreement, have been, and each of the Stock Pledge Agreement and the Shareholders’ Agreement when delivered hereunder on or prior to the Borrowing Date will have been, duly executed and delivered by the Borrower and each Relevant Subsidiary party thereto. Each Loan Document and each Acquisition Document is, and each of the Stock Pledge Agreement and the Shareholders’ Agreement when delivered hereunder on or prior to the Borrowing Date will be, the legal, valid and binding obligation of the Borrower and each Relevant Subsidiary party thereto, enforceable against the Borrower and each Relevant Subsidiary party thereto in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) (x) The Consolidated audited annual financial statements of each of the Material Subsidiaries of the Borrower for the fiscal years ended 2002, 2003 and 2004, including balance sheets, income, and cash flow statements for the fiscal years then ended, audited by independent certified public accountants of recognized international standing and duly certified (other than in the case of Hylsamex) by the principal financial and accounting officer of the Borrower, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated financial condition of the Material Subsidiaries of the Borrower as at such dates and the Consolidated results of the operations of the Material Subsidiaries for the periods ended on such dates, all in accordance with Applicable GAAP, (y) the Consolidated quarterly interim financial statements for the first fiscal quarter of 2005 of each of Hylsamex, Sidor and Siderar, including balance sheets, income, and cash flow statements for the quarterly period then ended, duly certified (other than in the case of Hylsamex) by the principal financial and accounting officer of the Borrower, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated financial condition of the Material Subsidiaries of the Borrower as at such dates and the Consolidated results of the operations of the Material Subsidiaries for the periods ended on such dates, all in accordance with Applicable GAAP and (z) the audited financial statements of the Borrower as of April 30, 2005, and, in the event the Zoompart Succession has occurred, the financial statements delivered pursuant to Section 8.08 hereof, including balance sheets, audited by independent certified public accountants of recognized international standing and duly certified by the principal financial and accounting officer of the Borrower fairly present in all material respects the financial condition of the Borrower as at such date, in accordance with Applicable GAAP.

(g) There is no pending or, to the knowledge of the Borrower or any Relevant Subsidiary, threatened, action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), or (ii) purports to affect the legality, validity or enforceability of any Loan Document or Acquisition Document or the consummation of the transactions contemplated hereby or thereby, and there has been no material adverse change since the date of the Original Agreement in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(j) hereto.

(h) None of the Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of the Borrower and the Relevant Subsidiaries owns any Margin Stock.

(i) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents, other than as of the date hereof and the Effective Date, (i) execution and delivery of the Stock Pledge Agreement, (ii) (x) delivery of the relevant share certificates representing the Acquired Shares acquired by the Borrower, duly endorsed in guaranty (endoso en garantía) in favor of the Co-Collateral Agent and entry in the stock registry book of Hylsamex of a notification in respect of the Lien on the Collateral or (y) in the event that a Contrato de Caución Bursátil is to be entered into pursuant to the terms of clause (ii) of the definition of Stock Pledge Agreement, transfer of the Acquired Shares acquired by the Borrower into the account of the Mexican broker dealer acting as administrator thereunder and (iii) to the extent the Zoompart Succession has not occurred, entry into the register of mortgages and charges of the Borrower described in clause (d) above, have been duly made or taken and are in full force and effect, and the Collateral Documents create as of the Borrowing Date (and at which date the actions described in (i) and (ii) above have taken place) in favor of the Collateral Agent or the Co-Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations. The Borrower is or will be as of the Borrowing Date the legal and beneficial owner of the Collateral free and clear of any Lien, except for the Liens created under the Loan Documents.

(j) The Borrower and each of the Relevant Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (national, departmental, local, municipal and foreign) required to be filed and has paid all material taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns. The Borrower and each of the Relevant Subsidiaries organized or incorporated in Mexico has made all payments, if any, with respect to Mexican statutory employee profit sharing and as required by applicable law in Mexico to the Mexican Institute for Social Security (Instituto Mexicano del Seguro Social), to the Instituto del Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT) or pursuant to the Sistema de Ahorro para el Retiro (SAR), except to the extent that any non-payment could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any of the Relevant Subsidiaries that, if made, could have a Material Adverse Effect.

(k) The Borrower and each of the Relevant Subsidiaries is in compliance with all applicable laws, ordinances, rules, regulations and requirements of all Governmental Authorities (including, without limitation, all governmental licenses, certificates, permits, franchises and other governmental authorizations and approvals necessary to the ownership of its properties or to the conduct of its business, Environmental Laws, and laws with respect to social security and pension fund obligations), except to the extent that any noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(1) Set forth in Schedule 4.01(1) hereto is a complete and accurate list of all Material Contracts of the Borrower and the Material Subsidiaries, showing the parties, subject matter and term thereof as of the date of the Original Agreement, the Effective Date and the Borrowing Date. Attached hereto as Exhibit M is a complete and accurate copy of the Acquisition Agreement as currently in full force and effect. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (other than any amendment or modification therein specified), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no material default under any Material Contract by any party thereto.

(m) No income, stamp or other taxes (other than taxes on, or measured by, net income or net profits) or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in the British Virgin Islands, Luxembourg, Argentina, Chile or Mexico, imposed, assessed, levied or collected by the British Virgin Islands, Luxembourg, Argentina, Chile or Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any other Loan Document or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any other Loan Document.

(n) A complete and accurate list of all Existing Debt, showing the obligor and the principal amount outstanding thereunder as of the date of the Original Agreement, the Effective Date and the Borrowing Date is set forth on Schedule 1.01-C hereto.

(o) A complete and accurate list of all Existing Liens showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Relevant Subsidiaries subject thereto, as of the date as of the date of the Original Agreement, the Effective Date and the Borrowing Date is set forth on Schedule 1.01-D hereto.

(p) The Borrower and each of the Material Subsidiaries has good and marketable title to its respective real properties and good title to all of its other respective assets, including the properties and assets reflected in the financial statements delivered pursuant hereto (other than inventory sold in the ordinary course of business and other than to the extent immaterial to the Borrower or any such Subsidiary), subject to no Lien except as permitted under Section 5.02(a) (including Existing Liens described under Section 4.01(o)). All leases necessary for the conduct of the business of each of the Borrower and the Material Subsidiaries are valid and in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

(q) None of the Borrower or any of the Material Subsidiaries is in default under any material provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which the Borrower or any of the Material Subsidiaries is party or by which the Borrower or any of the Material Subsidiaries or any of their respective properties or assets are or may be bound.

(r) There exist no restrictions on dividends and cash distributions from the Borrower’s Subsidiaries, other than restrictions arising out of (i) applicable law or (ii) Existing Debt or other agreements, in each case as described on Schedule 3.01(e) hereto as of the date of the Original Agreement, the Effective Date and the Borrowing Date.

(s) Neither the Borrower nor any of the Relevant Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of the Relevant Subsidiaries or, to the knowledge of the Borrower or any Relevant Subsidiary, threatened against the Borrower or any of the Relevant Subsidiaries, before any Governmental Authority with responsibility, authority or jurisdiction for such matters, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of the Relevant Subsidiaries or, to the knowledge of the Borrower or any Relevant Subsidiary, threatened against the Borrower or any of the Relevant Subsidiaries and (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of the Relevant Subsidiaries or, to the knowledge of the Borrower or any Relevant Subsidiary, threatened against the Borrower or any of the Relevant Subsidiaries, which in either clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect.

(t) The Borrower is subject to civil and commercial law with respect to its obligations under the Loan Documents and the Acquisition Documents, and the execution, delivery and performance by the Borrower of this Agreement constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts). None of the Borrower or any of the Relevant Subsidiaries nor any of their respective properties has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, Argentina, Venezuela, Mexico, Chile, Luxembourg or the British Virgin Islands, as applicable.

(u) The Borrower’s obligations under this Agreement constitute direct, secured, unconditional and unsubordinated obligations of the Borrower and do rank and will rank at least pari passu in priority of payment and in all other respects with all other present and future senior secured, unsubordinated Debt of the Borrower.

(v) Each of the Loan Documents is in proper legal form under all applicable laws for the enforcement thereof in accordance with their respective terms against the parties thereto under such laws. To ensure the legality, validity, enforceability or admissibility into evidence of the Loan Documents, it is not necessary that any of such Loan Documents or any other document be filed or recorded with any applicable Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement, or any other such document. Neither the Borrower nor any of its property has any immunity on the ground of sovereignty or otherwise, from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any applicable laws in respect of the obligations of the Borrower under the Loan Documents or from the execution or enforcement of any judgment resulting therefrom, and if the Borrower or any of its revenues, assets or properties should become entitled to any such right of immunity, the Borrower has effectively waived such right pursuant to Section 8.13(d). It is not necessary in order for any Lender to enforce any of its rights or remedies under the Loan Documents or solely by reason of the execution, delivery and performance by the Borrower of the Loan Documents, that any Lender be licensed or qualified with any Mexican, Luxembourg, Argentine, Chilean or British Virgin Islands Governmental Authority or be entitled to carry on business in any jurisdiction.

(w) The Borrower, a non-bank entity located outside the United States, understands that it is the policy of the Board of Governors of the U.S. Federal Reserve System that extensions of credit by international banking facilities (as defined in Section 204.8(a) of Regulation D) may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States as provided in Section 204.8(a)(3)(vi) of Regulation D. Therefore, the Borrower acknowledges that the proceeds of the Loans by the international banking facility of such Lender will be used solely to finance the Borrower’s operations outside the United States or that of the Borrower’s non-U.S. affiliates.

(x) Neither the Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(y) No information, exhibit or report furnished by or on behalf of the Borrower or any of its Subsidiaries to any Lender, any Agent or CGMI in connection with the negotiation of the Loan Documents or pursuant to the terms of any Loan Document contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except with respect to forecasts and projections, which have been prepared in good faith and based on reasonable assumptions in light of all information known, or that should reasonably have been known, to management of the Borrower as of the date of their preparation.

(z) The provisions in each Loan Document as to (i) the choice of New York law as the governing law thereof, (ii) the irrevocable appointment of the Process Agent to receive service of process on behalf of the Borrower or any of its Subsidiaries party thereto, (iii) the submission by the Borrower or any of its Subsidiaries party thereto to the jurisdiction of the New York Courts, and (iv) the manner of effecting service of process as set forth therein, are legal, valid, binding on and enforceable under the laws of the British Virgin Islands, Luxembourg, Argentina, Chile and Mexico and the jurisdiction of incorporation of each such Subsidiary.

(aa) As of any date and after giving effect to the application of the proceeds of the Loans hereunder, (a) the fair value of the assets of the Borrower will exceed its debts, as determined in accordance with Applicable GAAP, and all other liabilities, whether subordinated, contingent or otherwise, (b) the Borrower will be able to pay its Debts and all other liabilities, whether subordinated, contingent or otherwise, as such Debts and liabilities become due and payable and (c) the Borrower will have sufficient capital to carry on its business.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall do the following (it being understood that Hylsamex and its Subsidiaries will not be deemed to be Subsidiaries of the Borrower for purposes of this Section 5.01 until the Borrowing Date):

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with applicable Environmental Laws, except to the extent any noncompliance therewith could not be reasonably expected to result in a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors or if such failure to pay or such contest could reasonably be expected to result in a Material Adverse Effect.

(c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

(d) Preservation of Existence. Preserve and maintain, and cause each of the Relevant Subsidiaries to preserve and maintain, its existence.

(e) Visitation Rights. At any reasonable time and from time to time, during normal business hours and upon at least five Business Days notice (unless any Default has occurred and is continuing, in which case any such visit may be at any time and without notice), permit the Administrative Agent or any of the Lenders (together with any agents or representatives thereof), to examine and make abstracts from (and, if a Default has occurred and is continuing, copies of) the records and books of account of, and visit the properties of, the Borrower and any of the Relevant Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of the Relevant Subsidiaries with the Designated Officer thereof and, upon reasonable request to the Borrower (which shall not be required if a Default has occurred and is continuing), with any of their other officers or directors and with their independent certified public accountants.

(f) Keeping of Books. Keep, and cause each of the Relevant Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Relevant Subsidiary in accordance with Applicable GAAP.

(g) Maintenance of Franchises, Properties. Etc. Maintain and preserve, and cause each of the Material Subsidiaries to maintain and preserve, (i) all of the necessary properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, authorizations, licenses, approvals, permits, rights (intellectual property), consents, privileges and franchises, except to the extent loss thereof could not reasonably be expected to result in a Material Adverse Effect and (ii) its legal structure, legal name and rights (charter and statutory), provided, however, that the Borrower or the Relevant Subsidiaries may enter into any merger or consolidation permitted under Section 5.02(c); it being further understood that neither the Borrower nor any of the Relevant Subsidiaries shall be required to preserve any legal structure, name, right, permit, license, approval, privilege or franchise if the board of directors or senior management, as appropriate with respect to such matter, of the Borrower or such Relevant Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower or such Relevant Subsidiary or any Lender or Agent and is otherwise made in compliance with Sections 5.01(q) and 5.02(h).

(h) Transactions with Affiliates. Conduct, and cause each of the Material Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are at least as favorable to the Borrower or such Material Subsidiary as would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

(i) Performance of Material Contracts. Perform and observe and cause each of the Material Subsidiaries to perform and observe, in all material respects, the terms and provisions of each Material Contract to be performed or observed by it and enforce each such Material Contract in accordance with its terms.

(j) Reporting Requirements. Furnish to the Lenders:

(i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited report containing unconsolidated, Consolidated and consolidating balance sheets of each of the Borrower, Hylsamex, Sidor and Siderar and their respective Subsidiaries, as of the end of such quarter and unconsolidated, Consolidated and consolidating statements of income and cash flow of each of the Borrower, Hylsamex, Sidor and Siderar and their respective Subsidiaries, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of such reporting Person as having been prepared in accordance with Applicable GAAP and quarterly certificates of the chief financial officer of the Borrower as to compliance with the terms of the Loan Documents and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 and Section 5.01(q), provided that if such reporting Person is required to file any of such financial statements with a Governmental Authority, their delivery to the Lenders within five New York Business Days of the filing of such financial statements with such Governmental Authority will satisfy the reporting requirement for such financial statements, provided, further that in the event of any change in Applicable GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to Applicable GAAP as previously in effect;

(ii) as soon as available and in any event within 120 days (or, in the case of the Hylsamex, 150 days) after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for each of the Borrower and the Material Subsidiaries, Hylsamex, Sidor and Siderar and their respective Subsidiaries containing unconsolidated, Consolidated and consolidating balance sheets of such reporting Person as of the end of such fiscal year and unconsolidated, Consolidated and consolidating statements of income and cash flow of such reporting Person for such fiscal year, in each case accompanied by an opinion acceptable to the Lender by an independent certified public accountant acceptable to the Lenders and a certification of such accountants as to the amount of Distributable Income with respect to each Relevant Subsidiary during the preceding fiscal year (except to the extent already explicitly included in the foregoing financial statements), provided that if such reporting Person is required to file any of such financial statements with a Governmental Authority, their delivery to the Lenders within five New York Business Days after the filing of such financial statements with such Governmental Authority will satisfy the reporting requirement for such financial statements, provided, further that in the event of any change in Applicable GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to Applicable GAAP as previously in effect;

(iii) as soon as possible and in any event within three Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(iv) promptly, but in any event, within ten (10) Business Days after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders, and copies of all reports and registration statements that the Borrower or any Material Subsidiary files with the U.S. Securities and Exchange Commission or any national securities exchange in Argentina, Venezuela, Mexico, the United States or any other securities exchange or regulator, if any;

(v) promptly after the commencement thereof, notice of all actions and proceedings before any court, Governmental Authority or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(g); and

(vi) such other information respecting the Borrower or any of its Subsidiaries as the Lenders may from time to time reasonably request.

(k) Covenant to Guarantee Obligations and Give Security. Upon the request of the Collateral Agent, acting upon the written request of the Administrative Agent, the Borrower shall at the Borrower’s expense:

(i) within 15 days after such request, duly execute to the Collateral Agent such agreements or other documents or instruments as specified by and in form and substance satisfactory to the Collateral Agent, in order for the Collateral to continue securing payment of all the Obligations of the Borrower, under the Loan Documents and constituting Liens on all the Collateral,

(ii) within 30 days after such request take whatever action (including, without limitation, the recording of security instruments, the filing statements, the giving of notices and the performance of endorsements) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the Collateral, enforceable against all third parties in accordance with their terms,

(iii) within 60 days after such request deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Borrower reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i) and (ii) above, as to such guaranties, guaranty supplements, agreements or other documents or instruments being legal, valid and binding obligations of the Borrower party thereto enforceable in accordance with their terms, as to the matters contained in clause (ii) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

(iv) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Collateral of, such agreements or other documents or instruments.

(l) Further Assurances. (i) Subject to the terms and conditions herein provided, promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) promptly upon written request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver any and all such further acts, certificates, assurances and other instruments as such Agent or Lender may reasonably require from time to time in order to (A) carry out the purposes of the Loan Documents under applicable laws or regulations, (B) subject the Collateral to Liens now or hereafter intended to be covered by any of the Collateral Documents, or (C) perfect and maintain the validity, effectiveness and priority thereof.

(m) Collateral Documents. Fully perform each obligation provided under the Stock Pledge Agreement and each other Collateral Document as and when specified therein, including without limitation (i) unless the Zoompart Succession shall have occurred, registration of the Stock Pledge Agreement in the register of mortgages and charges of the Borrower and filing of a copy thereof with the Registry of Corporate Affairs and any other appropriate Governmental Authority in the British Virgin Islands on the Borrowing Date and (ii) in the event that a Contrato de Caución Bursátil is to be entered into pursuant to the terms of clause (ii) of the definition of Stock Pledge Agreement, within 15 Business Days of the Borrowing Date replace such Contrato de Caución Bursátil with a Contrato de Prenda, in the form of Exhibit K hereto, and deliver the relevant shares representing the Acquired Shares acquired by the Borrower, duly endorsed in guaranty (endoso en garantía) in favor of the Co-Collateral Agent, along with evidence that the Stock Pledge Agreement has been duly registered in the stock registry book of Hylsamex and (iii) any other registration required or desirable under applicable law for the creation of a perfected first priority security interest in the Collateral.

(n) Use of Proceeds. Use the net proceeds of the Loans solely for the payment of the Acquisition Price.

(o) Pari Passu Ranking. Take all actions to ensure that at all times the Obligations of the Borrower under the Loan Documents constitute direct, secured, unconditional and unsubordinated obligations of the Borrower ranking at least pari passu in all respects with all other present and future senior secured, unsubordinated Debt of the Borrower.

(p) Ownership of Subsidiaries. (i) Maintain ownership of the Relevant Subsidiaries at the same or greater percentage of ownership as exists on the Borrowing Date and acquire, and maintain ownership thereof thereafter, all Equity Interests that are the subject of the Tenaris Letter (to the extent provided as contemplated hereunder) prior to the 6-month Anniversary of the Borrowing Date; (ii) to the extent that each of Siderar and, as applicable, Basilea, acquires any shares of Hylsamex pursuant to the Acquisition, cause and permit Siderar and Basilea, as applicable, to maintain ownership of Hylsamex at the same or greater percentage of ownership as exists on the Borrowing Date, and cause and permit Siderar and Basilea, as applicable, to comply at all times with the terms and conditions of the Shareholders’ Agreement; and (iii) in the event that the Borrower at any time after consummation of the Acquisition and prior to the repayment in full of all Obligations in respect of the Tranche A Loans acquires additional Equity Interests in Hylsamex, upon such acquisition, cause such Equity Interests to become subject to the Stock Pledge Agreement and to be subject to a valid and perfected first priority Lien in favor of the Co-Collateral Agent thereunder (including, without limitation, by executing and delivering such documents or other instruments as may be required pursuant to Section 5.01(1) hereof).

(q) Subsidiary Distributions. Subject, in each case, to contractual restrictions under agreements to the extent described in Schedule 3.01(e) hereto and as in effect on the Effective Date, (i) cause and permit the Material Subsidiaries to upstream dividends or other distributions of cash and cash equivalents (each, a “Distribution”), in Dollars to the maximum extent permitted by law, (x) in the case of Sidor, quarterly, in an amount at least equal to 90% of mandatory advance payments through Ylopa (according to quarterly calculations set forth in the Ylopa “Contratos de Cuentas en Participación,” and (y) in the case of each Material Subsidiary (including Sidor with respect to Distributions other than those described in clause (x) above), with the maximum frequency (but no more frequently than quarterly) permitted by applicable law and in accordance with customary practice among companies in the jurisdiction of such Subsidiary, in an amount at least equal to the lesser of (A) 90% of Free Cash Flow of such Subsidiary with respect to the period as to which Distributable Income for such Subsidiary was measured for purposes of clause (B) hereof, and (B) 100% of Distributable Income with respect to such Subsidiary as of the date of such Distribution, as determined with respect to the preceding fiscal year of such Subsidiary or, in the case of Distributions made more frequently than annually, such lesser period of time as may have elapsed since the most recent determination of Distributable Income with respect to such Subsidiary hereunder (or since the Effective Date, in the case of the initial Distribution hereunder by such Subsidiary); provided, that each of Siderar and Sidor shall be permitted to maintain cash and Cash Equivalents of US $40 Million, Techintrade shall be permitted to maintain cash and Cash Equivalents of US $15 Million, and Hylsamex, Galvak and Hylsa shall be permitted to maintain an aggregate amount of cash and Cash Equivalents of US $40 Million among them; and (ii) cause and permit each Relevant Subsidiary that is not a Material Subsidiary to upstream (including, without limitation via Debt incurred pursuant to clause (y) of Section 5.02(b)) as promptly as practicable upon receipt, but in any event no later than the next succeeding Prepayment Date under Section 2.05(b) hereof, 100% of any Distributions received by it from any of its Subsidiaries, to the maximum extent permitted by law, provided, however, that to the extent Basilea is an Intermediate Holding Company hereunder, (1) if no borrowings occur pursuant to the Siderar Term Loan, Basilea shall only be required to upstream Distributions received from Hylsamex, and (2) if any amount is borrowed pursuant to the Siderar Term Loan, Basilea shall be required to upstream all cash held by it as of the date hereof, to the extent not disbursed towards the purchase of Hylsamex shares. The Borrower agrees that, upon any change in applicable law imposing any greater restriction on any Relevant Subsidiary, the Borrower shall use its best efforts to continue to upstream affected payments at prior levels (it being understood that the Borrower and the Relevant Subsidiaries shall comply with applicable law). Without limitation of any of the foregoing, it is understood that the obligations under this Section 5.01(q) shall (I) preclude the Relevant Subsidiaries from reducing capital or capitalizing retained earnings and (II) require that the Borrower, to the extent restrictions are imposed by any Governmental Authority on Distributions in Dollars by any Relevant Subsidiary, cause and permit such Relevant Subsidiary to maximize Dollars available for distribution hereunder to the maximum extent permitted by applicable law, including through the purchase and sale of Dollar-denominated debt instruments issued by the sovereign of such jurisdiction, through any other appropriate mechanism for the acquisition of Dollars in any exchange market, or through the preferential allocation towards any such distribution of Dollar-denominated and/or off-shore revenues received by such Subsidiary.

(r) Hylsamex Board Resolution. As soon as practicable following the Acquisition, to the extent it is able to do so under applicable law, cause the Hylsamex board of directors to issue, and thereafter maintain in full force and effect, resolutions substantially the same as those set forth in Schedule 5.01(r) hereto, permitting any sale or transfer of Hylsamex shares upon foreclosure pursuant to the Collateral Documents.

(s) BVIBC Act Registration. At all times, unless and until the Zoompart Succession shall have occurred, re-register and maintain its registration as a company under the BVIBC Act in accordance with paragraph 2 of Schedule 2 of the BVIBC Act.

SECTION 5.02. Negative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower agrees that it will not do the following (it being understood that Hylsamex and its Subsidiaries will not be deemed to be Subsidiaries of the Borrower for purposes of this Section 5.02 until the Borrowing Date):

(a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than, in the case of any Subsidiary:

(i) Permitted Liens,

(ii) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price); provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced,

(iii) Existing Liens other than the additional Liens described in the first sentence of Schedule 1.01-D,

(iv) Liens in favor of the Lenders created pursuant to the Collateral Documents,

(v) Liens to be granted pursuant to the Shareholders’ Agreement,

(vi) Liens to be granted pursuant to the Siderar Term Loan,

(vii) Liens on the property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries, securing obligations no greater than the fair market value of such property (other than any such Liens created in contemplation of such merger or consolidation or transactions related thereto),

(viii) extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, and

(ix) in the case of each Material Subsidiary other than Techintrade, other Liens on assets securing Debt at any time having an aggregate book value not in excess of (x) prior to the later of the repayment in full of the Tranche A Loans, US $15 Million, and (y) thereafter, US $40 Million.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of Amazonia, Ylopa and any Intermediate Holding Company to create, incur, assume or suffer to exist, any Debt, except, (w) in the case of I.I.I. upon the occurrence of the Zoompart Succession, unsecured Debt which may be payable in Equity Interests in I.I.I., in form and substance satisfactory to the Majority Lenders, of I.I.I, to Zoompart incurred in connection with the accession by Zoompart to the Subordinated Loans described in clause (z)(iv) below, (x) Existing Debt, (y) Debt of any such Person to any Subsidiary of the Borrower for the sole purpose of facilitating the upstreaming of Distributions to the Borrower in accordance with Section 5.01(q), provided, that (i) the proceeds of any such Debt are immediately upstreamed, (ii) any such Debt shall bear an interest rate no higher than the market interest rate for comparable Debt, (iii) any such Debt shall be payable exclusively with the proceeds of dividends received from the relevant lender of such Debt and (iv) to the extent such Debt is incurred by the Borrower, such Debt shall be in the form of a Subordinated Loan, and (z) in the case of the Borrower:

(i) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or currency exchange rates relevant to the Borrower’s and its Material Subsidiaries’ principal business, in each case incurred in the ordinary course of business for non-speculative purposes and consistent with prudent business practice,

(ii) Debt under this Agreement,

(iii) the assumption of Debt initially incurred for the sole purpose of facilitating the upstreaming of Distributions by Ylopa and Amazonia, provided, that (i) any such Debt shall bear an interest rate no higher than the market interest rate for comparable Debt and (ii) any such Debt shall be payable exclusively with the proceeds of dividends received from the relevant lender of such Debt,

(iv) unsecured Debt in the form of Subordinated Loans constituting all or part of the Capital Contribution, and

(v) extensions, renewals or replacements of any of the foregoing for the same or, except in the case of clause (ii) above, a lesser amount.

(c) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of the Relevant Subsidiaries to do so, except that (i) the Borrower or any Relevant Subsidiary may merge or consolidate with or into any other Person, if the Borrower or such Relevant Subsidiary, as the case may be, is the surviving entity and continues, in the case of a Relevant Subsidiary, to meet the criteria set forth in the definition of “Relevant Subsidiary” and (ii) the Borrower or any Relevant Subsidiary may merge or consolidate with or into any other Person if the surviving entity is not the Borrower or such Relevant Subsidiary, if such entity is approved by the Majority Lenders and the Administrative Agent and shall (x) if the Borrower is involved in such transaction, assume the Borrower’s Obligations under the Loan Documents and (y) if a Relevant Subsidiary is involved in such transaction, such surviving entity immediately becomes a Relevant Subsidiary hereunder upon consummation of such transaction, provided, in each case, that (A) such transaction complies in all respects with Sections 5.01(q) and 5.02(h), (B) no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and (C) such proposed transaction could not reasonably be expected to have a Material Adverse Effect.

(d) Accounting Changes. Make or permit, or permit any of its Material Subsidiaries to make or permit, any material change in accounting policies or reporting practices, except as required by Applicable GAAP.

(e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Core Assets, or grant any option or other right to purchase, lease, leaseback or otherwise acquire any Core Assets, except (i) in the case of any Subsidiary, (x) sales of inventory and/or, solely in the case of Siderar and Sidor, Permitted Accounts Receivable, in each case without recourse for fair market value in the ordinary course of its business, (y) dispositions of worn-out or obsolete assets in the ordinary course of business or (z) sales or leases of Core Assets where the Net Cash Proceeds of such sale or lease are applied within 180 days after the consummation of such sale to acquire or construct similar Core Assets to be used in the ordinary course of business of the seller or lessor and/or to prepay the Loans or, solely in the case of Siderar, the Siderar Term Loan; and (ii) in the case of the Borrower, to the extent otherwise permitted hereunder and the Net Cash Proceeds thereof are applied to prepay the Loans pursuant to Section 2.05.

(f) Investments in Other Persons. Make or hold, or permit any of its Relevant Subsidiaries to make or hold, any Investment in any Person, except:

(i) Investments by the Borrower and its Subsidiaries in Cash Equivalents,

(ii) Investments existing on the date hereof and described on Schedule 5.02(f) hereto and Investments in the Anticipated Acquired Shares and in any Equity Interests received in exchange for the Amazonia, Hylsa Latin and Ylopa Equity Purchase Price, and

(iii) Investments made by the Borrower or any Material Subsidiary to the extent otherwise permitted hereunder which are part of, or in lines of business which are substantially the same as, the lines of business of one or more of the

Borrower and its Material Subsidiaries as of the date hereof (which may include, for the avoidance of doubt, Subordinated Loans by the Borrower to a Material Subsidiary or Investments by any Relevant Subsidiary in Debt of the type described in Section 5.02(b)(y)); provided, that all consideration paid by the Borrower in respect of any such Investment made by the Borrower shall consist solely of amounts available in respect of Excess Cash of the Borrower after application of such Excess Cash (and of all amounts deducted in connection with the calculation thereof) pursuant to Section 2.05 hereof except that (A) in the case of any Allowed Investment made by the Borrower, such consideration may consist of Equity Interests of the Borrower, (B) upon and after the occurrence of the Zoompart Succession, the Borrower may make and hold Investments in I.I.I. consisting of Equity Interests in I.I.I. and/or Subordinated Loans to I.I.I. permitted under Section 5.02(b)(w) hereof, the consideration for which may consist of the assumption of the Subordinated Loans of I.I.I. as required under Section 8.08 hereof and (C) the Borrower may make and hold Investments in I.I.I. consisting of Equity Interests in I.I.I. in consideration for and in connection with the Zoompart Succession.

(g) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash rights, obligations or securities until (i) payment in full of the amount due on the Second Prepayment Date is received; (ii) prior to the repayment in full of the Tranche A Loans, only in the presence of Excess Cash, calculated after principal and interest debt service of the Tranche A Loans and the Tranche B Loans, in a proportion not to exceed an amount equal to 25% of such Excess Cash calculation; and (iii) following the repayment in full of the Tranche A Loans, only in the presence of Excess Cash, calculated after principal and interest debt service of the Tranche B Loans, in a proportion not to exceed an amount equal to 75% of such Excess Cash calculation.

(h) Change in Nature of Business, Structure or Reporting Policies. Make, or permit any of the Relevant Subsidiaries to make, any change in the nature of its business, corporate structure (including, without limitation, any intercompany sale or other transfer of any Core Asset) or accounting policies and reporting policies or change or amend the by-laws or other constituent documents of any Relevant Subsidiary (including, without limitation, any amendment or modification to the Ylopa “Contratos de Cuentas en Participación” that is not consented to by the Majority Lenders) in a manner determined by the Majority Lenders to be detrimental to the Loans or, during the Syndication Period, the syndication thereof. Without limitation of the foregoing, it is agreed that (i) the Borrower shall provide written notice to the Administrative Agent, as promptly as practicable but in any event not later than 15 Business Days prior to the date proposed for effecting the same, of any such action contemplated to be undertaken, and shall promptly provide to the Lenders any documentation related thereto or otherwise reasonably requested by any Lender or the Administrative Agent (including, without limitation, one or more opinions of counsel to the Borrower and/or any of it Subsidiaries) and (ii) any decrease or delay in receipt by the Borrower of cash from any Subsidiary pursuant to Section 5.01(q) determined by the Majority Lenders to have a reasonably likelihood of resulting from any such action shall be considered “detrimental” within the meaning of the foregoing sentence.

(i) Amendment, Etc., of Material Contracts. Cancel or terminate, or permit any Material Subsidiary to cancel or terminate, any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of the Borrower or such Material Subsidiary thereunder or that would impair the rights or interests of any Lender, or permit any of their Subsidiaries to do any of the foregoing if in any such case such action could reasonably be expected to have a Material Adverse Effect.

(j) Partnership Agreements. Enter into or suffer to exist any agreements whereby the Borrower becomes a general partner in any form of partnership.

(k) Margin Stock. Acquire or own, or permit any of the Relevant Subsidiaries to acquire or own, any Margin Stock.

(l) Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective, or permit any Subsidiary to enter into or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Subsidiary to distribute or otherwise transfer any of its assets to the Borrower, except contractual restrictions under agreements to the extent described in Schedule 3.01(e) hereto and as in effect on the Effective Date.

(m) Minimum Shareholdings. Cause or permit its direct or indirect economic and voting interest and shareholdings in Hylsamex to fall below the percentage acquired in the Acquisition or in Siderar to fall below 50% or in Ylopa or Amazonia to fall below 60%, provided, that if the Tenaris Letter is received, the minimum economic and voting interest and shareholdings requirement with regard to Amazonia and Ylopa shall be reduced to 39% from the Borrowing Date until the earlier of (i) the 6-month Anniversary of the Borrowing Date and (ii) the date Tenaris transfers its holdings in Amazonia and Ylopa to the Borrower.

(n) Acquisition Documents. Enter into any amendment or modification of any Acquisition Document without having (i) provided written notice to the Lenders of such intended amendment or modification not later than five Business Days prior the date such amendment or modification is proposed to be executed, describing the terms and setting forth the proposed text thereof, (ii) provided at or prior to such execution such other information or documents (including, without limitation, an opinion or opinions of counsel) reasonably requested by the Majority Lenders with respect thereto, and (iii) received the prior written consent of the Majority Lenders to the extent that the Majority Lenders have determined that such amendment or modification is material.

SECTION 5.03. Financial Covenants. The Borrower shall at all times (it being understood that Hylsamex and its Subsidiaries will not be deemed to be Subsidiaries of the Borrower for purposes of this Section 5.03 until the Borrowing Date):

(i) Leverage Ratio. Maintain a Leverage Ratio of no greater than 3.0, and make or permit (i) for the period commencing on the Effective Date and until the day the Borrower fully repays the Tranche A Loans, Hylsamex to maintain a Leverage Ratio of no greater than 2.0 and each of Sidor, Siderar and Techintrade to maintain a Leverage Ratio of no greater than 1.25 and (ii) for the period commencing on the day the Borrower fully repays the Tranche A Loans and until the Tranche B Maturity Date, each of Hylsamex, Sidor, Siderar and Techintrade to maintain a Leverage Ratio of no greater than 2.0;

(ii) Operating Cash Flow to Debt Service. Maintain a ratio of Operating Cash Flow to Debt Service of no less than 1.0 during the first 12 months after the Effective Date, no less than 1.5 from month 13 through month 24 after the Effective Date and no less than 2.0 from month 25 after the Effective Date until the Loans are fully repaid.

(iii) Debt Amount to Loans. Maintain a ratio of unconsolidated Debt to outstanding Loans of no more than 1.0, provided, that for purposes of such calculation, the outstanding amount of Debt incurred pursuant to clauses (y), (z)(i), (z)(iii) and (z)(iv) and, to the extent relating to clauses (z)(i) or (z)(iv), (z)(v), of Section 5.02(b) shall be disregarded.

(iv) Capital Expenditures and Capital Investments. Cause the aggregate amount of Capital Expenditures and Capital Investments of the Material Subsidiaries not to exceed for each year from the Borrowing Date the Dollar amount indicated below:

Maximum Aggregate Permitted Capital Expenditures and Capital Investments until Tranche A is repaid
	Year l		Year 2		Year 3
Hylsamex	US $	75 Million	US $	70 Million	US $	65 Million
Siderar	US $	220 Million	US $	220 Million	US $	170 Million
Sidor	US $	100 Million	US $	120 Million	US $	80 Million

It being understood, for the avoidance of doubt, that with respect to Siderar, the prospective acquisition listed in Note 2 to the Siderar section of Schedule 5.02(f) shall be included in the Year 1 calculation for Siderar above if such acquisition occurs at any time from the date of the Original Agreement through the end of Year 1 from the Borrowing Date. Following repayment in full of Tranche A, cause the aggregate Capital Expenditures and Capital Investments of Sidor not to exceed US $70 Million per annum, provided, that the Majority Lenders shall reasonably agree to a request to increase such limitation, provided, however, that if such requested increase is less than US $35 Million per annum and the Majority Lenders either (i) fail to respond or (ii) deny such request, any violation of such limitation resulting from aggregate Capital Expenditures and Capital Investment exceeding US $70 Million but amounting to less than US $105 Million shall not be treated as a Default.

(v) Maximum Debt. Cause consolidated Debt at any time outstanding of the Material Subsidiaries not to exceed (a) for Hylsamex, the lesser of (x) US $750 Million and (y) the greater of (A) US $700 Million and (B) the amount of Debt outstanding at the Closing Date, (b) for Sidor, US $570 Million, (c) for Siderar, US $440 Million and (d) for Techintrade, US $30 Million, provided, that for purposes of such calculation (I) with regard to each of Hylsamex and Siderar, the outstanding principal amount of any Debt that meets all the qualifications contained in clause (y) of Section 5.02(b) shall be disregarded and (II) with respect to Hylsamex, the Disregarded Hylsa Debt Amount, if any, shall be disregarded.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or the Borrower shall fail to pay interest on any Loan or make any other payment of fees or other amounts under this Agreement or any other Loan Document within three New York Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower (or any of its officers) herein or in any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d), (e), (j), (k), (m), (n), (o), (p), (q) or (r), 5.02, 5.03 or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 or more days after the earlier of the date on which (i) any of the officers of the Borrower or any Material Subsidiary become aware of such incorrectness and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent; or

(d) The Borrower or any of the Material Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least US $30 Million (or its equivalent in other currencies) in the aggregate of the Borrower and/or such Material Subsidiary, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt, and such acceleration occurs; or any such Debt shall otherwise be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) The Borrower or any of the Relevant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Relevant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, concurso mercantil, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, síndico, conciliador or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed, unbonded or unstayed for a period of 60 or more days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian, síndico, conciliador or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any action indicating its consent to, approval of or acquiescence in, any of the actions set forth above in this Section 6.01(e); or

(f) Judgments or orders for the payment of money in excess of US $30 Million (or its equivalent in other currencies) in the aggregate shall be rendered against the Borrower or any of the Relevant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 or more consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any non-monetary judgment or order shall be rendered against the Borrower or any of the Relevant Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 or more consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) The obligations of the Borrower under the Loan Documents shall fail to rank at least pari passu in priority of payment and in all other respects with all other secured, unsubordinated Debt of the Borrower; or

(i) Any material provision of any Loan Document shall cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so assert or state in writing, or the obligations of the Borrower under any Loan Document shall in any way become illegal; or

(j) Any Collateral Document or financing statement after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

(k) Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable of law for the execution, delivery, or performance by the Borrower of any Loan Document or to make such Loan, Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn or revoked or shall cease to be in full force and effect, or shall be modified in any manner that would have an adverse effect on the rights or remedies of any Agent or the Lenders; or

(l) Any Governmental Authority or any Person acting or purporting to act under such authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any significant portion of the property of the Borrower or any of the Relevant Subsidiaries; or

(m) A moratorium shall be agreed or declared in respect of any Debt of the Borrower or any restriction or requirement not in effect on the date of the Original Agreement shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Borrower for the purpose of performing any payment obligation under any Loan Document to which it is a party; or

(n) Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable law for the upstreaming or other transfer of dividends, Free Cash Flow or Distributable Income from any of the Relevant Subsidiaries to the Borrower or to make such upstreaming, transfer or loan legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Administrative Agent or the Lenders; or

(o) A Change of Control shall occur; or

(p) A change in the corporate structure of the Borrower or any of the Relevant Subsidiaries shall occur, excluding those changes made pursuant to or as permitted by the Loan Documents; or

(q) The Borrower shall fail to comply with the market flexibility provisions contained in the Fee Letter from the date of the Original Agreement to the earlier of (i) 125 days from the date of the Original Agreement and (ii) the Effective Date; or

(r) If as of the date hereof, the Borrower is not the direct or indirect owner of at least a 60% economic and voting interest in Amazonia and Ylopa, the failure by Tenaris to transfer at least 21% of the Equity Interest in each of Amazonia and Ylopa to the Borrower prior to the 6-month Anniversary of the Borrowing Date; or

(s) In the event that the Borrower does not acquire at least (i) a 77% direct or indirect economic and voting interest in Amazonia and (ii) a 56% direct or indirect economic and voting interest in Siderar, the failure by the Relevant Subsidiaries to upstream to the Borrower at least US $100 Million by December 31, 2005, provided, that if Tenaris Letter is provided, the ownership requirement with regard to Amazonia shall be reduced to 56% from the Borrowing Date until the earlier of (x) the 6-month Anniversary of the Borrowing Date and (y) the date Tenaris transfers its holdings in Amazonia to the Borrower;

then, and in any such event, the Administrative Agent (i) shall at the written request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare each Lender’s unused Commitment and the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare all or any portion of the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under clause (e) above, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and authorizes and directs the Collateral Agent to appoint the Co-Collateral Agent pursuant to terms and conditions that shall be in form and substance satisfactory to all the parties hereto. As to any matters not expressly provided for by the Loan Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to any Loan Document or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. Agent’s Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile transmission or email) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. Citibank, N.A., and Affiliates. With respect to its Commitment and the Loans made by it, Citibank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank, N.A. in its individual capacity as Lender, as applicable. Citibank, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank, N.A. was not the Agents and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to the Borrower or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify each Agent and their agents, officers, directors and employees (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Loans made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent (including reasonable attorney’s fees and expenses) in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents including the costs and expenses of defending itself against any claim (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including without limitation counsel fees) payable by the Borrower under Section 8.04, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party. It is expressly understood and agreed that the Co-Collateral Agent is and shall be third party beneficiary of this Section 7.05 and shall have the right to enforce the provisions of this Section 7.05 with the same effect as if the Co-Collateral Agent were signatory hereto. Except as expressly stated herein, this Section 7.05 shall be solely for the benefit of the parties to this Credit Agreement, and no other Person shall be a third-party beneficiary hereof.

SECTION 7.06. Successor Agent. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which in the case of the Administrative Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250 Million. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, mortgages, agreements or other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Majority Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Majority Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

SECTION 7.07. Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7.08. Concerning the Collateral Agent and the Collateral. The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States (“Foreign Collateral”) but shall at the specific request of Majority Lenders, appoint a Person or Persons to act on behalf of the Lenders with respect to such Foreign Collateral. Such qualified Person or Persons and the Collateral Agent shall, provided the same are reasonably acceptable to the Collateral Agent, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement purporting to relate to the Lien or security interest in such item of Foreign Collateral pursuant to which such Person or Persons shall exercise the rights and remedies of the Collateral Agent and Lenders in the Collateral for their respective benefit.

SECTION 7.09. Agents, Experts and Advisers. (a) The Collateral Agent may execute or perform any duties hereunder either directly or by or through agents, sub-agents, attorneys, custodians or nominees appointed in each case with due care and in good faith, and it shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(b) The Collateral Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any act or omission on the part of any of them.

(c) The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser whether retained or employed by the Borrower or by the Collateral Agent, in relation to any matter arising in the administration of the trusts hereof.

(d) An opinion of counsel may be based, insofar as it relates to factual matters of which the Borrower has knowledge, upon the certificate or opinion of or representation by an officer or officers of the Borrower unless such counsel knows the certificate, opinion or representation upon which such counsel’s opinion may be based is erroneous, or in the exercise of reasonable care should have known the same was erroneous.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, (ii) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or under any Collateral Document, (iv) release any portion of the collateral held to secure the obligations of the Borrower under the Loan Documents in any transaction or series of related transactions (except for releases of Collateral that are specifically provided for under the Stock Pledge Agreement, which will not require consent of any Lender or Agent to the extent provided therein) or permit the creation, incurrence, assumption or existence of any Lien on any portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or as may be permitted under Section 5.02(a) (disregarding for purposes of this clause any amendments or waivers of Section 5.02(a) that were not approved by all the Lenders), (v) release the Borrower from all of its obligations under the Loan Documents (other than as otherwise provided in Section 2.04), (vi) permit the Borrower to assign or transfer any of its rights or obligations under the Loan Documents except any assignment or transfer made pursuant to or expressly permitted under the Loan Documents, or (vii) amend Section 2.12 or this Section; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

(b) Subject to the terms and conditions herein provided, the Borrower shall promptly upon reasonable request by any Agent, or the Majority Lenders through the Administrative Agent, after consultation with the Borrower, correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof; and the Majority Lenders or the Lenders, as the case may be, shall, promptly upon reasonable request by the Borrower, after consultation with the Majority Lenders, correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, sent by facsimile transmission or delivered, if to the Borrower, at its addresses at Av. L.N. Alem 1067, 25th Floor, Buenos Aires, Argentina; if to any Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Collateral Agent, at its address at Citibank Agency & Trust, 388 Greenwich Street, 14th Floor, New York, New York 10013, Telephone No. (212) 816-5799, Facsimile No. (212) 816-5530; if to the Administrative Agent, at its address at Citibank, N.A., 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: DaWayne Sims, Telephone No. (302) 894-6011, Telecopy No. (212) 994-0961; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such parties in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed or sent by facsimile transmission, be effective when deposited in the mails, sent by facsimile transmission and confirmed by telephone, respectively, except that notices and communications to any Agent pursuant to Articles II, III or VII shall not be effective until received by such Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents, but only to the extent requested by the Administrative Agent.

(c) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the “Platform”).

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR

RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, THE COLLATERAL AGENT OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses up to an aggregate amount of US $100,000, including such analogous expenses associated with the Siderar Term Loan and (B) the reasonable fees and expenses of counsel for the Lenders and each Agent with respect thereto and with respect to advising each Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto), including, without limitation, fees and expenses of counsel for each Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

(b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against any Indemnified Party or the attorneys of such Indemnified Party, on any theory of liability arising out of or otherwise relating to this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. It is expressly understood and agreed that the Co-Collateral Agent is and shall be third party beneficiary of this Section 8.04(b) and shall have the right to enforce the provisions of this Section 8.04(b) with the same effect as if the Co-Collateral Agent were signatory hereto. Except as expressly stated herein, this Section 8.04(b) shall be solely for the benefit of the parties to this Credit Agreement, and no other Person shall be a third-party beneficiary hereof.

(c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

(d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.09, 2.11, 2.12 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable under the Loan Documents.

SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, whether or not such Lender shall have made any demand under this Agreement or the Note held by such Lender and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have. For the avoidance of doubt, the rights of each Lender and its Affiliates under this Section 8.05 are not applicable to any Person other than the Borrower.

SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by the Majority Lenders that the Majority Lenders have executed it, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, other than as provided in Section 8.08.

SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to any Lender or any Lender Affiliate or, with the consent of the Administrative Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrower (which, in each case, shall not be unreasonably withheld or delayed, and which, in the case of the Borrower, shall be deemed to have been given if the Borrower fails to respond to a written request within five New York Business Days of delivery of such request, provided, however, that prior to the Effective Date each such assignment of Commitments hereunder shall take effect only upon execution by the parties hereto and each such assignee of the amendment and restatement hereof pursuant to Section 3.01(p) on and as of the Effective Date), to an additional bank, financial institution or other entity all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or the Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than US $5 Million or an integral multiple of US $1 Million in excess thereof (or, during the Syndication Period, less than US $10 Million or an integral multiple of US $1 Million in excess thereof) and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of US $3,500 (other than during the Syndication Period or in the case of an assignment by a Lender to its Subsidiary or Affiliate). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (z) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, each Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

(e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights or obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

(g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the U.S. Federal Reserve System.

(h) Notwithstanding any other provision set forth in this Agreement, the Borrower may assign all of its rights and obligations under the Loan Documents to a Person satisfactory in every respect to the Lenders and pursuant to documentation in form and substance satisfactory to the Lenders and the Administrative Agent including, without limitation, the guarantee of the obligations to be assumed by such Person by the Borrower and the provision of legal opinions, provided, that this Section 8.07(h) shall not apply to the Zoompart Succession.

SECTION 8.08. Zoompart Succession. At any time after the date hereof, I.I.I. may assign, and Zoompart may assume, upon execution and delivery by I.I.I., Zoompart and the Administrative Agent on behalf of the Majority Lenders of the Zoompart Accession Agreement, all of I.I.I.’s rights and obligations hereunder, and, upon execution and delivery of such documents, agreements or instruments as may be required thereunder, under the other Loan Documents and the Acquisition Documents to the extent then in effect, effective as of the Business Day (the “Zoompart Succession Date”) that each of the following conditions has been satisfied or (other than with respect to clause (j)), waived by the Majority Lenders:

(a) the Zoompart Succession Date shall be at least 10 Business Days before the Effective Date or at least 5 Business Days after the Borrowing Date;

(b) the Borrower shall have provided to the Administrative Agent written notice of its intention to effect the Zoompart Succession as promptly as practicable, but in any event not later than 30 days prior to the Zoompart Succession Date;

(c) Zoompart shall be duly incorporated, validly existing and in good standing under the laws of Luxembourg;

(d) Zoompart shall have no Debt, other than Debt (i) under Subordinated Loans constituting all or part of the Capital Contribution, (ii) under the Loan Documents and (iii) other Debt satisfactory to the Majority Lenders;

(e) simultaneously with the Zoompart Succession, (i) Zoompart shall enter into each of the other Loan Documents and Acquisition Documents to which the Borrower is then a party and to any Subordinated Loan of the Borrower constituting part of the Capital Contribution and shall accede to and assume all rights and obligations of the Borrower thereunder, including any amendment or amendment and restatement of this Agreement or any other Loan Document requested by the Majority Lenders, and each such Loan Document and Acquisition Document and Subordinated Loan shall (x) terminate with respect to the Borrower, with such exceptions as shall be acceptable to the Majority Lenders, (y) be and remain in full force and effect and (z) constitute the legal, valid and binding obligation of Zoompart, enforceable against Zoompart in accordance with its terms, (ii) Zoompart shall become the direct or, through one or more Intermediate Holding Companies or Material Subsidiaries, indirect, owner of 100% of I.I.I., at least 60% of the Equity Interest of Amazonia, at least 50% of Siderar, at least 99% of Techintrade and at least 60% of Ylopa; provided, that if the Tenaris Letter is provided to the Administrative Agent on or prior to a date no later than 30 days after the date hereof and the transfers to the Borrower of the Equity Interests referred to therein shall not yet have occurred, the ownership requirement with regard to Amazonia and Ylopa shall be reduced to at least 39%; (iii) I.I.I. shall become an Intermediate Holding Company hereunder; and (iv) the Administrative Agent shall have received, on behalf of the Lenders, complete and accurate copies of all the documentation with respect to the foregoing, including, without limitation, copies of all accession agreements, amendments, supplements and other instruments relating to the substitution of Zoompart for the Borrower under each Loan Document, Acquisition Document and Subordinated Loan (collectively, the “Zoompart Succession Documents”), the by-laws and other constituent documents of Zoompart and any other entity deemed relevant to the foregoing by the Majority Lenders and any shareholder agreements related thereto, all in form and substance acceptable to the Majority Lenders and the Administrative Agent and their counsel;

(f) the completion by the Lenders of all due diligence relevant to the Zoompart Succession, including without limitation with respect to Zoompart and its Subsidiaries, in scope and determination satisfactory to the Majority Lenders and the Administrative Agent;

(g) the Administrative Agent shall have received, in sufficient copies for each Lender, the financial statements of Zoompart, dated as of a date not earlier than 30 days prior to the Zoompart Succession Date, including balance sheets and statements of income and cash flows, in each case prepared in accordance with Applicable GAAP and, to the extent the Zoompart Succession Date occurs more than 75 days after the date of the Original Agreement, audited by independent certified public accountants of recognized international standing;

(h) there shall exist no action, suit, investigation or proceeding pending or, to the knowledge of Zoompart, the Borrower or any of the Borrower’s Subsidiaries, threatened, in any court or before any arbitrator or Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document (including the Zoompart Accession Agreement and all other documents related to the Zoompart Succession) or any Acquisition Document or the consummation of the transactions contemplated hereby or thereby;

(i) the Borrower shall have paid all fees and expenses of the Agents, the Joint Lead Arrangers, the Arrangers, Joint Bookrunners, the Manager and the Lenders (including the reasonable fees and expenses of counsel) incurred in connection with the Zoompart Succession;

(j) the Zoompart Succession shall not have an adverse effect on the Loans held by, or rights under any Loan Document of, any Lender;

(k) on the Zoompart Succession Date, the following statements shall be true and correct, and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of each of the Borrower and Zoompart, dated the Zoompart Succession Date, stating that:

(i) the representations and warranties of each of the Borrower and Zoompart set forth in Schedule 8.08(k) hereto, in form and substance acceptable to the Lenders, are true and correct on and as of the Zoompart Succession Date, both before and after giving effect to the Zoompart Succession;

(ii) all conditions precedent to the Zoompart Succession contained in any other Loan Document and any Acquisition Document have been satisfied or waived simultaneously with or prior to the Zoompart Succession, in accordance with applicable law and the terms and conditions thereof, and each of the Borrower and Zoompart and each other party thereto shall be in compliance with, and shall comply at and upon giving effect to the Zoompart Succession with, the provisions of the Loan Documents (including the Zoompart Succession Documents) and the Acquisition Documents; and

(iii) no event has occurred and is continuing, or would result from the Zoompart Succession, that constitutes or would constitute a default under any Loan Document (including a Default hereunder)

(l) the Administrative Agent shall have received on or before the Zoompart Succession Date the following, each dated the Zoompart Succession Date, in form and substance reasonably satisfactory to the Majority Lenders:

(i) certified copies of (x) the resolutions of the board of directors of each of the Borrower and Zoompart approving the transactions contemplated in connection with the Zoompart Succession and the negotiation and execution of the Zoompart Succession Documents and the execution of the Loan Documents and the Acquisition Documents, (y) the charter and by-laws of each of the Borrower and Zoompart as in effect on the date the resolutions specified in clause (x) were adopted and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents (including the Zoompart Succession Documents) and the Acquisition Documents, and a certificate of the Secretary or an Assistant Secretary of each of the Borrower and Zoompart certifying the absence of any change or amendment to the charter and by-laws of the Borrower or Zoompart (as the case may be) since the date the resolutions specified in clause (x) were adopted;

(ii) a certificate of the Secretary or an Assistant Secretary of each of the Borrower and Zoompart certifying the names and true signatures of the officers of the Borrower or Zoompart (as the case may be) authorized to sign the Zoompart Succession Documents and the other documents to be delivered hereunder or thereunder;

(iii) a letter from the Process Agent indicating its acceptance of the appointment by Zoompart, as Borrower, pursuant to Section 8.13(b);

(iv) favorable opinions of such counsel to I.I.I. and Zoompart as shall be acceptable to the Majority Lenders (which may include, without limitation, New York, Luxembourg, Mexican, Chilean, British Virgin Islands and Argentine counsel), regarding such matters relevant to the Zoompart Succession as shall be determined by the Majority Lenders, all in form and substance satisfactory to the Majority Lenders;

(v) favorable opinions of such counsel to the Lenders and the Agents as shall be acceptable to the Majority Lenders (which may include, without limitation, New York, Luxembourg, Mexican, Chilean, British Virgin Islands and Argentine counsel), regarding such matters relevant to the Zoompart Succession as shall be determined by the Majority Lenders, all in form and substance satisfactory to the Majority Lenders; and

(vi) such other documents as the Administrative Agent may reasonably request;

(m) no law, regulation or decree or other action by any Governmental Authority shall be made or taken that imposes materially adverse conditions upon the Zoompart Succession Documents, the Loan Documents or the Acquisition Documents or any of the transactions contemplated hereby or thereby; and none of the Zoompart Succession Documents, the Acquisition Documents, the Loan Documents or the transactions contemplated hereby or thereby shall conflict with, violate or result in a default under any contract, agreement or instrument to which any of Zoompart, the Borrower or any Relevant Subsidiary is a party; and

(n) all governmental and third party consents and approvals necessary or appropriate in connection with the Zoompart Succession Documents and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions not acceptable to the Majority Lenders) and shall remain in effect.

SECTION 8.09. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender’s Affiliates and its and their respective officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, or to Persons with (or through) whom such Agent or Lender enters into (or may potentially enter into) any sub-participation, any securitization, any hedge or any other transaction under which payments are to be made by reference to this Agreement, and then only on a confidential basis, (b) as required by any law, rule or regulation or subpoena or other judicial process, (c) as requested or required by any Governmental Authority or examiner regulating or purporting to regulate banks or banking, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender, or (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceedings relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

SECTION 8.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12. Release of Collateral. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of the Borrower in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

(b) Upon the repayment in full of all Obligations in respect of the Tranche A Loans the Administrative Agent shall send notice of such repayment to the Collateral Agent and upon receipt of such notice the Collateral Agent shall release in full the Collateral from the Liens thereon granted under any of the Collateral Documents, such Liens shall to such extent be released with respect to such Collateral, the Collateral shall be delivered pursuant to the Stock Pledge Agreement, such release shall be binding upon all Secured Parties and the Collateral Agent shall not have any liability to any Secured Party on account of such release.

SECTION 8.13. Jurisdiction, Etc. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. For the avoidance of doubt, no parties shall be subject to arbitration proceedings with respect to this Agreement.

(b) The Borrower hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent’s above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 8.02.

(c) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (d) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(e) Nothing in this Section 8.13 shall affect the right of a Secured Party to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions, including, without limitation, the courts sitting in the British Virgin Islands, Luxembourg, Mexico and Argentina.

SECTION 8.14. Judgment Currency. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase U.S. Dollars with such other currency in New York City on the New York Business Day preceding that on which final, non-appealable judgment is given.

(b) The obligations of the Borrower in respect of any sum due to the Secured Parties hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the New York Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency, the Administrative Agent may, in accordance with normal, reasonable banking procedures, purchase U.S. Dollars with such other currency. If the amount of U.S. Dollars so purchased is less than the sum originally due to the Lender, in U.S. Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss.

SECTION 8.15. Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each party to this Agreement, which information includes the name and address of each party to this Agreement and other information that will allow such Lender or Agent, as applicable, to identify each party to this Agreement in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agent or Lender in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.

SECTION 8.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

I.I.I. – INDUSTRIAL INVESTMENTS INC., as Borrower

By
Title:

By
Title:

CITIBANK, N.A., as Administrative Agent

By
Title:

CITIBANK, N.A., as Collateral Agent

By
Title:

Lenders

Commitment

US $125,000,000

Citibank, N.A., acting through its International Banking Facility

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $7,500,000

Citibank, N.A.

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $112,500,000

BNP Paribas

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $112,500,000

BAYERISCHE HYPO- UND VEREINSBANK AG

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $112,500,000

HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $100,000,000

Calyon New York Branch

By
Title:	Director

By
Title:	Director

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $100,000,000

Mediobanca - Banca di Credito Finanziario S.p.A.

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $45,000,000

JPMorgan Chase BK, N.A.

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $100,000,000

WestLB AG, New York Branch

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $15,000,000

ABN AMRO Bank N.V.

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $20,000,000

Banco Itaú Europa S.A.- Sucursal Financeira Exterior- Madeira

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $75,000,000

BBVA Bancomer, SA, Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

Lenders

Commitment

US $75,000,000

Banca Nazionale del Lavoro, S.p.A., New York Branch

By
Title:

By
Title:

US $1,000,000,000    Total of the Commitments

SCHEDULE 1.01-A

[RESERVED]

SCHEDULE 1.01-B

CASH EQUIVALENTS

“Cash Equivalents” means

(i)	cash in currencies issued by any Governmental Authority, including without limitation Dollars, Euros, Argentine Pesos, Mexican Pesos and Venezuelan Bolivares; and

(ii)	all instruments (including, without limitation and for the avoidance of doubt, money market investments, marketable securities, checks and deferred payment checks (cheques de pago diferido)), issued by investment grade issuers and top-tier banks in the applicable jurisdiction, which may be converted into currency at any time and without delay (except in the case of deferred payment checks (cheques de pago diferido) which shall be deemed “Cash Equivalents” hereunder if they can be readily converted into currency within a period not exceeding 30 days).

SCHEDULE 1.01-C

EXISTING DEBT

In this Schedule “ARP” means Argentine Pesos and “VEB” means Venezuelan bolivares.

Borrower:

Type of agreement	Creditor	Principal amount outstanding		Maturity
US$ 1,000 M Credit Agreement	Citibank N.A. as Administrative Agent, and the lender institutions listed therein	US$	1,000M	August 2010
Convertible and Subordinated Loan Agreement	Tenaris	US$	21,719,464.38	August 2011
Second Convertible and Subordinated Loan Agreement	Tenaris	US$	18,009,310.72	August 2011
Convertible and Subordinated Loan Agreement	I.I.I. Industrial Investments Inc.	US$	391,000,000	August 2011
Convertible and Subordinated Loan Agreement	Techintrade Corp.	US$	49,189,616.22	August 2011
Convertible and Subordinated Loan Agreement	Usinas Siderurgicas de Minas Gerais S/A - USIMINAS	US$	100,000,000	August 2011
Second Convertible and Subordinated Loan Agreement	Usinas Siderurgicas de Minas Gerais S/A - USIMINAS	US$	14,103,232.40	August 2011
Loan	Amazonia	US$	10,179,215.59	August 2006
Loan	Ylopa	US$	4,933,675.80	August 2006

Siderar:

Type of Agreement	Creditor	Principal amount outstanding		Maturity
Operating Financing	HSBC – Buenos Aires	ARP	32,900,000	August 2005
Operating Financing	Banco Bilbao Vizcaya Argentaria – Buenos Aires	ARP	9,500,000	August 2005
Operating Financing	BankBoston - Sucursal Buenos Aires	ARP	4,000,000	August 2005
Import Financing	Bayerische Vereinsbank	US$	182,272	August 2005 / February 2007
Operating Financing	Banco Bilbao Vizcaya Argentaria – Buenos Aires	ARP	27,300,000	September 2005
Import Financing	Banque Paribas	US$	162,371	September 2005
Import Financing	Galicia	US$	58,635	September 2005
Import Financing	Bayerische Vereinsbank - Aktieng.	US$	831,033	May 2006
Import Financing	Banco Bilbao Viscaya Argentaria	US$	100,370	August 2006
Import Financing	BankBoston	US$	1,576,829	November 2007
US$ 380 M Credit Financing	Citibank N.A. as administrative Agent, and the lender institutions listed therein	US$	380,000,000	August 2008

Sidor:

Type of agreement	Creditor	Principal amount outstanding		Maturity
Pagaré	BANESCO Banco Universal C.A.	VEB	34,775,000,000	August 2005
Contrato EDELCA (US$20 MM)	C.V.G. Electrificación del Caroní C.A. (EDELCA)	US$	293,827	November 2005
Acuerdo N°0912/00 Para Modernización de Máquina de Colada Continua N° 1 Acería de Palanquilla (as amended)	DANIELI & C.S.P.A	US$	1,560,600	December 2006
Contrato Modificatorio de Contrato de Deuda entre Sidor y El Banco de Desarrollo Económico y Social de Venezuela (“Bandes Agreement”)	Banco de Desarrollo Económico y Social de Venezuela (Bandes)	US$	77,498,299[1]	November 2011
Contrato EDELCA (Tramo A)	C.V.G. Electrificación del Caroní C.A. (EDELCA)	US$	17,690,850[2]	December 2013
Contrato FMO (no name)	C.V.G. Ferrominera del Orinoco C.A.	US$	2,991,757[3]	December 2013
Amended and Restated Consolidated Refinancing Agreement	Tranche A and Tranche B Lenders	US$	167,321,322	November 2014
Contrato de Cuentas en Participación SIDOR/YLOPA	Ylopa		Amount due under Contract based on excess cash of Sidor	December 2018
Contrato de Cuentas en Participación SIDOR/CVG	Corporación Venezolana de Guayana (CVG)		Amount due under Contract based on excess cash of Sidor	December 2018

[1]	Includes capitalized interest for USD 6,946,092 as of August 15, 2005
[2]	Includes capitalized interest for of USD 3,911,840 as of June 30, 2005
[3]	Includes capitalized interest for USD 548,852 as of June 30, 2005

Inversiones Siderúrgicas S.A.:

Type of agreement	Creditor	Principal amount outstanding		Maturity
Loan	Ylopa	US$	15,218,458.10	May 2006
Loan	Amazonia	US$	12,707,060.46	May 2006
Loan	Amazonia	US$	21,264,097.67	August 2006

Prosid Investments S.C.A.:

Type of agreement	Creditor	Principal amount outstanding		Maturity
Loan	Amazonia	US$	7,310,122.36	May 2006
Loan	Ylopa	US$	4,933,675.81	May 2006
Loan	Amazonia	US$	12,232,817.85	August 2006

Amazonia:

Type of agreement	Creditor	Principal amount outstanding		Maturity
Convertible Loan Agreement	Prosid Investments S.C.A.	US$	946,795	(see note below)
Convertible Loan Agreement	Inversiones Siderúrgicas S.A.	US$	2,920,293	(see note below)
Convertible Loan Agreement	Tenaris	US$	2,079,104	(see note below)
Convertible Loan Agreement	Alfa Subsidiarias S.A. de C.V.	US$	946,795	(see note below)
Convertible Loan Agreement	Usiminas International Limited	US$	1,628,163	(see note below)

Note: pursuant to the Convertible Loan Agreement, dated as of March 31, 2003, between Amazonia and Ylopa (the “Convertible Loan Agreement”), all accrued interest shall be deferred and shall be due and payable on the Final Maturity Date (such date as defined in the Convertible Loan Agreement) provided that, in the event that Amazonia resolves to make a dividend payment to its shareholders (a “Dividend Payment”) on any date after the later of the Amended and Restated Consolidated Refinancing Agreement Repayment Date (such date as defined in the Convertible Loan Agreement) and the Amended RoV Sidor Debt Agreement Repayment Date (such date as defined in the Convertible Loan Agreement) shall have occurred, any interest accrued and unpaid up to the date stipulated for payment of such Dividend Payment and up to an amount equal to such Dividend Payment shall be payable on the Business Day (such date as defined in the Convertible Loan Agreement) prior to the date on which any such Dividend Payment shall be made.

Hylsamex:

Type of agreement	Creditor	Principal amount outstanding		Maturity
US$ 12.5 M Revolving Credit Agreement of Consorcio Minero Benito Juárez Peña Colorada, S.A. de C.V. (“Peña Colorada”)	Banco Nacional de Comercio Exterior, S.N.C. (Bancomext)	US$	10.7 M	October 2005
US$ 70 M Credit Facility	Banco Inbursa	US$	70M	August 2006
Medium Term Notes due 2007	Holders of Medium Term Notes	US$	6.6M	September 2007
Equipment Financing Agreement of Peña Colorada	Caterpillar Arrendadora Financiera, S.A. de C.V., Organización Auxiliar de Crédito, Grupo Financiero Caterpillar México	US$	1.2 M	November 2007
US$ 9 M Credit Agreement of Peña Colorada	Nacional Financiera, S.N.C., acting through the Fideicomiso de Fomento Minero	US$	2.6 M	December 2007
US$ 4 M Credit Agreement to Galvak	Wells Fargo Bank Texas N.A.	US$	2.6 M	November 2008
US$ 175 M Credit Agreement of Galvak	Citibank N.A. as Administrative Agent and the lender institutions listed therein	US$	175 M	August 2009
US$ 160 M Agreement of Hylsa	Citibank N.A. as Administrative Agent, and the lender institutions listed therein	US$	160 M	September 2009
US$ 150 M Credit Agreement of Hylsa	Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa	US$	150 M	May 2010
US$ 161 M Trust Indenture of Hylsa relating to issuance of Notes Due 2010	Holders of Notes Due 2010	US$	161 M	December 2010
US$ 6 M Credit Agreement of Peña Colorada	Nacional Financiera, S.N.C., acting through the Fideicomiso de Fomento Minero	US$	6.0 M	December 2010
ISDA Master Agreement dated August 10, 2001 and related confirmations dated September 13, 2001	Enron North American Corp.	US$	2,801,173	Not determined

SCHEDULE 1.01-D

EXISTING LIENS

In addition to the Liens described in this Schedule 1.01-D, there may exist Liens securing assets or property of the Borrower and its Subsidiaries created in the ordinary course with an aggregate fair market value not exceeding US$ 15,000,000.

Amazonia:

Amazonia is subject to negative pledge covenants contained in the following agreements, which affect its ability to create liens on its assets (subject to certain exceptions):

(a)	the Sponsors’ Undertaking and Negative Pledge Agreement dated March 31, 2003, among Amazonia, Sidor, Siderar, Tubos de Acero ae México, S.A., Inversiones Siderúrgicas S.A. (“Inversiones Siderúrgicas”), Hylsa Latin, LLC (“Hylsa Latin”), Hylsamex, Prosid Investments S.C.A. (“Prosid”), Siderúrgica Venezolana “Sivensa”, S.A. (“Sivensa”), Tamsider, LLC (“Tamsider”), Usinas Siderúrgicas de Minas Gerais S.A. - Usiminas (“Usiminas”), Usiminas International Ltd (“Usiminas International”) and Ylopa (collectively the “Amazonia Shareholders”), and Deutsche Bank AG New York Branch (“DB”) (the “Sponsors’ Undertaking and Negative Pledge Agreement”); and

(b)	the Venezuelan Negative Pledge Agreement dated June 20, 2003, among Amazonia, Siderar, the Amazonia Shareholders, and Bandes (the “Venezuelan Negative Pledge Agreement”).

Siderar:

Prosid, a wholly-owned subsidiary of Siderar, is subject to negative pledge covenants contained in the following documents, which affect its ability to create liens on the shares issued by Amazonia (subject to certain exceptions): (a) the Sponsors’ Undertaking and Negative Pledge Agreement, and (b) the Venezuelan Negative Pledge Agreement.

Sidor:

1.	Security trusts on land and fixed assets of Sidor (excluding Sidor’s offices in Caracas) to guarantee Sidor’s obligations under (a) the Amended and Restated Consolidated Refinancing Agreement, dated as of March 31, 2003 among Sidor, the banks and financial institutions named therein and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, as amended (the “ARCRA”); (b) the Bandes Agreement; (c) the amended agreement dated June 16, 2003, between Sidor and C.V.G. Ferrominera Orinoco, C.A. (“FMO”); (d) the amended agreement dated June 18, 2003, between Sidor and C.V.G. Electrificación del Caroní, C.A. EDELCA (“Edelca”) and (e) the agreement dated June 18, 2003, between Sidor and Edelca. The aforementioned security trusts were established pursuant to:

(A)	the Security Trust Agreement dated June 20, 2003 among Sidor, DB, Bandes, FMO, Edelca and Banesco as trustee. The lienholders under said Security Trust Agreement are DB as Administrative and Collateral agent for the Lenders (as defined under the ARCRA), Bandes, FMO and Edelca, and the outstanding principal amount of the obligations secured thereby amount to the sum of: in the case of the agreement set forth in (a) above: US$167,321,322 (ARCRA); in the case of the agreement set forth in (b) above: US$77,498,299 (Bandes Agreement); in the case of the agreement set forth in (c) above: US$2,991,757 (FMO); in the case of the agreement set forth in (d) above: US$17,690,850 (Edelca); in the case of the agreement set forth in (e) above: US$293,827 (Edelca); and

(B)	the Amended and Ratified Security Trust Agreement dated June 20, 2003 among Sidor, DB, Bandes, FMO, Edelca, Venezolano de Crédito C.A. as trustee and Banesco as depositary. The lienholders under said Security Trust Agreement are DB as Administrative and Collateral Agent for the Lenders (as defined under the ARCRA), Bandes, FMO and Edelca, and the outstanding principal amount of the obligations secured thereby amount to the sum of: in the case of the agreement set forth in (a) above: US$167,321,322 (ARCRA); in the case of the agreement set forth in (b) above: US$77,498,299 (Bandes Agreement); in the case of the agreement set forth in (c) above: US$2,991,757 (FMO); in the case of the agreement set forth in (d) above: US$17,556,126 (Edelca); in the case of the agreement set forth in (e) above: US$293,827 (Edelca).

2.	Pledge and security trust on the shares issued by Matesi Materiales Siderúrgicos, S.A. (formerly Materiales Siderúrgicos Masisa, S.A.) (“Matesi”) owned by Sidor pursuant to (i) the Pledge Agreement dated July 9 and 12, 2004 among Sidor, Matesi, DB, Bandes, Banesco and Talta-Trading & Marketing Lda. (“Talta”), whose lienholders are DB as Administrative and Collateral Agent for the Lenders (as defined under the ARCRA) and Bandes and the outstanding principal amount of the obligations secured thereby amount to the sum of (i) US$167,321,322 in the case of the ARCRA and (ii) US$77,498,299 in the case of the Bandes Agreement, and (ii) the Security Trust Agreement dated July 9 and

12, 2004 among Sidor, Matesi, DB, Bandes, Banesco as trustee and Talta, whose lienholders are DB as Administrative and Collateral Agent for the Lenders (as defined under the ARCRA) and Bandes and the outstanding principal amount of the obligations secured thereby amount to the sum of (i) US$167,321,322 in the case of the ARCRA and (ii) US$77,498,299 in the case of the Bandes Agreement.

3.	Lien on Continuous Billet Casting Machine (máquina de colada continua) in favor of Danieli SpA. to secure payment of the purchase price balance of such machine, which amounts to US$1,560,600.

4.	Existing Liens on cash arising in the ordinary course of business to secure trade payables for an aggregate amount of US$16,917,978.

5.	Sidor is subject to negative pledge covenants contained in the following agreements, which affects its ability to create liens on its assets (subject to certain exceptions):

(a)	the ARCRA; and

(b)	the Bandes Agreement.

Hylsamex:

1.	The Amazonia Shareholders Agreement (“Convenio de Accionistas”), dated December 17, 1997 among Hylsamex, Hylsa Latin, Siderar, Tamsider, Techint Engineering Company (“TEC”), Siderúrgica Angostura, CA, Sivensa and Usiminas, as amended

2.	The Sponsors’ Undertaking and Negative Pledge Agreement, dated as of March 31, 2003 as amended, among Amazonia, Sidor, the Amazonia Shareholders (as defined in the agreement) from time to time party thereto, the Sidor Shareholders (as defined in the agreement) from time to time party thereto, the Affiliated Amazonia Debt Holders (as defined in the agreement) from time to time party thereto, the Affiliated Sidor Debt Holders (as defined in the agreement) from time to time party thereto and DB, as Administrative Agent for the lenders under the Amended and Restated Consolidated Refinancing Agreement, dated as of March 31, 2003 among Sidor, the lenders party thereto and DB.

3.	Escrow Agreement, dated as of June 30, 1998, by and among Hylsamex, Hylsa Latin, Siderar, Tamsider, TEC, Sivensa, Usiminas, Amazonia and BoNY.

4.	The Amended and Restated Articles of Association of Amazonia, dated as of October 3, 2003.

5.	Amazonia Debt Pledge Agreement, dated June 20, 2003, by and among Ylopa, Hylsa Latin, Inversiones Siderúrgicas, Prosid, Tamsider, and Usiminas International, as the grantors, DB and Amazonia.

6.	The Operating Agreement of Hylsa Latin, dated as of December 10, 1997, by and between Hylsamex, Hylsa, and Alpek, as amended.

7.	Lien on account receivables to guarantee Peña Colorada’s obligations under the US$ 12,500,000 Revolving Credit Facility Agreement, dated as of March 18, 1997, expiring on October 31, 2005, by and between Peña Colorada and Banco Nacional de Comercio Exterior, S.N.C. (Bancomext), as amended. The total amount outstanding under the described facility amounts to US$ 10,700,000.

8.	Lien on equipment, land and residential development to guarantee Peña Colorada’s obligations under the US$ 9,000,000 Credit Agreement, dated as of November 13, 1997, expiring on November 13, 2007 by and between Peña Colorada and Nacional Financiera, S.N.C., acting through the Fideicomiso de Fomento Minero, as amended on September 7, 2001. The total amount outstanding under the described credit agreement amounts to US$ 2,600,000.

9.	Lien on equipment, land and residential development to guarantee Peña Colorada’s obligations under the US$ 6,000,000 Credit Agreement, dated as of November 13, 1997, expiring on December 13, 2010, by and between Peña Colorada, and Nacional Financiera, S.N.C., acting through the Fideicomiso de Fomento Minero. The total amount outstanding under the described credit agreement amounts to US$ 6,000,000.

10.	Equipment Financing Agreement, dated as of July 26, 2002, by and between Peña Colorada and Caterpillar Arrendadora Financiera, S.A. de C.V., Organización Auxiliar del Crédito, Grupo Financiero Caterpillar México. The total amount outstanding under the described agreement amounts to US$ 1,200,000.

11.	Joint Venture Agreement, dated as of September 29, 1994, among Hylsa, Worthington Industries Mexico, S.A. de C.V., Acerex, S.A. de C.V. (“Acerex”), Worthington Industries, Inc. and Alfa, S.A. de C.V.

12.	Articles of Organization of Acerex, dated October 14, 1994.

13.	Lien on domestic and export eligible customer collections to guarantee Galvak’s obligations under the US$175,000,000 Credit Agreement, dated as of August 6, 2004, expiring on August 13, 2009 as amended and restated as of September 29, 2004, among Galvak, Citibank N.A., as Administrative Agent, and the lender institutions listed therein. The total amount outstanding under the described credit agreement amounts to US$ 175,000,000.

14.	Lien on machinery and equipment to guarantee Galvak’s obligations under the US$ 4,000,000 Credit Agreement, dated as of October 29, 2003, expiring on November 14, 2008, by and between Galvak and Wells Fargo Bank Texas, N.A. The total amount outstanding under the described credit agreement amounts to US$ 2,800,000.

15.	Operational Lease Agreement, dated October 19, 2004, expiring on July 15, 2010 among Express Anahuac Servicios, S.A. de C.V. (“Anahuac Servicios”), Arrendadora Banorte and Hylsamex as Guarantor, for an amount of up to US$ 10,000,000.

16.	Pledge Agreement dated October 15, 2004, between Arrendadora Banorte and Anahuac Servicios, whereby Anahuac Servicios’s collection rights under the Sub Leasing Agreement, dated October 15, 2004, by and between Anahuac Servicios and Express Anahuac, S.A. de C.V. (“Anahuac”), are pledged in favor of Arrendadora Banorte as a guarantee of the Operational Lease Agreement. The total amount outstanding under the Operational Lease Agreement amounts to US$ 1,542,962.

17.	Pledge Agreement dated October 15, 2004, between Arrendadora Banorte and Anahuac, whereby Anahuac’s collection rights under the Freight Services Agreement, dated October 5, 2004, by and between Hylsa and Anahuac, are pledged in favor of Arrendadora Banorte as a guarantee of the Operational Lease Agreement. The total amount outstanding under the Operational Lease Agreement amounts to US$ 2,600,000.

SCHEDULE 1.01-E

LENDERS

Lender	Lending Office
Citibank, N.A., acting through its international banking facility	Citibank, N.A. International Banking Facility 399 Park Avenue New York, NY 10043 – USA

Citibank, N.A.	Citibank, N.A. 2 Penns Way Suite 200 New Castle, DE 19720 – USA

ABN AMRO Bank N.V.	ABN AMRO Bank N.V. Gustav Mahlerlaan 10. Amsterdam, The Netherlands

BNP Paribas	BNP Paribas 787 Seventh Avenue 30th Floor, New York, NY 10019 – USA

BAYERISCHE HYPO- UND VEREINSBANK AG	BAYERISCHE HYPO- UND VEREINSBANK AG 150 East 42nd St. - 31st Floor New York, NY 10017 – USA

HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC Paseo de la Reforma #156, Col. Juarez, Delegacion Cuauhtemoc, 06600 Mexico

Calyon New York Branch	Calyon New York Branch 1301 Avenue of the Americas New York, N.Y. 10019 – USA

Mediobanca - Banca di Credito Finanziario S.p.A.	Mediobanca - Banca di Credito Finanziario S.p.A. Piazzetta Enrico Cuccia, 1 20121 Milano Italy

JPMorgan Chase BK, N.A.	JPMorgan Chase BK, N.A. 270 Park Avenue New York, NY 10017 – USA

WestLB AG, New York Branch	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 – USA

Banco Itatú Europa S.A.- Sucursal Financeira Exterior- Madeira	Banco Itaú Europa S.A.- Sucursal Financeira Exterior- Madeira Av. Arriaga, 77, 2°, sala 201, 9000-060 Funchal, Madeira, Portugal

BBVA Bancomer, SA, Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán

BBVA Bancomer, S. A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán;

Bank of America Building

67 Fort Street, Unit Three, Ground Floor

George Town,

Grand Cayman, Caymna Islands B.W.I.

Banca Nazionale del Lavoro, S.p.A., New York Branch	Banca Nazionale del Lavoro, S.p.A. New York Branch 51 West 52nd Street New York, NY 10019 – USA

SCHEDULE 1.01-F

TRANCHE A COMMITMENTS

Lender	Tranche A Commitment
Citibank, N.A., acting through its international banking facility	US $	50,000,000
Citibank, N.A.	US $	6,000,000
ABN AMRO Bank N.V.	US $	7,500,000
BNP Paribas	US $	48,000,000
BAYERISCHE HYPO- UND VEREINSBANK AG	US $	48,000,000
HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	US $	48,000,000
Calyon New York Branch	US $	42,500,000
Mediobanca - Banca di Credito Finanziario S.p.A.	US $	42,500,000
JPMorgan Chase BK, N.A.	US $	22,500,000
WestLB AG, New York Branch	US $	100,000,000
Banco Itatú Europa S.A.- Sucursal Financeira Exterior- Madeira	US $	10,000,000
BBVA Bancomer, SA, Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán	US $	37,500,000
Banca Nazionale del Lavoro, S.p.A., New York Branch	US $	37,500,000

SCHEDULE 1.01-G

TRANCHE B COMMITMENTS

Lender	Tranche B Commitment
Citibank, N.A., acting through its international banking facility	US $	75,000,000
Citibank, N.A.	US $	1,500,000
ABN AMRO Bank N.V.	US $	7,500,000
BNP Paribas	US $	64,500,000
BAYERISCHE HYPO- UND VEREINSBANK AG	US $	64,500,000
HSBC Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC	US $	64,500,000
Calyon New York Branch	US $	57,500,000
Mediobanca - Banca di Credito Finanziario S.p.A.	US $	57,500,000
JPMorgan Chase BK, N.A.	US $	22,500,000
Banco Itaú Europa S.A.- Sucursal Financeira Exterior- Madeira	US $	10,000,000
BBVA Bancomer, SA, Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán	US $	37,500,000
Banca Nazionale del Lavoro, S.p.A., New York Branch	US $	37,500,000

SCHEDULE 3.01(e)

RESTRICTIONS ON SUBSIDIARY DIVIDENDS OR CASH DISTRIBUTIONS

Restrictions arising out of agreements

Sidor:

The following debt agreements restrict Sidor’s ability to declare and pay dividends and other distributions to its shareholders, subject to certain exceptions: (i) Amended and Restated Consolidated Refinancing Agreement, dated as of March 31, 2003 among Sidor, the banks and financial institutions named therein and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, as amended (the “ARCRA”); and (ii) Contrato Modificatorio del Contrato de Deuda dated March 31, 2003, between Sidor and Bandes, as amended.

Amazonia:

Amazonia is subject to negative pledge covenants contained in a Sponsors’ Undertaking and Negative Pledge Agreement dated as March 31, 2003 and entered into in connection with the ARCRA, which affect its ability to create liens on the shares issued by Sidor and on distributions with respect to such shares.

Hylsamex:

The following debt agreements restrict Hylsa’s ability to declare and pay dividends and other distributions to its shareholders, subject to certain exceptions:

a.	US$160,000,000 Credit Agreement, dated as of September 27, 2004, as amended and restated as of November 12, 2004, among Hylsa, Citibank N.A., as Administrative Agent, and the lender institutions listed therein. The aforementioned agreement restricts payment of dividends or any other distribution to its stockholders except that Hylsa may declare and pay cash dividends to its stockholders so long as (a) no default exists at the time or would occur as a result of such payment, (b) such payment is permitted by applicable law, and (c) Hylsa has on deposit in cash or cash equivalents certain amounts as certified by the CFO. The agreement also set forth that any subsidiary (as such term is defined in the referred agreement) may declare and pay cash dividends to Hylsa or any subsidiary of Hylsa that is such subsidiary’s direct parent;

b.	US$161,002,000 Indenture, dated as of July 26, 2002, among Hylsa and Deutsche Bank Trust Company Americas, as Trustee covering the issuance of Notes due 2010. This Indenture restricts payment of dividends or any other distributions of any sort if at the time of any said payments (a) a default shall have occurred and be continuing (or would result therefrom), (b) Hylsa is not able to incur additional indebtedness, or (c) said payment would exceed a certain amount as set forth in the referred agreement; and

c.	Medium Term Notes due 2007 of Hylsa. Hylsa may not distribute dividends or make any distributions of any sort if any such distribution would (a) entail a default under any other agreement evidencing debt of Hylsa or (b) violate Hylsa’s limitations on debt incurrence.

The following debt agreement restricts Galvak’s ability to declare and pay dividends and other distributions to its shareholders, subject to certain exceptions: US$175,000,000 Credit Agreement, dated as of August 6, 2004, as amended and restated as of September 29, 2004, among Galvak, Citibank N.A., as Administrative Agent, and the lender institutions listed therein. The aforementioned agreement restricts Galvak’s ability to declare or pay any dividends or make any other distribution except that Galvak may declare and pay cash dividends to its stockholders so long as (a) no default exists at the time, or would occur as a result, of such payment, (b) such payment is permitted by applicable law, and (c) Galvak has on deposit in cash or cash equivalents certain amounts as certified by the CFO. The agreement also sets forth that any subsidiary (as such term is defined in the referred agreement) may declare and pay cash dividends to Galvak.

Restrictions arising out of applicable laws

Amazonia:

There are no restrictions on Distributions by Amazonia under the currently applicable laws and regulations of the Cayman Islands.

Inversiones Siderúrgicas S.A.:

There are no restrictions on Distributions by Inversiones Siderúrgicas S.A. under the currently applicable laws and regulations of Panama.

Prosid Investments S.C.A. and Techintrade:

There are no restrictions on Distributions by Prosid Investments S.C.A. and Techintrade under the currently applicable laws and regulations of Uruguay.

However, under Uruguayan corporate law, 5% of the annual profits must be set aside to form an undistributable legal reserve until such reserve reaches the amount of 20% of the capital stock.

Techintrade has already completed its legal reserve, while the legal reserve of Prosid Investments S.C.A. is only about 1% of its capital stock.

Siderar:

There are no restrictions on Distributions by Siderar under the currently applicable laws and regulations of Argentina. However, such payments must be reported to the Central Bank of Argentina.

However, under Argentine corporate law, 5% of Siderar’s annual profits must be set aside to form an undistributable legal reserve until such reserve reaches the amount of 20% of the capital stock.

Siderar’s legal reserve is about 9% of its capital stock, so 5% of its annual profits must be applied to the legal reserve.

Sidor:

Remittance of distributions abroad (i.e., in U.S. dollars) to foreign investors requires the receipt of relevant approvals from CADIVI (Venezuela’s foreign exchange authority). Approvals from CADIVI are subject to availability of foreign currency and registration of the foreign investments with SIEX (Venezuela’s foreign investment agency).

However, under Venezuelan corporate law, 5% of the annual profits must be set aside to form an undistributable reserve fund until such reserve reaches the amount of at least 10% of Sidor’s capital stock. Sidor’s legal reserve represents about 8% of Sidor’s capital stock.

Ylopa:

There are no restrictions on Distributions by Ylopa under the currently applicable laws and regulations of Portugal.

Even though the Portuguese corporate law requires setting aside a percentage of the annual profits for a legal reserve, Ylopa has already completed its legal reserve.

Hylsamex - Hylsa - Galvak:

There are no restrictions on Distributions by Hylsamex, Hylsa and Galvak under the currently applicable laws and regulations of Mexico.

However, under Mexican corporate law, 5% of the annual profits must be set aside to form an undistributable reserve fund until such reserve reaches the amount of 20% of the capital stock.

Hylsamex’s legal reserve is about 1.6% of its capital stock, so 5% of its annual profits must be applied to the legal reserve.

Hylsa’s legal reserve is about 7.8% of its capital stock, so 5% of its annual profits must be applied to the legal reserve.

Galvak has already completed its legal reserve.

Basilea:

There are no restrictions on Distributions by Basilea under the currently applicable laws and regulations of Chile.

SCHEDULE 3.01(j)

DISCLOSED LITIGATION

Siderar:

Siderar filed a claim with the Argentine tax court (Tribunal Fiscal de la Nación) challenging a tax assessment made by the Argentine tax authorities (A.F.I.P.) in connection with the income tax paid by Siderar for fiscal years 1995, 1996, 1997, 1998 and 1999. The estimated payable amount under this claim amounts to AR$ 13.6 million.

Hylsamex :

Hylsa is currently party to an administrative proceeding before the United Sates of America (case no.: A-201-805 and A-201-817) for the assessment of antidumping duties on exported products.

Hylsa Puebla, S.A. de C.V. is currently party to an administrative proceeding before the United Sates of America (case no.: A-201-830) for the assessment of antidumping duties on exported products.

SCHEDULE 4.01(a)

EQUITY INTERESTS

Owner	Percentage
Inversora Siderurgica Limited (Gibraltar)	99%
Fasnet International S.A. (Panama)	1%

SCHEDULE 4.01(c)

RELEVANT SUBSIDIARIES

Relevant Subsidiary	Jurisdiction of organization or incorporation	Equity Interest authorized	Equity Interest outstanding	Percentage of Equity Interest owned - directly or indirectly - by the Borrower or a Relevant Subsidiary (as indicated under each percentage of holding)	Outstanding options, warrants, rights of conversion or purchase
Amazonia (1)	Cayman Islands	500,000,000 Class “A” shares 200,000,000 Class “B” shares 100,000,000 Class “C” shares 200,000,000 Class “D” shares	360,288,811 Class “A” shares 115,814,442 Class “B” shares 20,328,784 Class “C” shares 98,652,866 Class “D” shares	39.4% owned by Inversiones Siderúrgicas S.A. and Prosid Investments S.C.A.	None

Inversiones Siderúrgicas S.A.	Panama	1,000 shares of common stock	40 shares of common stock	100% owned by the Borrower	None

Prosid Investments S.C.A.	Uruguay	1,161,288 shares of common stock UY$ 79,292 supplementary	1,161,288 shares of common stock UY$ 79,292 supplementary	99.9932% owned by Siderar	None

Siderar	Argentina	347,468,771 Class “A” shares of common stock	347,468,771 shares of common stock	50.7532% owned by the Borrower	None

Sidor(2)	Venezuela	31,826,710 shares of common stock	19,008,899 Class “A” shares 3,387,890 Class “B” shares 9,429,921 Class “C” shares	59.7262% owned by Amazonia	None

Relevant Subsidiary	Jurisdiction of organization or incorporation	Equity Interest authorized	Equity Interest outstanding	Percentage of Equity Interest owned - directly or indirectly- by the Borrower or a Relevant Subsidiary (as indicated under each percentage of holding)	Outstanding options, warrants, rights of conversion or purchase
Techintrade	Uruguay	5,716 shares of common stock	5,716 shares of common stock	100% owned by the Borrower	None

Ylopa (3)	Portugal	€ 5,000 capital US$ 7,424,275 supplementary capital contributions	€ 5,000 capital US$ 7,424,275 supplementary capital contributions	45.38% owned by Inversiones Siderúrgicas S.A. and Prosid Investments S.C.A.	None

Basilea (4)	Chile	84,831,998 shares of common stock	84,741,116 shares of common stock	99.9% owned by Siderar	None

(1)	The Borrower is the indirect owner of 234,312,718 Class “A” shares of Amazonia. All the classes of shares have equal voting and economic rights, provided however that each class of shares is entitled to nominate different number of directors to the Board of Directors of Amazonia as set forth in the Articles of Association of Amazonia.
(2)	The Borrower is the indirect owner of 19,008,899 Class “A” shares of Sidor.
(3)	The Equity Interest of Ylopa is divided in quotas. Each partner of Ylopa is the owner of one quota having different nominal values representing their proportionate equity interest in Ylopa. The equity of Ylopa consists of € 5,000 (or its dollar equivalent US$5,383) as capital and US$7,424,275 as supplementary capital contributions that were contributed by the partners of Ylopa pro rata their proportionate equity interest in Ylopa.
(4)	The reference to Basilea shall be deleted in the event that Basilea is not an Intermediate Holding Company.

SCHEDULE 4.01(1)

MATERIAL CONTRACTS

Siderar:

1.	Agreement by and between Siderar and COMPANHIA VALE DO RIO DOCE (“CVRD”) and its affiliate ITABIRA RIO DOCE COMPANY LIMITED (“ITACO”) for the supply of Iron Ore Pellets indicated as Nibrasco Blast Furnace Pellets AF08, in an aggregate amount of US $ 107,765,200, dated April 1, 2005, expiring March 31, 2006.

2.	Agreement by and between Siderar and CVRD and its affiliate ITACO for the supply of Iron Ore fines indicated as Carajas Standard Sinter Feed produced and marketed by the CVRD-ITACO, in an aggregate amount of US $ 38,479,285, dated April 1, 2005, expiring March 31, 2006.

3.	Agreement by and between Siderar and URUCUM MINERACAO S.A. and its affiliate ITACO for the supply of Iron Ore Lump indicated as Urucum Lump Ore, in an aggregate amount of US $ 31,043,860, dated April 1, 2005, expiring March 31, 2006.

4.	Agreement by and between Siderar and MOUNT ISA MINES LIMITED for the supply of Oaky North Standard brand Hard Coking Coal, in an aggregate amount of US $ 56,760,000, dated July 1, 2005, expiring June 30, 2006.

5.	Agreement by and between Siderar and JIM WALTER RESOURCES INC. for the supply of Blue Creek #7 brand Hard Coking Coal, in an aggregate amount of US $ 33,411,000, dated July 1, 2005, expiring June 30, 2006.

6.	Agreement by and between Siderar and ANGLO COAL AUSTRALIA PTY LTD for the supply of Moranbah/German Creek Blend brand Hard Coking Coal in an aggregate amount of US $ 27,950,000, dated July 1, 2005, expiring June 30, 2006.

7.	Agreement by and between Siderar and BHP BILLITON MARKETING A.G. AND BM ALLIANCE COAL MARKETING PTY LTD for the supply of Goonyella brand Hard Coking Coal, in an aggregate amount of US $ 33,282,000, dated April 1, 2005, expiring March 31, 2006.

8.	Agreement by and between Siderar and MINERACAO CORUMBAENSE REUNIDA S.A. for the supply of Iron Ore Lump indicated as Corumbá Lump Ore, in an aggregate amount of US $ 21,000,000, dated September 1, 2004, expiring August 31, 2005.

9.	Agreement by and between Siderar and ESSO PETROLERA ARGENTINA S.R.L. for the supply of Green Petroleum Coke, in an aggregate amount of US $ 20,400,000, dated January 1, 2005, expiring December 31, 2005.

10.	Non Exclusive Commercial Agency Agreement between Siderar and Techint Engineering Company B.V. for the non-exclusive promotion of export sales of the products of Siderar, dated March 26, 2001 and expiring February 29, 2004, and automatically renewable for successive and consecutive 3-year periods.

11.	Agreement by and between Siderar and Repsol-YPF for the purchase of gas from the basin of Neuquen, in an aggregate amount of US $ 35,000,000; dated August 5, 2004 and for a duration of two years as of such date.

12.	Agreement by and between Siderar and Techint Compañia Tecnica Internacional S.A.C.I. for the provision of specialized services related to the execution and supervision of civil and electromechanical related to the investment plans, in an aggregate amount of US $ 49,000,000. The contract extends for 3 years since May 2005 and is subject to the evolution of the investment plans.

13.	U.S. $380,000,000 Credit Agreement dated May 24, 2005 by and between Siderar, the lenders named therein, Citibank N.A. as Securities Intermediary and as Administrative Agent.

14.	The Amazonia Shareholders Agreement (“Convenio de Accionistas”), dated December 17, 1997, among Hylsamex, Hylsa Latin, Siderar, Tamsider, Techint Engineering Company, Siderúrgica Angostura, CA, Sivensa and Usiminas, as amended.

Sidor:

1.	Contrato de Suministro de Gas Metano, dated September 17, 1997 and in force as of January 27, 1998, by and between Sidor and Petróleos de Venezuela S.A. (formerly known as CEVEGAS C.A.). This agreement, whereby methane gas is supplied, has a term of 20 years.

2.	Contrato de Prestación de Servicio Eléctrico, dated August 21, 1997 and in force as of January 27, 1998, by and between Sidor and CVG Electrificación del Caroní, C.A. (Edelca). The agreement, whereby the terms and conditions under which Edelca will supply electric energy to Sidor are regulated, has a term of 20 years.

3.	Contrato de Compra Venta de Pellas, dated November 12, 1997 and extended on June 20, 2003 for a term equal to the Contrato de Suministro de Mineral, by and between Sidor and CVG Ferrominera Orinoco, whereby Sidor commits itself to supply pellets to Ferrominera.

4.	Contrato de Suministro de Mineral, dated November 12, 1997 and in force for a term of 20 years, by and between Sidor and CVG Ferrominera Orinoco, whereby iron “finos y gruesos” are supplied.

5.	Contrato Modificatorio de Contrato de Deuda entre Sidor y Bandes, by and between Sidor and Banco de Desarrollo Económico y Social de Venezuela (Bandes). This agreement will be in force until debt is completely repaid.

6.	Contrato de Concesión Portuaria, dated as of November 12, 1997, by and between Sidor and Ministerio de Infraestructura (formerly known as Ministerio de Transporte y Comunicaciones). This agreement, whereby Sidor is granted a special concession for the administration, maintenance and operation of the Puerto Público de Uso Privado has a term of 50 years.

7.	Contrato Off-Take, dated August 20, 2004 and in force for a term of 10 years as of July 9, 2004, by and between Sidor and Matesi, whereby Hierro de Reducción Directa (HRD) briqueteado is purchased and supplied.

8.	Amended and Restated Consolidated Refinancing Agreement, dated March 31, 2003 among Sidor, Deustche Bank Ag (New York Agency), Abn Amro Bank, N.V., Banco del Caroni, Bandes, Banco de la Provincia de Buenos Aires, Banco de Venezuela, Banco Industrial de Venezuela, Banco Mercantil, Banco Provincial (Sucursal Curacao), Banco Santander Central Hispano, S.A., (New York Agency), Banco Standard Chartered, Banque Europeenne Pour L’Amerique Latine (Beal) S.A., Banque Sudameris (Miami Agency), Barclays Bank Plc, Cfm Bank, N.V., Coamerica Bank, Commerzbank Ag (New York Agency), Corpbanca, Deutsche Bank Ag New York Branch and/or Cayman Island Branch, Dresdner Bank Latinamerica Aktiengesellschaft, Dz Bank Ag Deutsche Zentral-Genossenschaftsbank Frankfurt Am Main, Inarco Internacional Bank, N.V., Ing Bank N.V. Curacao Branch, JP Morgan Chase Bank., Ubs Ag, Stamford Branch, Westlb Ag. This agreement will be in force until debt is completely repaid.

9.	Contrato de Asistencia General, by and between Sidor and Matesi.

10.	Convención Colectiva de Trabajo SIDOR-SUTISS, by and among SIDOR and SUTISS. This Agreement establishes working conditions, and has a duration of 28 months counted as of October 20, 2004.

11.	Contrato de Cuenta en Participación, Sidor-Ylopa, dated June 20, 2003, between Sidor and Ylopa (as amended), whereby Ylopa has the right to receive excess cash of Sidor in accordance with the terms of the said agreement. This agreement shall remain in force and effect until the first to occur of (i) December 31, 2016; or (ii) the repayment in full of the debt under the ARCRA.

12.	Contrato de Cuenta en Participación, Sidor-CVG, dated June 20, 2003, between Sidor and Corporación Venezolana de Guayana (CVG), whereby CVG has the right to receive excess cash of Sidor in accordance with the terms of said agreement. This agreement shall remain in force and effect until the first to occur of (i) December 31, 2016; or (ii) the repayment in full of the debt under the ARCRA.

13.	Non-Exclusive Export Agency Agreement, dated September, 1998, by and between Sidor and Techint Engineering Company B.V. This contract automatically extends annually for an equal term.

Hylsamex:

1.	Joint Venture Agreement, dated as of September 29, 1994, among Hylsa, Worthington Industries Mexico, S.A. de C.V., Acerex, S.A. de C.V., Worthington Industries, Inc., and Alfa, S.A. de C.V. to establish one or more service centers for the steel processing, including slitting and cut to length of hot and cold rolled steel. Indefinite term.

2.	US$160,000,000 Credit Agreement, dated as of September 27, 2004, Facility A expiring on September 30, 2007 and Facility B expiring on September 30, 2009, among Hylsa, Citibank N.A., as Administrative Agent, and the lender institutions listed therein (the “Hylsa Credit Agreement”) as amended and restated as of November 12, 2004, for prepayment of Facility A Restructuring Agreement dated July 22, 2002 of the restructured debt.

3.	US$175,000,000 Credit Agreement, dated as of August 6, 2004, as amended and restated as of September 29, 2004, expiring on August 13, 2009, among Galvak, Citibank N.A., as Administrative Agent, and the lender institutions listed therein (the “Galvak Credit Agreement”, and together with the Hylsa Credit Agreement, the “Citibank Credit Agreements”) to refinance the long term debt and capex.

4.	US$150,000,000 Credit Agreement, dated as of March 18, 2005, expiring on May 5, 2010, by and between Hylsa and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, for the prepayment of 9.25 % Notes expiring 2007 and Certificado Bursátil.

5.	Letter Agreement, dated February 24, 2005, by and between Morgan Stanley & Co. Incorporated and Hylsamex.

6.	Master Supply Agreement, dated October 1, 2004, expiring on September 30, 2006, by and between Hylsa and Emerson Electric Co., for the supply of hot and cold rolled coils.

7.	Purchase Agreement No. 80214, dated January 20, 2004, expiring on March 31, 2009, by and between Hylsa and Cometals, a division of Commercial Metals Company, for the sale of iron ore pellets produced at Hylsa’s palletizing plant.

8.	Purchase Agreement No. 80215, dated January 20, 2004, expiring on March 31, 2007, by and between Hylsa and Cometals, a division of Commercial Metals Company, for the sale of iron ore pellets produced at Hylsa’s palletizing plant.

9.	General Agreement, dated as of December 20, 2000, by and among Hylsa, Iberdrola Energía, S.A., and Iberdrola Energía Monterrey, S.A. de C.V., for the supply of electric capacity and electric energy to carious Operating Units. This agreement will continue in effect through the last day of the term of the last Energy Supply Agreement then in effect.

10.	Internal Energy Supply Agreement and External Energy Supply Agreement, dated as of December 20, 2000, by and between Hylsa and Iberdrola Energía Monterrey, S.A. de C.V. In effect until the end of the 25th contract year.

11.	Purchase and Sale Agreement, dated January 6, 1953, by and between Hylsa and Gas Industrial de Monterrey, S.A. de C.V. Renewable on an annual basis for one-year periods being the last one as of January 1, 2005.

12.	Purchase and Sale Agreement, dated February 1, 2002, between Hylsa Puebla, S.A. de C.V. and Pemex Gas y Petroquimica Basica, a division of Petroleos Mexicanos. Renewable on an annual basis for one-year periods, being the last one as of January 1, 2005.

13.	Distribution Agreement, dated January 27, 1999, by and between Hylsa Norte, S.A. de C.V. and Compañia Mexicana de Gas, S.A. de C.V. Renewable with 30 day notice, being the last one as of January 1, 2005.

14.	Purchase and Sale Agreement, dated November 27, 2000, by and between Galvak and Gas Natural de Mexico, S.A. de C.V. Renewable on an annual basis for one-year periods being the last on as of January 1, 2005.

15.	Agreement, dated July 1, 2004, expiring on June 30, 2007, by and between Hylsa and Ferromex, S.A. de C.V., providing for railway transportation.

16.	US$ 161,002,000 Trust Indenture dated as of July 26, 2002, expiring on December 15, 2010, by and between Hylsa and Deutsche Bank Trust Company Americas as trustee, to refinance the short and long term debt and capex.

17.	The Amazonia Shareholders Agreement (“Convenio de Accionistas”), dated December 17, 1997 among Hylsamex, Hylsa Latin, Siderar, Tamsider, Techint Engineering Company, Siderúrgica Angostura, CA, Sivensa and Usiminas, as amended.

18.	Medium Term Promissory Notes, issued on March 7, 2000, expiring on March 9, 2007, to refinance the short term debt.

Techintrade:

1.	Non-Exclusive Export Agency Agreement, dated September 1998, by and between Sidor and Techint Engineering Company B.V. This contract automatically extends annually for an equal term.

2.	Non Exclusive Commercial Agency Agreement between Siderar and Techint Engineering Company B.V. for the non-exclusive promotion of export sales of the products of Siderar dated March 26, 2001 expiring February 29, 2004, and automatically renewable for successive and consecutive 3-year periods.

3.	Commercial Services Agreement dated March 26, 2001 by and between Fasnet International S.A. and Techint Engineering Company B.V. This agreement shall be effective for so long as any one agreement described in 1 and 2 above remains in effect.

4.	Non-exclusive commercial distribution contract dated November 2003 by and between Productos de Acero Lamigal C.A., and Techintrade. This contract automatically extends annually for an equal term.

Borrower:

1.	Acquisition Agreement.

SCHEDULE 5.01(r)

HYLSAMEX BOARD RESOLUTIONS

“... Se ratifica la celebración del Contrato de Prenda de fecha      de      de 2005 entre I.I.I. – Industrial Investments Inc., Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex y la Sociedad en los términos presentados al Consejo. ...”

“... Se aprueba la eventual venta de las acciones representativas del capital social de la Sociedad afectadas en prenda bajo el Contrato de Prenda en el supuesto de una ejecución judicial de dicho Contrato de Prenda bajo los supuestos previstos en el mismo.”

SCHEDULE 5.02(f)

EXISTING INVESTMENTS

Borrower:

Direct equity interests in other companies

Company	Class of shares	Nominal value	Amount	Percentage of equity interest owned	Book value as of April 2005 (except as otherwise stated)
Inversiones Siderúrgicas S.A.	Ordinary (1 vote per share)	US$ 100,000	40	100%	US$ 457,610,993

Siderar	Ordinary (1 vote per share)	AR$ 1	176,351,392	50.7532%	US$ 1,299,788,507

Techintrade	Ordinary (1 vote per share)	UY$ 100	5,716	100%	US$ 120,000,000

Hylsamex	Ordinary Series B and L	None	425,251,758	70%	3.473205561 (*)

Amazonia	Ordinary Series B	US$ 1	44,569,931	7.49%	Mexican Pesos 160,763,213[4]

Ylopa	Quotas and Participations	€ 555.50 capital US$ 824,919 supplementary capital contributions	1 Quota	11.11%	Mexican Pesos 17,337,856[5]

Hylsa Latin	Preferred membership units	US$ 1	80,782,411	26.6%	Mexican Pesos 177,596,740[6]

Indirect equity interests in other companies

See Schedule 4.01(c) (Relevant Subsidiaries)

(*)	Offer price (US$ / Share).
[4]	As of July 2005.
[5]	As of July 2005.
[6]	As of July 2005.

Siderar:

Equity interests in other companies

	Company	Class of shares	Nominal value	Amount	Percentage of equity interest owned	Book value as of June 30, 2005
	Comesi San Luis S.A.I.C.	Ordinary (1 vote per share)	AR$ 0.0001	1,089,000	99%	AR$	1,238,372
Subsidiary	Prosid Investments S.C.A.	Ordinary (1 vote per share)	Uruguayan $ 1,000	1,161,288	99.9932%	AR$	475,532,130
	Basilea	Ordinary (1 vote per share)	US$ 1	84,741,116	99.9%	AR$	243,588,057

	Compañía Afianzadora de Empresas Siderúrgicas S.G.R.	Ordinary (1 vote per share)	AR$ 1	340,670	38.8893%	AR$	364,299
Affiliate	Information Systems and Technologies N.V.	Ordinary (1 vote per share)	Eur. 50	230	25%		0

Others	FO.GA.BA. S.A.P.E.M.	Ordinary (1 vote per share)	AR$1	10,000	0.31%	AR$	21,974

	Hylsamex	Ordinary Series B and L	None	153,475,824	25.26%	US$	533,053,085.39	(*)

(*)	Calculation based on the Offer Price.

Notes:

Siderar is engaged in the acquisition of two manufacturing plants from Acindar Industria Argentina de Aceros S.A. (“Acindar”) for an estimated amount of US$ 55 million. The two plants would increase Siderar’s production capacity of structural tubes destined to the construction, and metal-mechanic industry.

The mentioned acquisition is now subject to both the evaluation of technical, legal, and financial aspects, and to regulatory approvals.

Amazonia:

Equity interests in other companies

	Company	Class of shares	Nominal value		Amount	Percentage of equity interest owned	Book value as of March 31, 2005
Subsidiary	Sidor	Ordinary Class “A” (1 vote per share)	VZ$	10,000	19,008,899	59.7262%	US$	815,704,630.00

Techintrade:

Equity interests in other companies

	Company	Class of shares	Nominal value	Amount	Percentage of equity interest owned		Registered value		Book value as of March 31, 2005
Subsidiary	Techint Engineering Company B.V.	Ordinary (1 vote per share)	EUR 1	840	100%		EUR	42,000	USD	49.312,81
	Socominter de Guatemala S.A.	Ordinary (1 vote per share)	Guatemalan Quetzal (GTQ) 1	168,300	99	%(*)	GTQ	168,300	USD	65.540,00
	Techintrade Italy S.R.L.	Ordinary (1 vote per share)	EUR 1	10,890	99	%(*)	EUR	10,890	USD	319.550,48
	Techintrade del Peru S.A.C.	Ordinary (1 vote per share)	Peruvian Nuevos Soles (PEN) 10	17,226	99	%(*)	PEN	172,260	USD	44.203,00
	Socominter deEspaña S.A.U.	Ordinary (1 vote per share)	EUR 601.02	100	100%		EUR	60,102	USD	50.804,22
	Techintrade Corporation	Ordinary (1 vote per share)	US$ 1	50,000	100%		US$	50,000	USD	926.411,00
	Socotrading S.A.	Ordinary (1 vote per share)	US$ 0.04	65,000	100%		US$	2,600	USD	14.038,00

(*)	The remaining 1% is owned by Techint Engineering Company B.V.

Sidor:

Owns 50,365 shares representing 49.8% of the capital stock of Matesi, Materiales Siderurgicos S.A., for a registered amount of US$6,908,722.

Loan Agreement dated as of July 8, 2004 (as amended) between Matesi, Materiales Siderurgicos S.A., as Borrower and Sidor as Lender for a principal amount of US$45,382,799. Maturity date: June 6, 2014.

Master Loan Agreement between Matesi, Materiales Siderurgicos S.A. as Borrower and Sidor as Lender for a principal amount of US$4,821,489. Maturity date: December 01, 2005.

SCHEDULE 8.08(k)

REPRESENTATIONS AND WARRANTIES FOR EACH OF I.I.I. AND ZOOMPART

In the Event that the Zoompart Succession Date is Prior to the Effective Date

Each of I.I.I. and Zoompart shall represent and warrant, as of the Zoompart Succession Date as follows:

(a) Each of I.I.I., Zoompart and each of their Relevant Subsidiaries (i) is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and, to the extent applicable, in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except to such extent as it could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Zoompart Succession Date, all of the outstanding Equity Interests in Zoompart have been validly issued, are fully paid and non-assessable and are owned by the Persons described in a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 4.01(a) hereto) free and clear of all Liens.

(b) The execution, delivery and performance by Zoompart and I.I.I. of the Zoompart Succession Documents, the Loan Documents and the Acquisition Documents and the consummation of the transactions contemplated hereby and thereby, are or when executed and delivered hereunder will be, within Zoompart’s and I.I.I.’s corporate powers, have been, or will have been (as applicable), duly authorized by all necessary corporate action, and do not or will not (as applicable) (i) contravene (A) Zoompart’s or I.I.I.’s constituent documents (e.g., by-laws or articles of association) or any of their respective Relevant Subsidiaries’ charter or by-laws, (B) any law, regulation or decree binding on or affecting Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or any of their respective properties or (C) any contractual restriction under any contract, agreement, instrument or other document binding on or affecting Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, and (ii) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries.

(c) Set forth in a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 4.01(c) hereto) is a complete and accurate list of all Relevant Subsidiaries of Zoompart, showing as of the Zoompart

Succession Date the jurisdiction of its organization or incorporation, the number of shares or other membership interests of each class of its Equity Interests authorized, and the number outstanding, and the percentage of each such class of its Equity Interests owned (directly or indirectly) by Zoompart and the number of shares or other membership interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Equity Interests in Zoompart’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by Zoompart or one or more of its Relevant Subsidiaries free and clear of all Liens, except the Liens listed on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 1.01-D hereto).

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery and performance by Zoompart and I.I.I. of the Zoompart Succession Documents or (ii) the due execution, delivery and performance by Zoompart of any Loan Document or Acquisition Document, other than as of the Zoompart Succession Date in connection with the Mexican Offer, approval of the Comisión Nacional Bancaria y de Valores, the Comisión Federal de Competencia and the Comisión Nacional de Inversiones Extranjeras, each of which has, as of the Zoompart Succession Date, been obtained and remains in full force and effect.

(e) Each Zoompart Succession Document, Loan Document and Acquisition Document, other than, as of the date hereof, the Stock Pledge Agreement and the Shareholders’ Agreement, have been, and each of the Stock Pledge Agreement and the Shareholders’ Agreement when delivered on or prior to the Borrowing Date will have been, duly executed and delivered by Zoompart, I.I.I. and each of their respective Relevant Subsidiaries party thereto. Each Zoompart Succession Document, Loan Document and Acquisition Document is, and each of the Stock Pledge Agreement and the Shareholders’ Agreement when delivered on or prior to the Borrowing Date will be, the legal, valid and binding obligation of Zoompart, I.I.I. and each of their respective Relevant Subsidiaries party thereto, enforceable against Zoompart, I.I.I. and each of their respective Relevant Subsidiaries party thereto in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) (x) The financial statements of Zoompart, including balance sheets, income, and cash flow statements dated as of a date not earlier than 30 days prior to the Zoompart Succession Date, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of Zoompart as at such dates and the Consolidated results of the operations of Zoompart for the periods ended on such dates, all in accordance with Applicable GAAP, and, if the Zoompart Succession Date occurs after August 1, 2005, such statements have been audited and certified by independent certified public accountants of recognized international standing, and (y) all financial statements delivered by I.I.I. pursuant to the Loan Documents prior to the Zoompart Succession Date fairly present in all material respects the financial condition of the Persons described therein as at such dates and the results of the operations of such Persons for the periods ended on such dates, all in accordance with Applicable GAAP.

(g) There is no pending or, to the knowledge of Zoompart, I.I.I or any Relevant Subsidiary, threatened, action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting Zoompart, I.I.I. or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than, with respect to any of their respective Relevant Subsidiaries, the Disclosed Litigation), or (ii) purports to affect the legality, validity or enforceability of any Zoompart Succession Document, Loan Document or Acquisition Document or the consummation of the transactions contemplated hereby or thereby, and there has been no material adverse change since the date of the Agreement in the status, or financial effect on Zoompart, I.I.I. or any of their respective Subsidiaries, of the Disclosed Litigation from that described on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 3.01(j) hereto).

(h) None of Zoompart, I.I.I. or any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries owns any Margin Stock.

(i) Zoompart, I.I.I and each of their respective Relevant Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (national, departmental, local, municipal and foreign) required to be filed and has paid all material taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns. Zoompart, I.I.I and each of their respective Relevant Subsidiaries organized or incorporated in Mexico has made all payments, if any, with respect to Mexican statutory employee profit sharing and as required by applicable law in Mexico to the Mexican Institute for Social Security (Instituto Mexicano del Seguro Social), to the Instituto del Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT) or pursuant to the Sistema de Ahorro para el Retiro (SAR), except to the extent that any non-payment could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against Zoompart, I.I.I or any of their respective Relevant Subsidiaries that, if made, could have a Material Adverse Effect.

(j) Zoompart, I.I.I and each of their respective Relevant Subsidiaries is in compliance with all applicable laws, ordinances, rules, regulations and requirements of all Governmental Authorities (including, without limitation, all governmental licenses, certificates, permits, franchises and other governmental authorizations and approvals necessary to the ownership of its properties or to the conduct of its business, Environmental Laws, and laws with respect to social security and pension fund obligations), except to the extent that any noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(k) Set forth on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 4.01(l) hereto) is a complete and accurate list of all Material Contracts of Zoompart, I.I.I and the Material Subsidiaries, showing the parties, subject matter and term thereof. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (other than any amendment or modification therein specified), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no material default under any Material Contract by any party thereto.

(l) No income, stamp or other taxes (other than taxes on, or measured by, net income or net profits) or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in the British Virgin Islands, Luxembourg, Argentina, Chile or Mexico, imposed, assessed, levied or collected by the British Virgin Islands, Luxembourg, Argentina, Chile or Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of any Zoompart Succession Document or any Loan Document or (ii) on any payment to be made by Zoompart pursuant to any Zoompart Succession Document or any Loan Document.

(m) A complete and accurate list of all Existing Debt, showing the obligor and the principal amount outstanding thereunder as of the Zoompart Succession Date is set forth on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 1.01-C hereto).

(n) A complete and accurate list of all Existing Liens showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Relevant Subsidiaries subject thereto as of the Zoompart Succession Date is set forth on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 1.01-D hereto).

(o) Zoompart, I.I.I. and each of the Material Subsidiaries has good and marketable title to its respective real properties and good title to all of its other respective assets, including the properties and assets reflected in the financial statements delivered pursuant hereto (other than inventory sold in the ordinary course of business and other than to the extent immaterial to Zoompart, I.I.I. or any such Subsidiary), subject to no Lien except as permitted under Section 5.02(a) (including Existing Liens described under Section 4.01(o)). All leases necessary for the conduct of the business of each of Zoompart, I.I.I. and the Material Subsidiaries are valid and in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

(p) None of Zoompart, I.I.I or the Material Subsidiaries is in default under any material provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Zoompart, I.I.I. or any of the Material Subsidiaries is party or by which Zoompart, I.I.I. or any of the Material Subsidiaries or any of their respective properties or assets are or may be bound.

(q) There exist no restrictions on dividends and cash distributions from Zoompart’s Subsidiaries, other than restrictions arising out of (i) applicable law or (ii) Existing Debt or other agreements, in each case as described on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 3.01(e) hereto).

(r) Neither Zoompart, I.I.I nor any of their respective Relevant Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material

Adverse Effect. There is (i) no unfair labor practice complaint pending against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or, to the knowledge of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, threatened against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, before any Governmental Authority with responsibility, authority or jurisdiction for such matters, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or, to the knowledge of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, threatened against Zoompart, I.I.I or any of their respective Relevant Subsidiaries and (ii) no strike, labor dispute, slowdown or stoppage pending against Zoompart, I.I.I or any of their respective Relevant Subsidiaries or, to the knowledge of Zoompart, I.I.I or any of their respective Relevant Subsidiaries, threatened against Zoompart, I.I.I or any of their respective Relevant Subsidiaries, which in either clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect.

(s) Zoompart and I.I.I. are subject to civil and commercial law with respect to their respective obligations under the Zoompart Succession Documents, the Loan Documents and the Acquisition Documents, and the execution, delivery and performance by Zoompart and I.I.I. of such documents, as the case may be, constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts). None of Zoompart, I.I.I or any of their respective Relevant Subsidiaries nor any of their respective properties has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, Argentina, Venezuela, Chile, Mexico, Luxembourg or the British Virgin Islands, as applicable.

(t) Zoompart’s obligations under the Credit Agreement constitute direct, secured, unconditional and unsubordinated obligations of Zoompart and do rank and will rank at least pari passu in priority of payment and in all other respects with all other present and future senior secured, unsubordinated Debt of Zoompart.

(u) Each of the Zoompart Succession Documents and the Loan Documents is in proper legal form under all applicable laws for the enforcement thereof in accordance with their respective terms against the parties thereto under such laws. To ensure the legality, validity, enforceability or admissibility into evidence of the Zoompart Succession Documents and the Loan Documents, it is not necessary that any of such Zoompart Succession Documents or Loan Documents or any other document be filed or recorded with any applicable Governmental Authority or that any stamp or similar tax be paid on or in respect of the Zoompart Succession Documents or the Credit Agreement, or any other such document. Neither Zoompart nor I.I.I. nor any of their respective property has any immunity on the ground of sovereignty or otherwise, from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any applicable laws in respect of the respective obligations of Zoompart and I.I.I. under the Zoompart Succession Documents or from the execution or enforcement of any judgment resulting therefrom, and if Zoompart, I.I.I. or any of their respective revenues, assets or properties should become entitled to any such right of immunity, Zoompart and I.I.I. have effectively waived such right pursuant to Section 8.13(d). It is not necessary in order for any Lender to enforce any of its rights or remedies under the Zoompart Succession Documents or the

Loan Documents or solely by reason of the execution, delivery and performance by Zoompart and I.I.I. of the Zoompart Succession Documents or the Loan Documents, that any Lender be licensed or qualified with any Mexican, Luxembourg, Argentine, Chilean or British Virgin Islands Governmental Authority or be entitled to carry on business in any jurisdiction.

(v) Zoompart, a non-bank entity located outside the United States, understands that it is the policy of the Board of Governors of the U.S. Federal Reserve System that extensions of credit by international banking facilities (as defined in Section 204.8(a) of Regulation D) may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States as provided in Section 204.8(a)(3)(vi) of Regulation D. Therefore, Zoompart acknowledges that the proceeds of the Loans by the international banking facility of such Lender will be used solely to finance Zoompart’s operations outside the United States or that of Zoompart’s non-U.S. affiliates.

(w) Neither Zoompart nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(x) No information, exhibit or report furnished by or on behalf of Zoompart, I.I.I or any of their respective Subsidiaries to any Lender, any Agent or CGMI in connection with the negotiation of the Zoompart Succession Documents or the Loan Documents or pursuant to the terms of any Zoompart Succession Document or any Loan Document contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except with respect to forecasts and projections, which have been prepared in good faith and based on reasonable assumptions in light of all information known, or that should reasonably have been known, to management of Zoompart as of the date of their preparation.

(y) The provisions in each Zoompart Succession Documents and each Loan Document as to (i) the choice of New York law as the governing law thereof, (ii) the irrevocable appointment of the Process Agent to receive service of process on behalf of Zoompart, I.I.I. or any of their respective Subsidiaries party thereto, (iii) the submission by Zoompart, I.I.I. or any of their respective Subsidiaries party thereto to the jurisdiction of the New York Courts and (iv) the manner of effecting service of process as set forth therein, are legal, valid, binding on and enforceable under the laws of the British Virgin Islands, Luxembourg, Argentina, Chile and Mexico and the jurisdiction of incorporation of each such Subsidiary.

(z) As of any date and after giving effect to each of the Zoompart Succession and the application of the proceeds of the Loans, (a) the fair value of the assets of Zoompart will exceed its debts, as determined in accordance with Applicable GAAP, and all other liabilities, whether subordinated, contingent or otherwise, (b) Zoompart will be able to pay its Debts and all other liabilities, whether subordinated, contingent or otherwise, as such Debts and liabilities become due and payable and (c) Zoompart will have sufficient capital to carry on its business.

(aa) Such other Representations and Warranties as the Majority Lenders shall require.

In the Event that the Zoompart Succession Date is After the Borrowing Date

Each of I.I.I. and Zoompart shall represent and warrant, as of the Zoompart Succession Date as follows:

(a) Each of I.I.I., Zoompart and each of their Relevant Subsidiaries (i) is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and, to the extent applicable, in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except to such extent as it could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Zoompart Succession Date, all of the outstanding Equity Interests in Zoompart have been validly issued, are fully paid and non-assessable and are owned by the Persons described in a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 4.01(a) hereto) free and clear of all Liens.

(b) The execution, delivery and performance by I.I.I. and Zoompart of the Zoompart Succession Documents, the Loan Documents and the Acquisition Documents and the consummation of the transactions contemplated hereby and thereby, are or when executed and delivered hereunder will be, within Zoompart’s and I.I.I.’s corporate powers, have been, or will have been (as applicable), duly authorized by all necessary corporate action, and do not or will not (as applicable) (i) contravene (A) Zoompart’s or I.I.I.’s constituent documents (e.g., by-laws or articles of association) or any of their respective Relevant Subsidiaries’ charter or by-laws, (B) any law, regulation or decree binding on or affecting Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or any of their respective properties or (C) any contractual restriction under any contract, agreement, instrument or other document binding on or affecting Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, and (ii) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Zoompart I.I.I. or any of their respective Relevant Subsidiaries.

(c) Set forth in a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 4.01(c) hereto) is a complete and accurate list of all Relevant Subsidiaries of Zoompart, showing as of the Zoompart Succession Date the jurisdiction of its organization or incorporation, the number of shares or other membership interests of each class of its Equity Interests authorized, and the number outstanding, and the percentage of each such class of its Equity Interests owned (directly or indirectly) by Zoompart and the number of shares or other membership interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Equity Interests in Zoompart’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by Zoompart or one or more of its Relevant Subsidiaries free and clear of all Liens, except the Liens listed on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 1.01-D hereto).

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery and performance by Zoompart and I.I.I. of the Zoompart Succession Documents, (ii) the due execution, delivery and performance by Zoompart of any Loan Document or any Acquisition Document, (iii) the grant of Liens by Zoompart under the Collateral Documents; (iv) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (v) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than, in connection with the enforcement of the Collateral Documents, approval from the Comisión Federal de Competencia and, if applicable, the Comisión Nacional de Inversiones Extranjeras and the Comisión Nacional Bancaria y de Valores.

(e) Each Zoompart Succession Document, Loan Document and Acquisition Document has been duly executed and delivered by Zoompart, I.I.I. and each of their respective Relevant Subsidiaries party thereto. Each Zoompart Succession Document, Loan Document and Acquisition Document is the legal, valid and binding obligation of Zoompart, I.I.I. and each of their respective Relevant Subsidiaries party thereto, enforceable against Zoompart, I.I.I. and each of their respective Relevant Subsidiaries party thereto in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) (x) The financial statements of Zoompart, including balance sheets, income, and cash flow statements dated as of a date not earlier than 30 days prior to the Zoompart Succession Date, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of Zoompart as at such dates and the Consolidated results of the operations of Zoompart for the periods ended on such dates, all in accordance with Applicable GAAP, and, if the Zoompart Succession Date occurs after August 1, 2005, such statements have been audited and certified by independent certified public accountants of recognized international standing, (y) all financial statements delivered by I.I.I. pursuant to the Loan Documents prior to the Zoompart Succession Date fairly present in all material respects the financial condition of the Persons described therein as at such dates and the results of the operations of such Persons for the periods ended on such dates, all in accordance with Applicable GAAP.

(g) There is no pending or, to the knowledge of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, threatened, action, suit, investigation or proceeding, including, without limitation, any Environmental Action, affecting Zoompart, I.I.I. or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than, with respect to any of their respective Relevant Subsidiaries, the Disclosed Litigation), or (ii) purports to affect the legality, validity or enforceability of any Zoompart Succession Document, Loan Document or Acquisition Document or the consummation of the transactions contemplated hereby or thereby, and there has been no material adverse change since the date of this Agreement in the status, or financial effect on Zoompart, I.I.I or any of their respective Subsidiaries, of the Disclosed Litigation from that described on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 3.01(j) hereto).

(h) None of Zoompart, I.I.I. or any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries owns any Margin Stock.

(i) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent or the Co-Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations. I.I.I. is, and, upon giving effect to the Zoompart Succession, Zoompart will be the legal and beneficial owner of the Collateral free and clear of any Lien, except for the Liens created under the Loan Documents.

(j) Zoompart, I.I.I. and each of their respective Relevant Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (national, departmental, local, municipal and foreign) required to be filed and has paid all material taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns. Zoompart, I.I.I, and each of their respective Relevant Subsidiaries organized or incorporated in Mexico has made all payments, if any, with respect to Mexican statutory employee profit sharing and as required by applicable law in Mexico to the Mexican Institute for Social Security (Instituto Mexicano del Seguro Social), to the Instituto del Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT) or pursuant to the Sistema de Ahorro para el Retiro (SAR), except to the extent that any non-payment could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries that, if made, could have a Material Adverse Effect.

(k) Zoompart, I.I.I. and each of their respective Relevant Subsidiaries is in compliance with all applicable laws, ordinances, rules, regulations and requirements of all Governmental Authorities (including, without limitation, all governmental licenses, certificates, permits, franchises and other governmental authorizations and approvals necessary to the ownership of its properties or to the conduct of its business, Environmental Laws, and laws with respect to social security and pension fund obligations), except to the extent that any noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

(l) Set forth on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 4.01(l) hereto) is a complete and accurate list of all Material Contracts of Zoompart, I.I.I. and the Material Subsidiaries, showing the parties, subject matter and term thereof. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or , otherwise modified (other than any amendment or modification therein specified), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no material default under any Material Contract by any party thereto.

(m) No income, stamp or other taxes (other than taxes on, or measured by, net income or net profits) or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under applicable law in the British Virgin Islands, Luxembourg, Argentina, Chile or Mexico, imposed, assessed, levied or collected by the British Virgin Islands, Luxembourg, Argentina, Chile or Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of any Zooompart Succession Document or any Loan Document or (ii) on any payment to be made by Zoompart pursuant to any Zooompart Succession Document or any Loan Document.

(n) A complete and accurate list of all Existing Debt, showing the obligor and the principal amount outstanding thereunder as of the Zoompart Succession Date is set forth on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 1.01-C hereto).

(o) A complete and accurate list of all Existing Liens showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Relevant Subsidiaries subject thereto as of the Zoompart Succession Date is set forth on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 1.01-D hereto).

(p) Zoompart, I.I.I. and each of the Material Subsidiaries has good and marketable title to its respective real properties and good title to all of its other respective assets, including the properties and assets reflected in the financial statements delivered pursuant hereto (other than inventory sold in the ordinary course of business and other than to the extent immaterial to Zoompart, I.I.I. or any such Subsidiary), subject to no Lien except as permitted under Section 5.02(a) (including Existing Liens described under Section 4.01(o)). All leases necessary for the conduct of the business of each of Zoompart, I.I.I. and the Material Subsidiaries are valid and in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

(q) None of Zoompart, I.I.I. or any of the Material Subsidiaries is in default under any material provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Zoompart, I.I.I. or any of the Material Subsidiaries is party or by which Zoompart, I.I.I. or any of the Material Subsidiaries or any of their respective properties or assets are or may be bound.

(r) There exist no restrictions on dividends and cash distributions from Zoompart’s Subsidiaries, other than restrictions arising out of (i) applicable law or (ii) Existing Debt or other agreements, in each case as described on a schedule to be provided by Zoompart, in form and substance satisfactory to the Majority Lenders (which Schedule shall replace Schedule 3.01(e) hereto).

(s) Neither Zoompart, I.I.I nor any of their respective Relevant Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or, to the knowledge of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, threatened against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, before any Governmental Authority with responsibility, authority or jurisdiction for such matters, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or, to the knowledge of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, threatened against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries and (ii) no strike, labor dispute, slowdown or stoppage pending against Zoompart, I.I.I. or any of their respective Relevant Subsidiaries or, to the knowledge of Zoompart, I.I.I. or any of their respective Relevant Subsidiaries, threatened against Zoompart, I.I.I, or any of their respective Relevant Subsidiaries, which in either clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect.

(t) Zoompart and I.I.I. are subject to civil and commercial law with respect to their respective obligations under the Zoompart Succession Documents, the Loan Documents and the Acquisition Documents, and the execution, delivery and performance by Zoompart and I.I.I. of such documents constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts). None of Zoompart I.I.I. or any of their respective Relevant Subsidiaries nor any of their respective properties has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, Argentina, Venezuela, Chile, Mexico, Luxembourg or the British Virgin Islands, as applicable.

(u) Zoompart’s obligations under the Credit Agreement constitute direct, secured, unconditional and unsubordinated obligations of I.I.I, and do rank and will rank at least pari passu in priority of payment and in all other respects with all other present and future senior secured, unsubordinated Debt of Zoompart.

(v) Each of the Zoompart Succession Documents and the Loan Documents is in proper legal form under all applicable laws for the enforcement thereof in accordance with their respective terms against the parties thereto under such laws. To ensure the legality, validity, enforceability or admissibility into evidence of the Zoompart Succession Documents and the Loan Documents, it is not necessary that any of such Zoompart Succession Documents or Loan Documents or any other document be filed or recorded with any applicable Governmental Authority or that any stamp or similar tax be paid on or in respect of the Zoompart Succession Documents or the Credit Agreement, or any other such document. Neither Zoompart, I.I.I. nor any of their respective property has any immunity on the ground of sovereignty or otherwise, from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any applicable laws in respect of the respective obligations of Zoompart and I.I.I. under the Zoompart Succession Documents or from the execution or enforcement of any judgment resulting therefrom, and if Zoompart, I.I.I. or any of their respective revenues, assets or properties should become entitled to any such right of immunity, Zoompart and I.I.I. have effectively waived such right pursuant to Section 8.13(d). It is not necessary in order for any Lender to enforce any of its rights or remedies under the Zoompart Succession Documents or the Loan Documents or solely by reason of the execution, delivery and performance by I.I.I. and Zoompart of the Zoompart Succession Documents or the Loan Documents, that any Lender be licensed or qualified with any Mexican, Luxembourg, Argentine, Chilean or British Virgin Islands Governmental Authority or be entitled to carry on business in any jurisdiction.

(w) Zoompart, a non-bank entity located outside the United States, understands that it is the policy of the Board of Governors of the U.S. Federal Reserve System that extensions of credit by international banking facilities (as defined in Section 204.8(a) of Regulation D) may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States as provided in Section 204.8(a)(3)(vi) of Regulation D. Therefore, Zoompart acknowledges that the proceeds of the Loans by the international banking facility of such Lender will be used solely to finance Zoompart’s operations outside the United States or that of Zoompart’s non-U.S. affiliates.

(x) Neither Zoompart nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(y) No information, exhibit or report furnished by or on behalf of Zoompart, I.I.I. or any of their respective Subsidiaries to any Lender, any Agent or CGMI in connection with the negotiation of the Zoompart Succession Documents or the Loan Documents or pursuant to the terms of any Zoompart Succession Document or any Loan Document contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except with respect to forecasts and projections, which have been prepared in good faith and based on reasonable assumptions in light of all information known, or that should reasonably have been known, to management of Zoompart as of the date of their preparation.

(z) The provisions in each Zoompart Succession Documents and each Loan Document as to (i) the choice of New York law as the governing law thereof, (ii) the irrevocable appointment of the Process Agent to receive service of process on behalf of Zoompart, I.I.I. or any of their respective Subsidiaries party thereto, (iii) the submission by Zoompart, I.I.I. or any of their respective Subsidiaries party thereto to the jurisdiction of the New York Courts and (iv) the manner of effecting service of process as set forth therein, are legal, valid, binding on and enforceable under the laws of the British Virgin Islands, Luxembourg, Argentina, Chile and Mexico and the jurisdiction of incorporation of each such Subsidiary.

(aa) As of any date and after giving effect to each of the Zoompart Succession and the application of the proceeds of the Loans, (a) the fair value of the assets of Zoompart will exceed its debts, as determined in accordance with Applicable GAAP, and all other liabilities, whether subordinated, contingent or otherwise, (b) Zoompart will be able to pay its Debts and all other liabilities, whether subordinated, contingent or otherwise, as such Debts and liabilities become due and payable and (c) Zoompart will have sufficient capital to carry on its business.

(bb) Such other Representations and Warranties as the Majority Lenders shall require.

EXHIBIT A

FORM OF NOTICE OF BORROWING

Citibank, N.A., as Administrative Agent

[Insert Address]

Attention:	[ ]

Ladies and Gentlemen:

This irrevocable notice shall constitute the “Notice of Borrowing” pursuant to Section 2.02 of the Second Amended and Restated Credit Agreement, dated as of August 16, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among I.I.I. – INDUSTRIAL INVESTMENTS INC. (the “Borrower”), the Lenders party thereto, CITIBANK, N.A., as administrative agent and CITIBANK, N.A. as Collateral Agent. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Credit Agreement.

1. The date of the borrowing will be [    ], 2005 (the “Borrowing Date”).

2. The total aggregate principal amount of the Borrowing will be US $ [            ].

2. The principal amount of the Tranche A Loans will be US $ [            ]. The initial Interest Period for the Tranche A Loans will commence on the Closing Date and end [one][three][six] month[s] thereafter.

3. The principal amount of the Tranche B Loans will be US $ [            ]. The initial Interest Period for the Tranche B Loans will commence on the Closing Date and end [one][three][six] month[s] thereafter.

4. No Default or Event of Default has occurred and is continuing on the date hereof and on the Borrowing Date, or would occur after giving effect to the borrowing requested to be made on the Borrowing Date.

5. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct on the date hereof and on the Borrowing Date as if made on and as of such date.

6. The Borrower agrees to indemnify each Lender within 15 days after demand for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of default by the Borrower in making the above-described borrowing of Loans on the Borrowing Date. Such indemnification shall include, without duplication, any loss, cost or expense required to be paid by the Borrower pursuant to Section 2.11 of the Credit Agreement. A certificate as to any amounts payable pursuant to this Paragraph 6 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.

7. Schedule A to this Notice of Borrowing sets forth payment instructions for the Loans to be made on the Borrowing Date.

I.I.I. – INDUSTRIAL INVESTMENTS INC.

By:
Name:
Title:

Date: [ ], 2005

EXHIBIT A

Schedule A to

Notice of Borrowing

Payment	Instructions – Tranche A

Bank:

Address:

ABA	#:

Account	#:

Ref.:

Payment Instructions – Tranche B

Bank:

Address:

ABA #:

Account #:

Ref.:

EXHIBIT B

FORM OF OPINION

The legal opinion to be provided by Cristian J.P. Mitrani, external general counsel to the Borrower:

[LETTERHEAD OF THE BORROWER]

[            ], 2005

To: Citibank, N.A. and to the banks named in the

Credit Agreement (as defined below)

I.I.I. – INDUSTRIAL INVESTMENTS INC. – CREDIT AGREEMENT

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.02(g)(i) of the Second Amended and Restated Credit Agreement, dated as of August 16, 2005 (the “Credit Agreement”), among I.I.I. – Industrial Investments Inc. (the “Borrower”), Citibank, N.A. as Administrative Agent (the “Agent”), Citibank, N.A. as Collateral Agent (the “Collateral Agent”) and the banks named therein (the “Lenders”). Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

I have acted as external general counsel to the Borrower in connection with the preparation, execution and delivery of the Credit Agreement. In rendering this opinion, I have reviewed the following documents:

a.	a counterpart of the Credit Agreement;

b.	certified copies of the by-laws of the Borrower and all amendments thereto (the “Constitutive Documents”); and

c.	certified copies of the resolution[s] of the board of directors of the Borrower dated [ ], 2005 approving the execution, delivery and performance of the Credit Agreement.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

In giving this opinion, I have made the following assumptions without any independent investigation or verification of any kind:

(a)	that each of the parties to the Credit Agreement, other than the Borrower, is duly organized and validly existing, has the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such other party;

(b)	the authenticity of all documents submitted to me as originals;

(c)	the conformity to original documents of all documents submitted to me as copies;

(d)	the authenticity of the originals of such copies;

(e)	that the signatures, stamps and seals on all documents submitted to me are genuine;

(f)	the legal capacity of all natural persons;

(g)	the validity under the respective laws of all the documents executed under said laws. In particular, I have assumed that the Credit Agreement constitutes legal, valid and binding obligations of all parties thereto in accordance with their respective terms under the laws of New York, without any independent investigations thereof;

(h)	the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to me by the Borrower and its respective officers and directors; and

(i)	that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding my reasonable inquiry, have not been disclosed to me.

Based upon the foregoing examination and assumptions and subject to the qualifications set forth below, I am of the opinion that:

1.	The execution and delivery by the Borrower of the Credit Agreement do not, and the performance by the Borrower of its obligations thereunder will not, result in a breach or violation of any terms or provisions of, or constitute a default under, any of the agreements identified on Schedule A to this opinion.

2.	There exist no restrictions on dividends and cash distributions from the Relevant Subsidiaries to the Borrower, other than restrictions described on Schedule 3.01(e) to the Credit Agreement.

3.	Subject in each case to the restrictions set forth on Schedule 3.01(e) to the Credit Agreement, the Borrower has, under the respective organizational documents of the Borrower and its Relevant Subsidiaries and under the laws of their respective jurisdictions, the power to cause the upstreaming of dividends and cash and cash equivalents to the Borrower from its Relevant Subsidiaries as contemplated in the Credit Agreement, and each of the Relevant Subsidiaries has the legal power to effect such upstreaming to the Borrower.

The opinions set forth herein are subject to the following qualifications:

(A) The rights and obligations of the Borrower and the other parties under the Credit Agreement are subject to the effect of any applicable bankruptcy, liquidation, insolvency, fraudulent transfer, receivership, reorganization, suspension of payments, moratorium or similar laws and regulations now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing.

(B) This opinion letter is limited to the matters stated herein and no opinions may be implied as inferred beyond the matters expressly stated herein.

I am only admitted to practice law in the City of Buenos Aires.

This opinion is rendered solely for your benefit in connection with the Credit Agreement and for the benefit of any other person to whom you may assign an interest in any Loan in connection with the above matters (provided that this opinion speaks solely as of the date hereof) and may not be furnished to, quoted or relied upon by any other person or entity (other than each bank, financial institution or institutional lender that becomes a party to the Credit Agreement from time to time) for any purpose without my prior written consent.

Very truly yours,

Cristian Mitrani

SCHEDULE A

-	Contrato Modificatorio de Contrato de Deuda entre Sidor y Bandes, dated as of March 31, 2003, by and between Sidor and Banco de Desarrollo Económico y Social de Venezuela (Bandes).

-	Contrato de Cuenta en Participación, Sidor-Ylopa, dated as of June 20, 2003, by and between between Sidor and Ylopa (as amended).

Contrato de Cuenta en Participación, Sidor-CVG, dated as of June 20, 2003, by and between Sidor and Corporación Venezolana de Guayana (CVG).

EXHIBIT C

FORM OF OPINION

The legal opinion to be provided by Sullivan & Cromwell LLP, New York counsel to Borrower:

[    ], 2005

To the Persons on Attached

Schedule I

Ladies and Gentlemen:

We have acted as special New York counsel to I.I.I. - Industrial Investments, Inc., a British Virgin Islands international business company (the “Company”), Siderar S.A.I.C., an Argentine corporation (“Siderar”) and Inversiones Basilea S.A., a Chilean corporation (“Basilea”)7 in connection with the Second Amended and Restated Credit Agreement, dated as of August 16, 2005 (the “Credit Agreement”), among the Company, Citibank, N.A., as Administrative Agent and as Collateral Agent and the lenders named therein (the “Lenders”), and the Shareholders’ Agreement, dated as of [the date hereof] (the “Shareholders’ Agreement” and, together with the Credit Agreement, the “Documents”). This opinion is being delivered to you pursuant to Section 3.02 of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

In our capacity as special counsel to the Company, Siderar and Basilea, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

[7]	All references to Basilea shall be deleted in the event that Basilea is not a party to the Shareholders’ Agreement.

1.	The Credit Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.	The Shareholders’ Agreement constitutes a valid and legally binding obligation of each of Siderar and Basilea enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	No governmental or regulatory consent, authorization, approval or filing is required to be obtained or made by the Company, Siderar or Basilea under the Federal laws of the United States or the laws of the State of New York for the execution and delivery of the Documents by the Company, Siderar or Basilea, as applicable, or for the borrowing by the Company from the Lenders under the Credit Agreement; provided, however, that insofar as the borrowing by the Company from the Lenders under the Credit Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights.

4.	The execution and delivery by the Company of the Credit Agreement, and the execution and delivery by Siderar and Basilea of the Shareholders’ Agreement, do not, and the performance by the Company of its obligations under the Credit Agreement, and the performance by each of Siderar and Basilea of its obligations under the Shareholders’ Agreement, will not, violate any Federal law of the United States or law of the State of New York applicable to the Company, Siderar or Basilea; provided, however, that, for the purposes of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, antitrust laws, laws governing the solicitation of deposits and the Employed Retirement Income Security Act of 1974 and related laws; and provided further, that insofar as performance by the Company, Siderar or Basilea of its obligations under the Documents is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

5.	The execution and delivery by the Company of the Credit Agreement do not, and the borrowing by the Company pursuant thereto will not, result in a default under or breach of the agreements listed in Schedule II hereto.

6.	The Company is not and, after giving effect to the borrowing of the Loans and the Company’s payment of the Acquisition price in the manner contemplated by, and subject to the limitations contained in, the Credit Agreement, would not be on the date hereof, [an “investment company” as defined in the Investment Company Act of 1940] [required to register under, or seek an exemption from, the Investment Company Act of 1940 in connection with such borrowing and such purchase].

7.	Assuming that the proceeds of the Loans are used by the Company solely for payment of the Acquisition Price in the manner contemplated by, and subject to the limitations contained in, the Credit Agreement, the making of the Loans and such use of proceeds will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to the following comments and qualifications:

A.	The enforceability of provisions of the Credit Agreement purporting to exculpate or exempt a party from, or require indemnification of a party for, its own action or inaction may be limited to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

B.	The enforceability of provisions in the Credit Agreement to the effect that terms may not be amended, waived or otherwise modified except in writing may be limited under certain circumstances.

C.	We express no opinion with respect to the provisions of Section 8.13 of the Credit Agreement, or any similar provisions of the Shareholders’ Agreement, insofar as it relates to (i) the subject matter jurisdiction of any United States Federal court to adjudicate any controversy, (ii) the jurisdiction of any courts other than the courts of the State of New York and United States Federal courts, or (iii) the conclusiveness or enforceability of foreign judgments.

D.	We express no opinion as to the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose.

E.	For purposes of our opinion with respect to the performance by each of Siderar and Basilea of its obligations under the Shareholders’ Agreement in paragraph (4) above, we have assumed compliance by all relevant persons with the provisions of the section of the Shareholders’ Agreement entitled “Compliance with Laws”.

The foregoing opinions are limited to the Federal laws of the United States and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and Siderar and other sources believed by us to be responsible, and we have assumed that (i) each party to a document has been duly organized and, to the extent applicable, is in good standing under the laws of its jurisdiction of organization, (ii) each a document has been duly authorized, executed and delivered by all parties thereto, (iii) each party to a document has the power and authority (corporate and other) to execute, deliver and perform such document, (iv) each document constitutes the valid and legally binding obligation of each of the parties thereto (other than the Company, Siderar and Basilea), enforceable against it in accordance with its terms and (v) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This opinion is provided to you by us in our capacity as special New York counsel to the Company, Siderar and Basilea, and may be relied upon by you, each Lender and any successor or permitted assign of an Agent or a Lender under the Credit Agreement; provided, however, that this opinion may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent

Very truly yours,

Schedule I

Citibank, N.A.

[Lenders]

C-I-1

Schedule II

U.S.$160,000,000 Credit Agreement, dated as of September 27, 2004, amended and restated as of November 12, 2004, among Hylsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Hylsa”), the financial institutions named therein and Citibank, N.A., as administrative agent for the lenders.

U.S.$175,000,000 Credit Agreement, dated as of August 6, 2004, amended and restated as of September 29, 2004, among Galvak, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States, the financial institutions named therein, Citibank, N.A., as administrative agent for the lenders, Bank of America, N.A., as United States collateral agent for the lenders and Banco Nacional De Mexico, S.A., Intergrante Del Grupo Financiero Banamex, as Mexican collateral agent for the lenders.

U.S. $161,002,000 Indenture of Hylsa, dated as of July 26, 2002, among Hylsa and Deutsch Bank Trust Company Americas as trustee, covering the issuance of 10 1/2% Notes due 2010.

Amended and Restated Consolidated Refinancing Agreement, dated March 31, 2003 (as amended from time to time) among Siderúgrica del Orinoco (Sidor) C.A., a company organized under the laws of Venezuela, the financial institutions named therein, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the lenders.

U.S. $380,000,000 Credit Agreement, dated as of May 24, 2005, among Siderar S.A.I.C., an Argentine, a sociedad anónima, the lenders named therein, and Citibank, N.A. as administrative agent and securities intermediary [and any amendment thereto].

Acquisition Agreement, dated as of May 18, 2005, by and among Hylsamex, S.A. de C.V., Alfa, S.A. de C.V. and I.I.I. – Industrial Investments Inc.

U.S. $300,000,000 Indenture of Hylsa, dated as of September 24, 1997, among Hylsa and Bankers Trust Company, as trustee, covering the issuance of 9 1/4% Notes due 2007, as supplemented by the First Supplemental Indenture, dated as of April 11, 2002.

C-II-1

EXHIBIT D

FORM OF OPINION

The legal opinion to be provided by Ritch. Heather y Mueller, S.C., Mexican counsel to Borrower:

                 , 2005

To each of the Lenders and the

  Administrative Agent

  party to the Credit Agreement

  referred to below

Ladies and Gentlemen:

We have acted as special Mexican counsel to I.I.I.– Industrial Investments Inc. (the “Borrower”), in connection with the preparation and execution of the Credit Agreement dated as of May 18, 2005, as amended and restated pursuant to an Amended and Restated Credit Agreement dated as of July 26, 2005 and a Second Amended and Restated Credit Agreement dated as of August 16, 2005 (together, the “Credit Agreement”), among the Borrower, certain Lenders named therein, Citibank, N.A., as Collateral Agent and Administrative Agent, Calyon New York Branch and Mediobanca–Banca di Credito Finanziario S.p.A., as Joint Lead Arrangers, ABN AMRO Bank N.V., WestLB AG, New York Branch, JPMorgan Chase Bank BK, N.A., BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán, and Banca Nazionale del Lavoro, S.p.A., New York Branch, as Arrangers, Citigroup Global Markets Inc., BNP Paribas, Bayerische Hypo-Und Vereinsbank AG and HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, as Joint Bookrunners, and Banco Itaú Europa S.A.–Sucursal Financeira Exterior–Madeira, as Manager. This opinion is delivered to you pursuant to Section 3.02(g)(iii) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein are used as defined in the Credit Agreement.

In rendering the opinion expressed below, we have examined copies of the following documents:

(a)	the Credit Agreement;

(b)	the Stock Pledge Agreement;

(c)	the Acquisition Agreement;

(d)	the Shareholders’ Agreement;

(e)	the physical share certificate evidencing the shares of Hylsamex to be pledged by the Borrower under the Stock Pledge Agreement (the “Stock Certificate”);

(f)	the estatutos sociales of Alfa, S.A. de C.V. (“Alfa”), Hylsamex, S.A. de C.V. (“Hylsamex”), Hylsa, S.A. de C.V. (“Hylsa”) and Galvak, S.A. de C.V. (“Galvak”);

(g)	the powers-of-attorney granted to officers of Alfa and Hylsamex, in connection with the execution of the Stock Pledge Agreement and the Acquisition Agreement;

(h)	the Contrato de Apertura de Crédito Simple dated March 18, 2005 (the “Inbursa Loan Agreement”), entered into among Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Inbursa”), as lender, Hylsa, as borrower, and Hylsa Puebla, S.A. de C.V. (“Hylsa Puebla”) and Hylsa Norte, S.A. de C.V. (“Hylsa Norte”), as guarantors;

(i)	Hylsa’s “HYLSA POOU” Pagaré (the “Medium Term Notes”), dated December 22, 2003; and

(j)	such other documents and instruments, and such Mexican laws, rules or regulations, as we have deemed necessary or appropriate as a basis for the opinion expressed below.

We have assumed, without any independent investigation or verification of any kind, (i) the due authorization and execution by all parties thereto (other than Alfa and Hylsamex in respect of the Acquisition Agreement, and Hylsamex in respect of the Stock Pledge Agreement) of the Credit Agreement, the Stock Pledge Agreement, the Acquisition Agreement, the Shareholders’ Agreement, the Inbursa Loan Agreement and the Medium Term Notes and the power and authority of the Borrower, Siderar, Basilea, the Collateral Agent and the Co-Collateral Agent, under all applicable laws, rules, regulations and their constitutive documents, to enter into and perform their respective obligations under, the Credit Agreement, the Stock Pledge Agreement, the Acquisition Agreement and the Shareholders’ Agreement, as the case may be, (ii) that all approvals (other than approvals required under the laws of Mexico, which are addressed in this opinion) necessary for the validity and enforceability of the Credit Agreement, the Stock Pledge Agreement, the Acquisition Agreement, the Shareholder’s Agreement, the Inbursa Loan Agreement and the Medium Term Notes have been obtained and are in full force and effect, (iii) the validity, binding effect and enforceability of the Credit Agreement, the Acquisition Agreement and the Shareholders’ Agreement under the laws of the State of New York and of the United States of America and of the Inbursa Loan Agreement and the Medium Term Notes under Mexican law, (iv) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us, (v) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof, (vi) that the documents submitted to us have not been amended or modified after the date thereof in a manner that could reasonably affect the opinion hereinafter expressed, (vii) that the directors of Hylsamex that executed the Stock Certificate were duly appointed as directors of Hylsamex, and (viii) that the

Medium Term Notes were validly executed based on the form made available for our review. As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of Alfa or Hylsamex and such other instruments and other certificates of public officials, officers and representatives of Alfa, Hylsamex and such other persons, and we have made such investigations of law, as we have deemed necessary or appropriate for the opinion expressed below.

Based upon the foregoing and subject to the qualifications specified below, we are of the opinion that:

(1) Each of Alfa, Hylsamex, Hylsa and Galvak is a sociedad anónima de capital variable, duly organized and validly existing under the laws of Mexico.

(2) The execution and performance by Hylsamex of the Stock Pledge Agreement and by Alfa and Hylsamex of the Acquisition Agreement are within their respective corporate powers, have been duly authorized by all respective necessary internal action of, and do not contravene any Mexican Federal law, rule or regulation or the respective estatutos sociales of each of Hylsamex or Alfa.

(3) Each of the Stock Pledge Agreement and the Acquisition Agreement has been duly executed by each of Hylsamex and Alfa, as the case may be, and the Stock Pledge Agreement constitutes the legal, valid and binding obligation of Hylsamex and the Borrower, enforceable against each of Hylsamex and the Borrower in accordance with its terms.

(4) The Stock Pledge Agreement creates a valid and perfected first priority security interest in the Acquired Shares in favor of the Co-Collateral Agent for the benefit of the Lenders.

(5) The Stock Certificate satisfies the requirements set forth by applicable Mexican Federal law for stock certificates of sociedades anónimas de capital variable.

(6) The execution and performance by the Borrower of the Stock Pledge Agreement and by the Borrower, Siderar and Basilea of the Shareholders’ Agreement does not contravene any Mexican Federal law, rule or regulation.

(7) No authorization or approval by, and no notice to or filing with, any Mexican Governmental Authority is required for the execution and performance by the Borrower and Hylsamex of the Stock Pledge Agreement or by Alfa and Hylsamex of the Acquisition Agreement or for the validity or enforceability of the Stock Pledge Agreement or the Acquisition Agreement, as the case may be, except that (i) in the event of foreclosure under the Stock Pledge Agreement, a notice to, and the no objection of, the Mexican Comisión Federal de Competencia (the “CFC”) and, if Hylsamex’s pledged securities are then registered with the Registro Nacional de Valores, an approval of the Mexican Comisión Nacional Bancaria y de Valores (the “CNBV”), may be required, and (ii) for the effectiveness of, and to consummate the transactions contemplated in, the Acquisition Agreement, the no objection of the CFC and the approval of the

CNBV and the Mexican Comisión Nacional de Inversiones Extranjeras, are required, all of which approvals specified under (ii) have been obtained and are in full force and effect.

(8) The choice of the law of the State of New York as the governing law of the Acquisition Agreement, is a valid choice of law.

(9) The submission by each of Alfa and Hylsamex to federal or state courts located in New York County, State of New York, United States of America, under the Acquisition Agreement is a valid submission to jurisdiction.

(10) A judgment rendered by a Federal or State court located in New York County, State of New York, United States of America, against either of Siderar or Basilea pursuant to a legal action instituted before any such court in connection with the Shareholders’ Agreement, would be enforceable against Hylsamex, as issuer of the relevant securities, in the competent courts of Mexico, pursuant to Article 1347A of the Commerce Code, which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Shareholders’ Agreement;

(b) such judgment is based on an in personam (as opposed to an in rem) action;

(c) service of process was made personally on Hylsamex;

(d) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

(e) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(f) such judgment is final in the jurisdiction where obtained;

(g) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

(h) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

(11) A judgment rendered by a Federal or State court located in New York County, State of New York, United States of America, pursuant to a legal action instituted before any such court in connection with the Acquisition Agreement, would be enforceable against Alfa or

Hylsamex, as the case may be, in the competent courts of Mexico, pursuant to Article 1347A of the Commerce Code, which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Acquisition Agreement;

(b) such judgment is strictly for the payment of a certain sum of money, based on an in personam (as opposed to an in rem) action;

(c) service of process was made personally on the defendant or on the appropriate process agent;

(d) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

(e) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(f) such judgment is final in the jurisdiction where obtained;

(g) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

(h) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

(12) The Collateral Agent will not, under current law, be deemed to be a resident in Mexico for tax purposes, by reason solely of the execution, performance or enforcement of the Stock Pledge Agreement.

(13) It is not necessary under the laws of Mexico (i) to enable the Collateral Agent, the Administrative Agent or the Lenders to enforce their rights under the Stock Pledge Agreement, or (ii) by reason of the execution or performance of the Stock Pledge Agreement, that the Collateral Agent, the Administrative Agent or any Lender be licensed to carry on business in Mexico.

(14) The payment of dividends or the making of other similar distributions on its shares by any of Hylsa, Hylsa Puebla or Hylsa Norte as contemplated in the Credit Agreement, would not contravene the provisions of the Inbursa Loan Agreement, to the extent none of Hylsa, Hylsa Puebla or Hylsa Norte are in default of their respective obligations thereunder or under any other contract or agreement entered into with Inbursa or any other third party that results or may, with the passage of time, result in an event of default under the Inbursa Loan Agreement.

(15) The payment of dividends or the making of other similar distributions on its shares by Hylsa or any of its subsidiaries as contemplated in the Credit Agreement, would not contravene the provisions of the Medium Term Notes.

(16) The estatutos sociales of each of Hylsamex, Hylsa and Galvak do not include any restriction on the payment of dividends by any of Hylsamex, Hylsa and Galvak, in respect of fully paid and outstanding shares thereof.

    The foregoing opinion is subject to the following qualifications:

(a) enforcement of the Stock Pledge Agreement, the Acquisition Agreement and the Shareholders’ Agreement may be limited by bankruptcy, concurso mercantil, quiebra, suspension of payments, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally;

(b) in any proceedings brought to the courts of Mexico for the enforcement of the Acquisition Agreement or the Shareholders’ Agreement, a Mexican court would apply Mexican procedural law;

(c) in the event that proceedings are brought to Mexico, seeking performance of the obligations of the Borrower in Mexico by means of foreclosure of the Stock Pledge Agreement, pursuant to Ley Monetaria de los Estados Unidos Mexicanos, the obligations of the Borrower may be discharged by payment of any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made;

(d) provisions of the Stock Pledge Agreement granting discretionary authority to the Collateral Agent, the Co-Collateral Agent, the Administrative Agent or the Lenders, cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, under Mexican law, the Borrower will have the right to contest in court any notice or certificate of the Collateral Agent, the Co-Collateral Agent, the Administrative Agent or any of the Lenders purporting to be conclusive and binding;

(e) in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings, prepared by a court-approved translator, would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceeding would thereafter be based upon the translated documents;

(f) with respect to provisions contained in the Acquisition Agreement and the Shareholders’ Agreement in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service of process is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico, service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico;

(g) covenants of the Borrower contained in the Stock Pledge Agreement or of the Borrower or Siderar in the Shareholders’ Agreement which purport to bind any of them on matters reserved by law, or by the estatutos sociales of Hylsamex, to the shareholders or the board of directors of Hylsamex, or which purport to bind shareholders or members of the board of directors of Hylsamex to vote or refrain from voting, are not enforceable under Mexican law;

(h) we express no opinion in respect of whether the Stock Pledge Agreement may be enforced by the Collateral Agent or the Co-Collateral Agent without a judicial order to that effect; and

(i) we express no opinion in respect of the enforceability of the provisions contained in the “Right of First Refusal” section of the Shareholders’ Agreements, in the context of a judicial foreclosure procedure conducted in Mexico pursuant to the Stock Pledge Agreement.

    We express no opinion as to any laws other than the laws of Mexico.

    This opinion is addressed to you solely for your benefit and it is not to be transferred to anyone else nor is it to be relied upon by anyone else (provided, that it may be relied upon by each permitted successor or assign of an Agent or a Lender under the Credit Agreement) or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. We assume no obligation to update this opinion.

Very truly yours,

Ritch, Heather y Mueller, S.C.

By
Luis A. Nicolau, a partner

EXHIBIT E

FORM OF OPINION

The legal opinion to be provided by Walkers BVI, British Virgin Islands counsel to Borrower:

[To be dated as of Borrowing Date]	Our Ref: [ ]

Citibank, N.A.

[Address]

Dear Sirs

Re:	I.I.I. - Industrial Investments Inc. (the “Company”)

We have been asked to provide this legal opinion to you with regard to the laws of the British Virgin Islands in relation to the Documents (as defined in Schedule 1 hereto) being entered into by the Company in connection with a commercial facility being made available to the Company.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or certified translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are British Virgin Islands lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as have been conducted at our request and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the British Virgin Islands:

1.	The Company is a business company duly re-registered, validly existing and treated as a company limited by shares incorporated under the Business Companies Act, 2004 of the British Virgin Islands with full power to execute and deliver the Documents and to perform the provisions of the Documents to be performed on its part. Based on the Registered Agent’s Certificate referred to in Schedule 1, Certificate of Good Standing referred to in Schedule 1 and the search of the Register of Corporate Affairs referred to below, the Company is in good standing under the laws of the British Virgin Islands.

2.	The Company has full corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations under the Documents.

3.	The Documents to which the Company is a party have been duly authorised and executed by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

4.	The execution, delivery and performance of the Documents to which the Company is a party, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

(a)	contravene any law or regulation of the British Virgin Islands applicable to the Company; or

(b)	contravene the Memorandum and Articles of Association of the Company.

5.	Neither the execution, delivery or performance of the Documents to which the Company is a party nor the consummation or performance of the transactions contemplated thereby by the Company, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any British Virgin Islands governmental or judicial authority or agency.

6.	The law chosen in each of the Documents to which the Company is a party to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the British Virgin Islands.

7.	There are no stamp duties, income taxes, withholdings, deductions, levies, registration taxes, or other duties or similar taxes or charges payable in connection with the enforcement or admissibility in evidence of the Documents or on any payment to be made by the Company or any other person pursuant to the Documents.

8.	None of the parties to the Documents (other than the Company) is or will be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Documents to which any of them is party.

9.	The Company has executed an effective submission to the jurisdictions specified in the Documents.

10.	A judgment obtained in a foreign court, including the Courts of the State of New York, will be recognised and enforced in the courts of the British Virgin Islands at common law without any re-examination of the merits, by an action commenced on the foreign judgment debt in the courts of the British Virgin Islands, where the judgment is final and not subject to a stay of execution.

In each case, the British Virgin Islands courts would enforce the relevant judgment, in the manner set out above, provided that:

(i)	such court had jurisdiction in the matter and the Company was duly served with process;

(ii)	the judgment given by such court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(iii)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to the rules of public policy of the BVI courts; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

11.	The Company is subject to civil and commercial law with respect to its obligations under the Documents and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the British Virgin Islands in proceedings against the Company in respect of any obligations under the Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

12.	Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Corporate Affairs on [ ][8] at [ :00 am/pm] (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search), a search of the Cause Book of the High Court of the British Virgin Islands conducted on [ ] at [ :00 am/pm] (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search) and the information contained within the Registered Agent’s Certificate referred to in Schedule 1, there are no entries in the Register of Registered Charges maintained for the Company, no actions, suits or proceedings pending against the Company before any court in the British Virgin Islands and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Company.

13.	A court of the British Virgin Islands has jurisdiction to give judgment in the currency of the relevant obligation.

14.	The obligations of the Company under the Documents constitute primary, direct, unconditional and general obligations and rank, in priority, at least pari passu with the unsecured loans, debts, guarantees or other unsecured obligations in respect of borrowed monies of the Company.

[8]	This should be dated as of the date the legal opinion is being delivered.

15.	The Company has all authorizations to create and file[, and has created and filed] with its corporate records on the Closing Date (as defined in the Credit Agreement) a register of charges in respect of the security interests created pursuant to the Collateral Documents (as defined in the Credit Agreement) in the Collateral (as defined in the Credit Agreement) and the Company has all authorisations to apply [, and has applied] [9] to the Registrar of Corporate Affairs to register the security interests created pursuant to the Collateral Documents in the Collateral in the Register of Registered Charges maintained by the Registrar of Corporate Affairs with respect to the Company. Assuming no registration of a security interest against the Company between the date and time of our searches set out in paragraph 12 above and the registration of the security interests described above in this paragraph, upon the registration of the security interests described above in this paragraph and the issue of a certificate of registration by the Registrar of Corporate Affairs, the secured interests created in the Collateral will have a first priority security interest in the Collateral and will rank in priority to all secured interests over the Collateral.

16.	It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of proceedings of the obligations of the Company or the rights of any creditor under the Documents that they or any one of them or any other document be notarised, filed, registered or recorded in the British Virgin Islands. Notwithstanding the foregoing, the Company is required to maintain a register of charges at its registered office and enter the details of any security interest on that register and failure to do so may result in a fine. In order to ensure the preservation of the priority of any security interests created by the Documents, registration of the relevant security interest in the Register of Registered Charges maintained by the Registrar of Corporate Affairs, as described above, is required.

17.	There are no foreign exchange controls or foreign exchange regulations under the currently applicable laws of the British Virgin Islands.

18.	The Company has all necessary authorizations to accept the Capital Contributions (as defined in the Credit Agreement) to be made by members of the Company, or third party investors, to the Company pursuant to the Credit Agreement, and if made in accordance with the terms of the Credit Agreement, shall be valid, binding and enforceable by the Company in accordance with the terms of the Credit Agreement in the British Virgin Islands. Where such Capital Contributions are made in the form of subordinated debt, the subordination provisions of such debt as set forth in the Subordinated Loan Agreement are enforceable in accordance with the terms of the Subordinated Loan Agreement in the courts of the British Virgin Islands.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit

[9]	Confirm with Registrar of Corporate Affairs

and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person (provided, that it may be relied upon by each permitted sucesor or assign of an Agent or a Lender under the Credit Agreement) without our prior written consent.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

WALKERS

SCHEDULE 1

List of Documents Examined

1.	The Certificate of [Incorporation/Re-Registration] and Memorandum and Articles of Association of the Company on file as of the date of this legal opinion.

2.	A search of the public records of the Company on file and available for inspection at the Registry of Corporate Affairs on [ ][10] and the records of proceedings on file with, and available for inspection on [ ] at the High Court of the British Virgin Islands;

3.	A Certificate of Good Standing dated [ ] in respect of the Company issued by the Registrar of Corporate Affairs (the “Certificate of Good Standing”);

4.	A certificate issued by the Registered Agent of the Company in the British Virgin Islands dated [ ] (the “Registered Agent’s Certificate”);

5.	[A copy of executed written resolutions of the Board of Directors of the Company dated [ ] May 2005 and consent action of the Board of Directors dated 20th April 2005 (“Resolutions”);][11]

6.	A copy of the Documents consisting of the following:

a)	Second Amended and Restated Credit Agreement dated as of 16 August 2005 among the Company, the lenders named therein, and Citibank, N.A. as administrative agent and collateral agent, as the same may be amended from time to time, including all exhibits and schedules thereto (the “Credit Agreement”);

b)	Subordinated Loan Agreement [among and date] (the “Subordinated Loan Agreement”)

c)	[add English translations of Mexican collateral documents]

d)	Acquisition Agreement dated 2005 among the Company, Hylsamex and the Selling Shareholder as defined in that agreement

e)	Shareholder Letter Agreement dated [ ] 2005 among Siderar S.A.I.C., Inversiones Basilea S.A.[12], the Company and the Collateral Agent (as defined in the Credit Agreement).

The documents listed in paragraph 6(a) to (e) above inclusive are collectively referred to in this opinion as the “Documents”.

[10]	Dates of all certificates and searches should be date the legal opinion is being delivered.
[11]	It is our understanding that corrected resolutions will be made.

[12]	Reference to Basilea shall be deleted in the event that Basilea is not a party to the Shareholders’ Agreement.

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SCHEDULE 2

Assumptions

The opinions hereinbefore given are based upon the following assumptions:

1.	There are no provisions of the laws of any jurisdiction outside the British Virgin Islands which would be contravened by the execution or delivery of the Documents and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the British Virgin Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Documents are within the capacity and powers of and have been or will be duly authorised, executed and delivered by each of the parties thereto (other than the Company) and constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the British Virgin Islands).

3.	The choice of the laws of the jurisdiction selected to govern the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the British Virgin Islands).

4.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other requirements of each of the parties to the Documents outside the British Virgin Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

5.	All conditions precedent, if any, contained in the Documents, other than the delivery of a favourable opinion of BVI counsel to the Borrower, have been or will be satisfied or waived.

6.	The Company on the date of execution of the Documents was not unable to pay its debts as they became due, had not failed to comply with any statutory demand for payment, and does not have any execution or other process issued on judgement, decree or order of a Virgin Islands court returned wholly or partially unsatisfied (“Insolvency Events”), and the transactions contemplated by the Documents will not cause an Insolvency Event.

7.	The originals of all documents examined in connection with this opinion are authentic, all seals thereon and the signatures and initials thereon of any person authorised to execute the Documents are genuine, all such documents purporting to be sealed have been so sealed, all copies are complete and conform to their originals or are a true translation of

E-II-1

the originals and the Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked-up to indicate all changes to such Documents.

8.	The Registered Agent’s Certificate is true and accurate as at the date of this letter.

9.	The copy of the Memorandum and Articles of Association of the Company and other documents received by us are true and correct copies of the originals of the same.

10.	The Resolutions remain in effect and have not been revoked or varied by the directors of the Company as at the date of this letter.

11.	None of the parties to the Documents is a person, political faction or body resident in or constituted under the laws of any country currently the subject of United Nations Sanctions.

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SCHEDULE 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by the Company under the Documents are of a type which the courts of the British Virgin Islands enforce; this does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts, disclaimer of onerous property in liquidation or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where the court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of or contrary to the public policy of, that jurisdiction;

(e)	in liquidation proceedings in respect of the Company before a court of the British Virgin Islands it is likely that the court will require all debts of the Company to be proved in a common currency, which is likely to be the Company’s functional currency;

(f)	to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the courts of the British Virgin Islands; in particular, the enforceability of any provision of the Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

E-III-1

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the British Virgin Islands;

(h)	a British Virgin Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(i)	the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, if, for example, it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

3.	If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the British Virgin Islands courts notwithstanding any express provisions in this regard.

4.	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registrar of Corporate Affairs.

5.	We express no opinion upon the effectiveness of any clause of the Documents providing that the terms thereof may only be amended in writing.

6.	Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

7.	All powers of attorney granted by the Company in the Documents which by their terms are expressed to be irrevocable are valid and irrevocable only if given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee. Where a power of attorney granted by the Company is expressed to be irrevocable and is given to secure (a) a proprietary interest of the donee of the power or (b) the performance of an obligation owed to the donee, then, so long as the donee has that interest or the obligation remains undischarged, the power shall not be revoked (i) by the donor without the consent of the donee or (ii) by the death, incapacity or bankruptcy of the donor, or if the donor is a body corporate, by its winding-up or dissolution.

8.	We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company’s constitutional documents to the Company’s shareholders or any other person.

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9.	With respect to the searches listed in item 2 of Schedule 1, it should be noted that the public files maintained by the Registrar of Corporate Affairs may not reveal whether a winding-up petition or application to the court for the appointment of a receiver has been presented. In addition, the search at the High Court is a manual search and cannot be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands. The Cause Book is not updated every day and it is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement.

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EXHIBIT F

FORM OF OPINION

The legal opinion to be provided by Bruchou, Fernández Madero, Lombardi & Mitrani, Argentine counsel to Borrower:

[LETTERHEAD OF BFML&M]

[                    ], 2005

To: Citibank, N.A. and to the banks named in the

Credit Agreement (as defined below)

I.I.I. – INDUSTRIAL INVESTMENTS INC. – CREDIT AGREEMENT

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.02(g)(v) of the Second Amended and Restated Credit Agreement, dated as of August 16, 2005 (the “Credit Agreement”), among I.I.I. – Industrial Investments Inc. (the “Borrower”), Citibank, N.A. as Administrative Agent (the “Agent”), Citibank, N.A. as Collateral Agent (the “Collateral Agent”) and the banks named therein (the “Lenders”). Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

We have acted as Argentine external legal counsel to Siderar (as defined below) in connection with the preparation, execution and delivery of the Shareholders’ Agreement (as defined below). In rendering this opinion, we have reviewed the following documents:

a.	a counterpart of the Shareholders’ Agreement, dated as of [ ], among Siderar S.A.I.C. (“Siderar”), Inversiones Basilea S.A. (“Basilea”)[13] the Borrower, the Collateral Agent and the Agent (the “Shareholders’ Agreement”);

b.	certified copies of the by-laws of Siderar and all amendments thereto together with the relevant evidence of registration thereof with the Public Registry of Commerce of the City of Buenos Aires (Inspección General de Justicia) (the “Constitutive Documents”); and

c.	certified copies of the resolution[s] of the board of directors of Siderar, dated [ ], 2005, authorizing the execution, delivery and performance of the Shareholders’ Agreement.

[13]	All references to Basilea shall be deleted in the event that Basilea is not a party to the Shareholders’ Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations as we have deemed necessary or appropriate for purposes of this opinion.

In giving this opinion, we have made the following assumptions without any independent investigation or verification of any kind:

(a)	that each of the parties to the Shareholders’ Agreement, other than Siderar, is duly organized and validly existing, has the corporate power and authority to enter into and perform the Shareholders’ Agreement and that the Shareholders’ Agreement has been duly authorized, executed and delivered by each such other party;

(b)	the authenticity of all documents submitted to us as originals;

(c)	the conformity to original documents of all documents submitted to us as copies;

(d)	the authenticity of the originals of such copies;

(e)	that the signatures, stamps and seals on all documents submitted to us are genuine;

(f)	the legal capacity of all natural persons;

(g)	the validity under the respective laws of all the documents executed under said laws, other than Argentine law. In particular, we have assumed that the Shareholders’ Agreement constitutes legal, valid and binding obligations of all parties thereto in accordance with its respective terms under the laws of New York, Mexico and Chile, without any independent investigations thereof;

(h)	the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by Siderar and its respective officers and directors; and

(i)	that there are no facts or circumstances or matters or documents which may be material to the opinions set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us.

Based upon the foregoing examination and assumptions and subject to the qualifications set forth below, we are of the opinion that:

1.	Siderar is a sociedad anónima industrial y comercial duly organized and validly existing under the laws of Argentina and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged.

2.	Siderar has full corporate power and authority to execute, deliver and perform its obligations under the Shareholders’ Agreement, and Siderar has taken all necessary corporate action to authorize its entry into the Shareholders’ Agreement and the exercise of its rights and the performance of its obligations under the Shareholders’ Agreement.

3.	Siderar has full corporate power and authority to acquire shares of

Hylsamex in connection with the Acquisition (the “Hylsamex Shares”), and Siderar has taken all necessary corporate action to authorize its acquisition of the Hylsamex Shares.

4.	The Shareholders’ Agreement has been duly executed and delivered by Siderar and, assuming that it constitutes legal, valid, binding and enforceable obligations of Siderar under the laws of the State of New York and Mexico, the Shareholders’ Agreement will constitute legal, valid and binding obligations of Siderar under the laws of Argentina, enforceable against Siderar in accordance with its terms subject to the effect of any applicable bankruptcy, liquidation, insolvency, fraudulent transfer, receivership, reorganization, suspension of payments, moratorium or similar laws and regulations now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (collectively, the “Enforceability Exceptions”).

5.	The execution, delivery and performance of the Shareholders’ Agreement, the consummation of the transactions contemplated thereby, the compliance by Siderar with the terms and provisions thereof and the acquisition by Siderar of the Hylsamex Shares do not and will not: (a) contravene any law, statute, rule, regulation or public policy of Argentina applicable to Siderar; or (b) contravene the organizing documents (including estatutos sociales) of Siderar, or (c) contravene any agreement to which Siderar is a party or any court ruling or arbitral decision applicable to Siderar.

6.	None of the execution, delivery or performance of the Shareholders’ Agreement, the consummation or performance of the transactions contemplated thereby or the acquisition of the Hylsamex Shares by Siderar requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Argentine Governmental Authority, except that (a) the authorization of the Central Bank of Argentina shall be required to allow Siderar to exchange Argentine Pesos for Dollars through the local free foreign exchange market (Mercado Unico y Libre de Cambios) in order to transfer funds from Argentina to pay the purchase price of the Hylsamex Shares that are not purchased by the Borrower if such amount is in excess of Dollars two million per month, and (b) disclosure notice will be required to be given by Siderar to the Argentine Comisión Nacional de Valores and the Buenos Aires Stock Exchange in accordance with the relevant Argentine securities laws and regulations.

7.	The choice of New York law to govern the Shareholders’ Agreement is, under the laws of Argentina, a valid and effective choice of law, and an

Argentine court would give effect to such choice of law in any action, suit or proceeding arising out of, or otherwise relating to, the Shareholders’ Agreement; provided that (i) they are not found by an Argentine court to be contrary to the public policy (orden público) of Argentina (and we opine that it is not contrary to such public policy), and (ii) the applicable provisions of the laws of the State of New York must be entered into evidence in accordance with Argentine law.

8.	No registration charges or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of the Shareholders’ Agreement except, in the case of a court proceeding in Argentina, for a court tax (tasa de justicia) at the rate set forth by the local procedure codes in effect in each of the provincial jurisdictions involved (which tax as of the date hereof is levied at a rate equal to 3.0% of the amount claimed in the courts located in the City of Buenos Aires).

9.	None of the parties to the Shareholders’ Agreement (other than Siderar) is or will be deemed to be resident, domiciled or carrying on business in Argentina by reason only of the execution, delivery, performance or enforcement of the Shareholders’ Agreement, nor is it necessary for the execution, performance by it and enforcement of the Shareholders’ Agreement that any of such other parties be authorized or qualified to carry on business in Argentina.

10.	The submission by Siderar in the Shareholders’ Agreement to the jurisdiction of the federal and state courts located in the City of New York, New York, assuming such service is valid under New York law, are valid and effective under the laws of Argentina and are irrevocably binding on Siderar; provided that, with respect to service of process (including service of process upon any process agent outside Argentina), the provisions of Article 517(2) of the National Code of Civil and Commercial Procedures of Argentina (the “CPCC”) are complied with, which require that the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign actions. Service of process in respect of any claim against Siderar under the Shareholders’ Agreement will constitute personal service of process on Siderar under such agreement for purposes of Article 517 of the CPCC.

11.	Any judgment against Siderar obtained in a foreign court (including a New York court) arising out of or in relation to the obligations of Siderar under the Shareholders’ Agreement would be recognized and enforced by the courts of Argentina without reconsideration on the merits provided that the requirements of Articles 517 through 519 of the CPCC, are complied with (including the obtaining of an exequatur).

12.	Siderar is subject to civil and commercial law with respect to its obligations under the Shareholders’ Agreement, and the execution, delivery and performance by Siderar of the Shareholders’ Agreement constitute private and commercial acts. Neither Siderar nor any of its Argentine properties, revenues or assets has any immunity from the jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Argentina.

13.	There are no actions, suits or proceedings pending against Siderar before any court in Argentina and no steps have been, or are being taken in Argentina for the appointment of a receiver or liquidator to, or for the winding-up, liquidation, dissolution, reconstruction or reorganization of Siderar.

14.	A court of Argentina has jurisdiction to give judgment in the currency of the relevant obligation. The ability of any foreign Person to remit out of Argentina the proceeds of any judgment award in non-Argentine currency issued by a court in Argentina is not subject to the prior authorization of the Central Bank of Argentina to the extent such Person complies with the duties set forth in Communication “A” 4129 of the Central Bank of Argentina, as supplemented and amended.

15.	The Shareholders’ Agreement is in proper legal form under the laws of Argentina for the enforcement thereof in accordance with its terms against Siderar (assuming, in the case of the documents governed by the laws of the State of New York, their validity and enforceability in accordance with their terms under such laws) (provided that a certified translation by a sworn public translator into the Spanish language of any document in a language other than Spanish is required to bring an action thereon in the courts of Argentina); and, to ensure the legality, validity, enforceability and admissibility in evidence of the Shareholders’ Agreement in Argentina, it is not necessary that the Shareholders’ Agreement be filed or recorded with any court or other authority in Argentina; provided that pursuant to Argentine Law No. 24,573, as amended, and its regulatory decree No. 91/98, as amended and supplemented, certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina, with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments and of instruments that qualify as título ejecutivo under Argentine law, in which case mediation procedures remain optional for the plaintiff.

The opinions set forth herein are subject to the following qualifications:

(A) Enforcement of foreign judgments against Siderar in Argentina is subject to compliance with the requirements of Articles 517 through 519 of the CPCC, namely that:

(a)	the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and results from a personal action, or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentine territory during or after the prosecution of the foreign action;

(b)	the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action;

(c)	the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law;

(d)	the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871);

(e)	the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; and

(f)	that in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language is submitted to the relevant court.

(B) Enforcement by a foreign party having neither domicile nor assets in Argentina may be subject to posting a guarantee for payment of costs payable in case the action is rejected or dismissed (the defense giving rise to such requirement known as “excepción de arraigo”).

(C) Enforcement of the Shareholders’ Agreement in Argentina will further require (i) that the relevant Argentine courts before whom enforcement is sought be competent under the applicable laws of Argentina to solve the disputes brought before them in connection with the Shareholders’ Agreement, (ii) compliance with the appropriate procedural requirements for enforcement thereof (which requirements in all material respects are non-discretionary and administrative in nature), including, without limitation, exhaustion of mandatory mediation procedures pursuant to Argentine Law No. 24,573, as amended, and its regulatory decree No. 91/98, as amended and supplemented (with the exception of, among others, bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff), and (iii) that the Shareholders’ Agreement does not violate public policy as defined under the applicable laws of Argentina (including Argentine Law No. 24,871) (and we opine such agreement does not violate such public policy). The enforceability by Argentine courts of documents not governed by Argentine law is subject to the validity and enforceability thereof under the applicable laws that govern such non-Argentine law-governed documents. Furthermore, enforcement of foreign judgments may be limited by the Enforceability Exceptions.

(D) The rights and obligations of Siderar and the other parties under the Shareholders’ Agreement are subject to the effect of the Enforceability Exceptions. In particular, in the case of a bankruptcy declared against Siderar, certain unsecured creditors (including without limitation, certain creditors of the bankrupt party and creditors under and in connection with taxes, court related expenses, salaries and social security charges) are granted a preferential treatment. Also, in the case of bankruptcy declared against Siderar, the allowance of creditors whose claims are payable outside Argentina and which do not belong to a foreign bankruptcy proceeding is conditional upon submission of evidence that, reciprocally, a creditor whose claim is payable in Argentina may be allowed and paid pari passu in bankruptcy proceedings commenced in the country where the claim of the former is payable, provided that if Siderar is also declared bankrupt outside Argentina, the creditors who belong to the foreign bankruptcy will be entitled to claim only on the balance of assets in Argentina remaining after the claims of all creditors in the Argentine bankruptcy proceeding have been satisfied.

(E) Nothing herein is to be taken as an indication that the remedy of an order for specific performance or the issue of an injunction would be available in a court in Argentina.

(F) The exercise and enforceability by the parties to the Shareholders’ Agreement (other than Siderar) of their rights thereunder is subject to emergency laws, general principles of law (“principios generales de derecho”) or other general principles of equity now in effect, including but not limited to the application of Section 1071 of the Argentine Civil Code, as amended (which may render certain provisions unenforceable where their enforcement under the circumstances would be deemed unreasonable or where their breach would be deemed immaterial), Section 1198 of the Argentine Civil Code, as amended (which may render certain provisions unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing), including recently enacted rules regarding the sharing of efforts principle (“principio del esfuerzo compartido”), and Section 218 of the Argentine Commercial Code, as amended (pursuant to which a court may, at its discretion, revise ambiguous terms of a contract in the manner it deems most equitable), all that irrespective of the law applicable to the Shareholders’ Agreement. Such principles are of general application, and in applying such principles a court, among other things, might decline to order Siderar to perform covenants or may require that the parties to the Shareholders’ Agreement act with reasonableness and good faith. Such a requirement might be applied, among other situations, to the provisions of any agreement purporting to authorize conclusive determinations by any party thereto.

(G) This opinion letter is limited to the matters stated herein and no opinions may be implied as inferred beyond the matters expressly stated herein.

We are members of the Bar of the City of Buenos Aires and the foregoing opinion is limited to the laws of Argentina in force at the date hereof. Accordingly, we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of any laws other than the laws of Argentina as a basis for the opinion stated herein and do not express or imply any opinion on such laws.

This opinion is rendered solely for your benefit in connection with the Shareholders’ Agreement and for the benefit of any other person to whom you may assign an interest in any Loan in connection with the above matters (provided that this opinion speaks solely as of the date hereof) and may not be furnished to, quoted or relied upon by any other person or entity (other than each bank, financial institution or institutional lender that becomes a party to the Credit Agreement from time to time) for any purpose without our prior written consent.

Very truly yours,

Bruchou, Fernández Madero, Lombardi & Mitrani

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Credit Agreement, dated as of August 16, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among I.I.I. – INDUSTRIAL INVESTMENTS INC. (the “Borrower”), the Lenders party thereto, CITIBANK, N.A., as administrative agent and CITIBANK, N.A. as Collateral Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1.	The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule I hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to each Loan set forth on Schedule 1 hereto, in a principal amount with respect to each such Loan as set forth on Schedule 1 hereto.

2.	The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other Loan Party or the performance or observance by the Borrower, any of its Affiliates or any other Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3.	The Assignee as of the date hereof and as of the Effective Date (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and the Credit Agreement and to take assignment of, and hold, the Assigned Interest; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.01 (f) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto. As of

G-1

the Effective Date, the Assignee (a) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (b) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.	The assignment and acceptance of the Assigned Interests hereunder shall become effective on the date described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it shall be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.	Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6.	From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except that it shall retain such rights to indemnification and expense reimbursement to which it was entitled prior to the Effective Date.

7.	This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

G-2

Schedule 1

to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Tranche	Principal Amount
A	US$	[	]
B	US$	[	]

Assignor	Assignee

By	By
Name:	Name:
Title:	Title:

Accepted for Recordation in Register:	Consent of
CITIBANK, N.A., as	I.I.I. – INDUSTRIAL INVESTMENTS INC.
Administrative Agent	(if required)

By	By
Name:	Name:
Title:	Title:

G-I-1

EXHIBIT H

RESERVED

H-1

EXHIBIT I

FORM OF SHAREHOLDERS’ AGREEMENT

[Letterhead of Siderar]

[Date]

To: Citibank N.A., as Collateral Agent

[Address]

I.I.I. – Industrial Investments Inc.

[Address]

Inversiones Basilea S.A.14

[Address]

Citibank N.A., as Administrative Agent

[Address]

Re: Shareholder Letter Agreement

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of August 16, 2005, by and among I.I.I. – Industrial Investments, Inc., as Borrower (the “Borrower”), the lenders named therein, as Lenders, Citibank, N.A. as Collateral Agent, and Citibank, N.A. as Administrative Agent. All capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Credit Agreement.

By signing below, (i) Siderar S.A.I.C. (“Siderar”) hereby grants to the Collateral Agent on behalf of the Secured Parties certain rights (set forth below) in respect of all shares of Hylsamex, S.A. de C.V. (“Hylsamex”) held by Siderar and Inversiones Basilea S.A. (“Basilea”) from time to time, and agrees to certain restrictions set forth below regarding such shares, (ii) Basilea hereby grants to the Collateral Agent on behalf of the Secured Parties certain rights (set forth below) in respect of all shares of Hylsamex held by Basilea from time to time, and agrees to certain restrictions set forth below regarding such shares, (iii) the Borrower hereby agrees to take certain actions set forth below, and (iv) the Borrower and the Collateral Agent (which is hereby directed by the Borrower to grant such rights) hereby agree to grant to Siderar certain rights set forth below in respect of certain sales pursuant to foreclosure by the Collateral Agent upon shares of Hylsamex held by the Borrower and pledged to the Collateral Agent.

[14]	All references to Basilea shall be deleted in the event that Basilea does not acquire any shares of Hylsamex.

Drag Along

If, at any time following an Event of Default and in connection with an authorized foreclosure on the Collateral, in accordance with the terms of the Credit Agreement and the Stock Pledge Agreement, the Collateral Agent proposes to sell, or to otherwise dispose of, to a third party (the “Purchaser”) in a bona fide arms’ length transaction (a “Drag Along Sale”) all, but not less than all, of the Collateral pursuant to the terms of the Credit Agreement, then the Collateral Agent shall have the right (the “Drag Along Right”), by delivering a written notice to each of Siderar and Basilea, to require each of Siderar and Basilea to sell, and Siderar to cause Basilea to sell, concurrently with the sale by the Collateral Agent of the Collateral, all, but not less than all, of the equity interests (whether shares, interests, participations or other equivalents (however designated, whether voting or non-voting), any and all equivalent ownership interests, and any and all warrants, options or other rights to acquire (whether through conversion, exchange or otherwise) any of the foregoing) in Hylsamex held by Siderar and Basilea (together with the Collateral, the “Offered Shares”) upon the same terms and conditions and at a price per share equal to the price per share payable by the Purchaser to the Collateral Agent for the Collateral, which purchase price shall be payable in respect of their shares to Siderar and Basilea in cash, if paid to the Collateral Agent in cash, in Dollars in a New York based account and in kind, if paid to the Collateral Agent in kind. The Collateral Agent shall exercise such right upon written direction of the Administrative Agent. Notwithstanding anything to the contrary herein, such purchase price shall be paid to an account of Siderar (and Siderar shall make available to the Collateral Agent an account) located in New York, New York, or if no such account is available, in Europe. In connection with any such Drag Along Sale, the Collateral Agent or any agent acting on its behalf shall (i) select as directed in writing by the Administrative Agent at least three bidders of recognized standing in the steel industry to participate in any sales process for the Offered Shares and (ii) use commercially reasonable efforts to obtain from such bidders a binding offer to purchase the Offered Shares that includes material terms and conditions, including the price per share, thereof.

Right of First Refusal

In the event that the Collateral Agent exercises its Drag Along Right in connection with a Drag Along Sale, the Collateral Agent shall give written notice to Siderar of all material terms and conditions of such Drag Along Sale, including the price per share (the “Price”) whether in cash or in kind (to the extent such securities are publicly traded securities), and shall offer to Siderar in such written notice the Collateral at the Price (the “Right of First Refusal”). Siderar shall have up to 10 Business Days following receipt of such notice to deliver to the Collateral Agent a written notice of acceptance. Such acceptance notice shall state that Siderar accepts the Collateral Agent’s offer to Siderar to purchase the Collateral at the Price and on the same or more favorable (to the Collateral Agent and the Lenders) terms and conditions offered by the Purchaser which shall include the obligation to pay the price in Dollars in a New York based account. Closing of the purchase of the Collateral shall take place within 30 Business Days following the date the acceptance notice is delivered to the Collateral Agent, unless Siderar and the Collateral Agent agree in writing to a different time. Notwithstanding anything to the contrary herein, payment by Siderar for the Collateral shall be made to an account of the Collateral Agent (for the benefit of the Secured Parties), which account shall be located in New York, New York.

If Siderar does not give an acceptance notice within the 10 Business Days described above, or if Siderar fails for any reason (other than default by the Collateral Agent) to close the purchase of the Collateral within the 30 Business Days described above (or such other agreed period of time), then the Collateral Agent may sell all of the Offered Shares within 180 calendar days following the date on which the period for giving an acceptance notice expired or the last date on which Siderar should have closed the purchase of the Collateral.

Transfer Restrictions; No Dilution

Siderar shall not and shall not cause or permit Basilea to, and Basilea shall not, transfer any of its equity interests in Hylsamex to any Person during the term of this Letter Agreement other than pursuant to the terms hereof. Any purported transfer of equity interests in Hylsamex in violation of this Letter Agreement shall, to the maximum extent permitted by applicable law, be void and ineffectual. If, notwithstanding the preceding sentence, any such transfer is held by a court of competent jurisdiction to be effective, then the provisions of this Letter Agreement shall, to the maximum extent permitted by applicable law, apply to the transferee and to any subsequent transfer of all or any part of the transferred equity interests in Hylsamex.

Siderar shall not and shall not cause or permit Basilea to, and Basilea shall not, allow any of its equity interests in Hylsamex to become subject to any Lien during the term of this Letter Agreement.

Each of the Borrower, Siderar and Basilea covenants and agrees, to the extent permissible under applicable law, not to permit or cause Hylsamex to issue additional equity interests (whether shares, interests, participations or other equivalents (however designated, whether voting or non-voting), or any other equivalent ownership interests, warrants, options or other rights to acquire (whether through conversion, exchange or otherwise)) the effect of which is to dilute the ownership interest of Siderar and/or Basilea in Hylsamex.

Each of Siderar, the Borrower and Basilea covenants and agrees, to the extent permissible under applicable law, that, promptly upon the acquisition by the Borrower, Siderar and Basilea of the requisite amount of shares of Hylsamex necessary to amend the bylaws of Hylsamex, Siderar, the Borrower and Basilea shall cause the bylaws of Hylsamex to be amended and shall take any other action necessary to accomplish the purposes of this paragraph (including, without limitation, effecting the delisting of any such shares from Bolsa Mexicana de Valores subject, in any case, to obtaining the required approvals from any Mexican governmental authority), in order that the shares of Hylsamex owned by each of them shall be issued to them in certificated form and shall bear a legend stating substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS STOCK CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT, DATED AS OF [        ], 2005, AMONG THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PERSONS (THE “SHAREHOLDERS’

AGREEMENT”). ANY TRANSFER IN VIOLATION OF SUCH PROVISIONS WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY BY THE HOLDER HEREOF, ANY AGENT OR ANY OTHER PERSON (OTHER THAN PURSUANT TO THE SHAREHOLDERS’ AGREEMENT). IN THE EVENT THAT, NOTWITHSTANDING THE PRECEDING SENTENCE, ANY SUCH TRANSFER IS HELD BY A COURT OF COMPETENT JURISDICTION TO BE EFFECTIVE, THE PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT SHALL, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, APPLY TO SUCH TRANSFEREE.

LAS ACCIONES REPRESENTADAS POR ESTE CERTIFICADO NO PUEDEN SER OFRECIDAS, VENDIDAS, PRENDADAS O DE CUALQUIER OTRA FORMA ENAJENADAS, EXCEPTO DE ACUERDO CON LO PREVISTO EN LAS RESTRICCIONES A SU TRANSFERENCIA ESTABLECIDAS EN EL CONVENIO DE ACCIONISTAS DE FECHA [            ] DE 2005 ENTRE EL TENEDOR DE ESTE CERTIFICADO Y LAS DEMAS PARTES EN EL MENCIONADAS (EL “CONVENIO DE ACCIONISTAS”). CUALQUIER TRANSFERENCIA QUE INCUMPLA CON DE DICHAS CLAUSULAS NO TENDRA EFECTO ALGUNO Y SERA NULA AB INITIO, Y NO PERFECCIONARA LA TRANSFERENCIA DE DERECHO ALGUNO A LA PARTE A LA QUE TALES DERECHOS PRETENDAN SER TRANSFERIDOS, NO OBSTANTE LA EXISTENCIA DE CUALQUIER INSTRUCCION EN CONTRARIO POR EL TENEDOR, CUALQUIER REPRESENTANTE O CUALQUIER OTRA PERSONA (EXCEPTO DENTRO DEL MARCO DEL CONVENIO DE ACCIONISTAS). EN EL CASO EN QUE, NO OBSTANTE LO ESTABLECIDO EN LA ORACION ANTERIOR, CUALQUIER TRANSFERENCIA ASI REALIZADA FUERA DECLARADA VALIDA POR UN TRIBUNAL COMPETENTE, LO ESTABLECIDO EN EL CONVENIO DE ACCIONISTAS SERA APLICABLE AL NUEVO TENEDOR, EN LA MAYOR MEDIDA EN QUE ELLO SEA PERMITIDO POR LA LEY APLICABLE.

Siderar represents and warrants that, as of the date hereof, its ownership of all equity interests in Hylsamex consists of [            ]. Siderar and Basilea each represent and warrant that, as of the date hereof, Basilea’s ownership of all equity interests in Hylsamex consists of [            ]. Siderar covenants and agrees promptly to provide written notice to the Collateral Agent of any additional equity interest in Hylsamex acquired by Siderar or Basilea after the date hereof and to provide written notice to the Collateral Agent of all of its and Basilea’s equity interests in Hylsamex promptly following any request from the Collateral Agent. The Collateral Agent may rely conclusively on such notices without further action or investigation and shall not be held liable for any actions or omissions relating to such notice.

Compliance with Law

Each sale or other transfer of any equity interest of Hylsamex contemplated hereby shall be made in compliance with all applicable law. The parties hereto shall cooperate with each other and shall take all such commercially reasonable actions, including, without limitation, obtaining all governmental and regulatory approvals required to comply with applicable law in connection with the transfer of equity interests in Hylsamex pursuant to this Letter Agreement.

Notices

All notices and other communications provided for hereunder shall be in English and in writing (including facsimile transmission) and mailed, sent by facsimile transmission or delivered, to the relevant party at its address listed on the signature page hereto, or at such other address as shall be designated by such party in a written notice to each other party. All such notices and communications shall, when mailed or sent by facsimile transmission, be effective upon receipt or sent by facsimile transmission and confirmed by telephone, respectively. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Letter Agreement shall be effective as delivery of a manually executed counterpart thereof.

Termination

This Letter Agreement shall be terminated upon the earlier of (i) the release of the Collateral pursuant to the terms of the Credit Agreement, and (ii) written consent of the parties hereto.

Amendments and Waivers

No amendment or waiver of any provision of this Letter Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and consented to by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Specific Performance

Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party’s failure to perform its obligations under this Letter Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform its obligations hereunder would be inadequate and that it, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

No Third Party Beneficiary

Subject to the exception provided in the next sentence, this Letter Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto. The Collateral Agent is acting on behalf of and this Letter Agreement is for the benefit of the Lenders.

Entire Agreement; Severability

This Letter Agreement constitutes the full and entire understanding and agreement between the parties, and supersedes all prior understandings, negotiations and prior agreements between the parties with regard to the subjects hereof and thereof.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Submission to Jurisdiction; Waiver of Venue; Service of Process

Each of Siderar and Basilea hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant, in any action or proceeding arising out of or relating to this Letter Agreement, or for recognition or enforcement of any judgment, and each of Siderar and Basilea hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of Siderar and Basilea agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each of Siderar and Basilea hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive on behalf of each of Siderar and Basilea and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to each of Siderar and Basilea in care of the Process Agent at the Process Agent’s above address, and each of Siderar and Basilea hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of Siderar and Basilea irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to each of Siderar and Basilea at its respective address specified on the signature page hereto or otherwise specified in accordance with the notice provision above.

Each of Siderar and Basilea irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Letter Agreement in any New York State or federal court. Each of Siderar and Basilea hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

To the extent that either of Siderar and Basilea has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of Siderar and Basilea hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Letter Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Nothing in this Letter Agreement shall affect the right of a Secured Party to serve legal process in any other manner permitted by law or affect the right of a Secured Party to bring any action or proceeding against Siderar, the Borrower or the Basilea or any of their respective property in the courts of other jurisdictions, including, without limitation, the courts sitting in the Republic of Argentina.

Governing Law

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Incorporation by Reference

The rights, privileges, protections, indemnities and immunities in favor of the Collateral Agent contained in the Credit Agreement are hereby incorporated herein by reference and form part of this Agreement.

Very truly yours,

SIDERAR S.A.I.C.

By:
Name:
Title:

Address for Notices

Siderar S.A.I.C.

Leandro N Alem 1067

C1001AFA Buenos Aires

Argentina

Attention: Pablo Brizzio

Fax: +54(11) 4018-2786/2460

INVERSIONES BASILEA S.A.

By:
Name:
Title:

Address for Notices

Leandro N Alem l067

C1001AFA Buenos Aires

Argentina

Attention: Pablo Brizzio

Fax: +54(11) 4018-2786/2460

Accepted and agreed by:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

Address for Notices

Citibank Agency & Trust

388 Greenwich Street, 14th Floor

New York, New York 10013

Tel: (212) 816-5799

Fax: (212) 816-5530

I.I.I. – INDUSTRIAL INVESTMENTS INC.

By:
Name:
Title:

Address for Notices

I.I.I. – Industrial Investments Inc.

Leandro N Alem 1067

C1001AFA Buenos Aires

Argentina

Attention: Carlos Condorelli

Fax: +54(11) 4018-2082

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

Address for Notices

Citibank, N.A.

2 Penns Way, Suite 200

New Castle, Delaware 19720

Attention: DaWayne Sims

Tel: (302) 894-6011

Telecopier: (212) 994-0961

EXHIBIT J

RESERVED

J-1

EXHIBIT K

FORM OF STOCK PLEDGE AGREEMENT

CONTRATO DE PRENDA

que celebran

I.I.I. - INDUSTRIAL INVESTMENTS, INC.,

como Deudor Prendario

BANCO NACIONAL DE MÉXICO, S.A.,

INTEGRANTE DEL GRUPO FINANCIERO BANAMEX,

DIVISIÓN FIDUCIARIA,

en su carácter de Co-Agente de Garantías (Co-Collateral Agent)

y por cuenta de los diversos Acreedores,

como Acreedor Prendario

con la comparecencia de

CITIBANK, N.A.,

en su carácter de Agente Administrativo (Administrative Agent)

y por cuenta de los diversos Acreedores,

CITIBANK, N.A.,

en su carácter de Agente de Garantías (Collateral Agent)

y por cuenta de los diversos Acreedores,

e

HYLSAMEX, S.A. DE C.V.

CONTRATO DE PRENDA (el “Contrato”) de fecha [                            ], que celebran I.I.I. – INDUSTRIAL INVESTMENTS, INC., como deudor prendario (en lo sucesivo, el “Deudor Prendario”), representado en este acto por [                ] y BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, en su carácter de Co-Agente de Garantías (Co-Collateral Agent) y por cuenta de los diversos Acreedores (como se define dicho término más adelante), como Acreedor Prendario (en lo sucesivo, el “Acreedor Prendario”), representado en este acto por [                                ], con la comparecencia de CITIBANK, N.A., en su carácter de Agente Administrativo y por cuenta de los diversos Acreedores, CITIBANK, N.A., en su carácter de Agente de Garantías y por cuenta de los diversos Acreedores, representado en este acto, en cada una de dichas condiciones, por [                        ] e Hylsamex, S.A. de C.V. (en lo sucesivo “Hylsamex”), representada en este acto por [                            ], de conformidad con las siguientes Antecedentes, Declaraciones y Cláusulas.

ANTECEDENTES

I. El Deudor Prendario es propietario de [                    ] acciones ordinarias, de la Serie [      ] y [            ] acciones ordinarias, de la Serie [      ], todas ellas en conjunto, representativas del [      ]% del capital social en circulación de Hylsamex (en lo sucesivo, conjuntamente las “Acciones Hylsamex”).

II. El 18 de mayo de 2005, el Deudor Prendario, como deudor, los diversos acreedores que ahí se mencionan (los “Acreedores”), Citibank, N.A., en su carácter de Agente Administrativo (Administrative Agent) y Citibank, N.A., en su carácter de Agente de Garantías (Collateral Agent), entre otros, celebraron un contrato de crédito el cual fue modificado el 26 de julio de 2005 y el 16 de agosto de 2005 (dicho contrato de crédito junto con sus modificaciones el “Contrato de Crédito”) conforme al cual los Acreedores acordaron hacer ciertos préstamos al Deudor Prendario, sujeto a ciertos términos y condiciones (cada uno de los prestamos en lo individual, sin importar la clase o tipo, un “Préstamo” y juntos los “Préstamos”).

III. Para garantizar el cumplimiento de sus obligaciones conforme al Contrato de Crédito, incluyendo el pago de los Préstamos, el Deudor Prendario se obligó a celebrar este Contrato de conformidad con el cual el Deudor Prendario deberá pignorar las Acciones Hylsamex en favor del Acreedor Prendario.

IV. Los Acreedores designaron al Acreedor Prendario como Co-Agente de Garantías (Co-Collateral Agent) conforme a los términos del Contrato de Crédito y del contrato de agencia (Co-Collateral Agency Agreement) de fecha [      ] de mayo de 2005, celebrado entre Citibank, N.A., en su carácter de Agente de Garantías (Collateral Agent) bajo el Contrato de Crédito y el Acreedor Prendario, en su carácter de Co-Agente de Garantías (Co-Collateral Agent), a efecto de que el Acreedor Prendario pueda celebrar el presente Contrato al igual que ejercer los derechos derivados del mismo.

DECLARACIONES

I. El Deudor Prendario declare que:

(a) es una compañía de negocios (business company) debidamente constituida y existente conforme a las leyes de las Islas Vírgenes Británicas, facultada para celebrar el presente Contrato y para cumplir con sus obligaciones al amparo del mismo;

(b) ha recibido todas las autorizaciones internas necesarias para la celebración y cumplimiento del presente Contrato;

(c) su representante legal cuenta con facultades suficientes para la celebración del presente Contrato y para obligar al Deudor Prendario, mismas que no han sido modificadas o revocadas a la fecha;

(d) a fin de garantizar sus obligaciones de pago de principal, intereses, comisiones y otros accesorios pagaderos conforme a los términos del Contrato de Crédito (dichas obligaciones, en lo sucesivo, las “Obligaciones de Pago”) desea constituir prenda sobre las Acciones Hylsamex a favor del Acreedor Prendario (y, de ser el caso, de los causahabientes o cesionarios del Acreedor Prendario);

(e) las Acciones Hylsamex están libres de todo gravamen o cualquier otra limitación de dominio o derecho preferente (excepto por la prenda que se constituye mediante el presente Contrato, lo establecido en los estatutos sociales de Hylsamex y en su caso, la legislación aplicable), han sido validamente emitidas y totalmente pagadas;

(f) ningún tercero tiene derecho alguno para adquirir, e Hylsamex no esta obligada a emitir a favor de terceros acción alguna de Hylsamex, excepto por aquellos derechos de preferencia obligatorios conforme a la legislación mexicana, en caso de aumento de capital de Hylsamex;

(g) salvo por la aprobación del consejo de administración de Hylsamex, los estatutos sociales de Hylsamex no establecen restricción alguna para la venta de las Acciones Hylsamex en el supuesto de una ejecución de la garantía que se establece en el presente Contrato;

(h) el presente Contrato constituye una obligación válida y exigible a su cargo de conformidad con sus términos;

(i) no requiere del consentimiento o autorización de persona física, moral o autoridad alguna, para la celebración y cumplimiento del presente Contrato, excepto por (i) la posible autorización de la Comisión Federal de Competencia en el caso de ejecución de la garantía contemplada por el presente Contrato, (ii) la posible autorización de la Comisión Nacional Bancaria y de Valores para la enajenación de la totalidad o una parte de las Acciones Hylsamex y (iii) la posible aprobación del consejo de administración de Hylsamex en los supuestos previstos en sus estatutos sociales; y

(j) la celebración y cumplimiento del presente Contrato no contraviene obligación legal o contractual alguna, aplicable o que obligue al Deudor Prendario.

II. Declara Hylsamex que:

(a) es una sociedad anónima de capital variable, debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos;

(b) no requiere del consentimiento o autorización de persona física, moral o autoridad alguna, para comparecer a la celebración del presente Contrato; y

(c) su representante legal cuenta con facultades suficientes para comparecer a la celebración del presente Contrato, mismas que no han sido modificadas o revocadas a la fecha;

(d) hasta donde es de su conocimiento, las Acciones Hylsamex están libres de todo gravamen o cualquier otra limitación de dominio o derecho preferente (excepto por la prenda que se constituye mediante el presente Contrato, lo establecido en los estatutos sociales de Hylsamex y la legislación aplicable), han sido validamente emitidas y totalmente pagadas;

(e) salvo por la aprobación del consejo de administración de Hylsamex, los estatutos sociales de Hylsamex no establecen restricción alguna para la venta de las Acciones Hylsamex en el supuesto de una ejecución de la garantía que se establece en el presente Contrato;

(f) no requiere del consentimiento o autorización de persona física, moral o autoridad alguna, para la celebración del presente Contrato;

(g) la celebración del presente Contrato no contraviene obligación legal o contractual alguna, aplicable o que obligue a Hylsamex; y

(h) reconoce la celebración del presente Contrato y la constitución de la prenda sobre las Acciones Hylsamex.

III. El Acreedor Prendario declara, por su propio derecho, que:

(a) es una institución de banca múltiple debidamente constituida y existente conforme a las leyes de México, actuando como Co-Agente de Garantías (Co-Collateral Agent) por cuenta de los Acreedores de conformidad con los términos del Contrato de Crédito;

(b) su representante legal cuenta con facultades suficientes para la celebración del presente Contrato, mismas que no han sido modificadas o revocadas a la fecha; y

(c) no requiere del consentimiento o autorización de persona física, moral o autoridad alguna, para la celebración y cumplimiento del presente Contrato, excepto por (i) la posible autorización de la Comisión Federal de Competencia en el caso de ejecución de la garantía contemplada por el presente Contrato, (ii) la posible autorización de la Comisión Nacional

Bancaria y de Valores para la enajenación de la totalidad o una parte de las Acciones Hylsamex y (iii) la posible aprobación del consejo de administración de Hylsamex en los supuestos previstos en sus estatutos sociales; y

(d) la celebración del presente Contrato no contraviene obligación legal o contractual alguna, aplicable o que obligue al Acreedor Prendario.

IV. Citibank, N.A. declara, en su calidad de Agente Administrativo (Administrative Agent) bajo el Contrato de Crédito, por su propio derecho, que:

(a) es una asociación nacional bancaria debidamente constituida y existente conforme a las leyes de los Estados Unidos de América, actuando como Agente Administrativo (Adminstrative Agent) por cuenta de los Acreedores de conformidad con los términos del Contrato de Crédito;

(b) su representante legal cuenta con facultades suficientes para la celebración del presente Contrato, mismas que no han sido modificadas o revocadas a la fecha;

(c) no requiere del consentimiento o autorización de persona física, moral o autoridad alguna, para la celebración y cumplimiento del presente Contrato, excepto que, según ha sido declarado por el Deudor Prendario en la declaración I anterior, la celebracion y el cumplimiento del presente Contrato están sujetos a (i) la posible autorización de la Comisión Federal de Competencia en el caso de ejecución de la garantía contemplada por el presente Contrato, (ii) la posible autorización de la Comisión Nacional Bancaria y de Valores para la enajenación de la totalidad o una parte de las Acciones Hylsamex y (iii) la posible aprobación del consejo de administración de Hylsamex en los supuestos previstos en sus estatutos sociales; y

(d) la celebración del presente Contrato no contraviene obligación legal o contractual alguna, aplicable o que obligue al Agente Administrativo.

V. Citibank, N.A. declara, en su calidad de Agente de Garantías (Collateral Agent) bajo el Contrato de Crédito, por su propio derecho, que:

(a) es una asociación nacional bancaria debidamente constituida y existente conforme a las leyes de los Estados Unidos de América, actuando como Agente de Garantías (Collateral Agent) por cuenta de los Acreedores de conformidad con los términos del Contrato de Crédito;

(b) su representante legal cuenta con facultades suficientes para la celebración del presente Contrato, mismas que no han sido modificadas o revocadas a la fecha;

(c) no requiere del consentimiento o autorización de persona física, moral o autoridad alguna, para la celebración y el cumplimiento del presente Contrato, excepto que, según ha sido declarado por el Deudor Prendario en la declaración I anterior, la celebración y el cumplimiento del presente Contrato están sujetos a (i) la posible autorización de la Comisión Federal de Competencia en el caso de ejecución de la garantía contemplada por el presente Contrato, (ii) la posible autorización de la Comisión Nacional Bancaria y de Valores para la enajenación de la totalidad o una parte de las Acciones Hylsamex y (iii) la posible aprobación del consejo de administración de Hylsamex en los supuestos previstos en sus estatutos sociales; y

(d) la celebración del presente Contrato no contraviene obligación legal o contractual alguna, aplicable o que obligue al Agente de Garantías.

En virtud de lo anterior, las partes convienen las siguientes:

CLÁUSULAS

PRIMERA. Constitución de la Prenda. (a) El Deudor Prendario, por medio del presente Contrato, constituye prenda sobre las Acciones Hylsamex en favor del Acreedor Prendario, para su beneficio y el de los Acreedores, mediante el endoso en garantía y entrega del título representativo de las Acciones Hylsamex al Acreedor Prendario y la anotación en el libro de registro de acciones de Hylsamex, de la prenda sobre las Acciones Hylsamex en favor del Acreedor Prendario en términos de este Contrato, conforme a lo dispuesto en el Artículo 334, fracción II, de la Ley General de Títulos y Operaciones de Crédito (la “Ley de Títulos”), para garantizar (i) el cumplimiento de las Obligaciones de Pago y (ii) el pago de todas las comisiones, costos y gastos demostrables como pagados o incurridos por el Acreedor Prendario al ejercer sus derechos conforme al presente Contrato que sean además razonables y debidamente documentados (las obligaciones previstas en los incisos (i) y (ii) anteriores, conjuntamente, las “Obligaciones Garantizadas”). En tanto permanezca insoluta o incumplida cualquier Obligación Garantizada, el Deudor Prendario conviene que no podrá retirar ni solicitar la liberación parcial de las Acciones Hylsamex sujetas a la prenda constituida en los términos del presente Contrato, en el entendido que el Deudor Prendario podrá ejercer los derechos correspondientes a las Acciones Hylsamex en los casos y sujeto a los términos que se prevén en el presente Contrato. Así mismo, el Deudor Prendario no podrá girar instrucciones al Acreedor Prendario respecto de las Acciones Hylsamex, (i) mientras exista un Evento de Incumplimiento (según se define el término “Event of Default” en el Contrato de Crédito, un “Evento de Incumplimiento”) o (ii) en caso de que Citibank, N.A. en su carácter de Agente Administrativo (Administrative Agent) declare, conforme a lo previsto en el último párrafo de la Cláusula 6.01 del Contrato de Crédito, el vencimiento anticipado de los Préstamos (un “Caso de Vencimiento Anticipado”), o (iii) de haberse iniciado el procedimiento de ejecución a que hace referencia la Cláusula Séptima.

(b) Las partes convienen que, en el caso de que las Acciones Hylsamex sean intercambiadas por nuevas acciones, por cualquier razón y bajo cualquier circunstancia, por Hylsamex o por un tercero, el Deudor Prendario y el Acreedor Prendario, llevarán a cabo cualesquier acto que fuere razonablemente necesario, incluyendo el endoso en garantía y la entrega al Acreedor Prendario y el registro de la prenda respectiva en el libro de registro de acciones de Hylsamex, para mantener la prenda a que hace referencia este Contrato, y dichas nuevas acciones se considerarán para efectos de este Contrato como parte de las Acciones Hylsamex.

(c) El Deudor Prendario se obliga, simultáneamente a la firma de este Contrato, a entregar al Acreedor Prendario una certificación del secretario del Consejo de Administración de Hylsamex, junto con una copia del asiento correspondiente en el libro de registro de acciones de Hylsamex, que haga constar que las Acciones Hylsamex han sido pignoradas en favor del Acreedor Prendario en términos de este Contrato.

(d) El Deudor Prendario reconoce que el presente Contrato será inscrito por el Acreedor Prendario, a costa del Deudor Prendario, en el Registro Público de la Propiedad y del Comercio que corresponda, según lo indique el Acreedor Prendario, de conformidad con lo previsto en el Artículo 149 del Código Fiscal de la Federación. El Deudor Prendario se obliga a cooperar con el Acreedor Prendario con cualquiera acción o entrega de documentación que llegue a ser necesaria para obtener dicha inscripción; no obstante lo anterior, el Deudor Prendario no garantiza en forma alguna, ni será responsable de la procedencia u obtención de dicho registro.

(e) Para efectos de lo dispuesto en el Artículo 337 de la Ley de Títulos, la firma de este Contrato constituye el resguardo a que hace referencia el mismo, conviniendo el Acreedor Prendario que la firma de este Contrato sirve como acuse de recibo de los títulos representativos de las Acciones Hylsamex.

(f) Para efectos de este Contrato, el término “Día Hábil” significa cualquier día, que no sea sábado o domingo, en que los bancos mexicanos no estén autorizados o sean requeridos a cerrar por la Comisión Nacional Bancaria y de Valores.

SEGUNDA. Derechos Económicos y Corporativos; Suscripción. (a) Las partes convienen que el Deudor Prendario tendrá el derecho de ejercer cualesquiera y todos los derechos corporativos (incluyendo los derechos de voto) y, sujeto a lo dispuesto en la Cláusula Tercera, los derechos económicos que correspondan a las Acciones Hylsamex, con excepción del caso en que existiere un Evento de Incumplimiento o un Caso de Vencimiento Anticipado, en cuyo caso el Deudor Prendario, por medio del presente, conviene en que los derechos corporativos y económicos correspondientes a las Acciones Hylsamex, serán ejercidos por el Acreedor Prendario. Los derechos corporativos deberán ser ejercidos por el Deudor Prendario o el Acreedor Prendario, según sea el caso, sujeto a las limitantes expresamente establecidas en este Contrato y el Contrato de Crédito. En el caso del Acreedor Prendario, dichos derechos serán ejercidos de conformidad con un poder a ser otorgado dentro de los quince (15) Días Hábiles siguientes a la fecha de firma de este Contrato, en términos sustancialmente similares al formato de poder que se adjunta a este Contrato como Anexo A.

(b) Las partes acuerdan que mientras exista un Evento de Incumplimiento o un Caso de Vencimiento Anticipado: (x) el Acreedor Prendario tendrá derecho a votar las Acciones Hylsamex de forma consistente con los términos de este Contrato y según le indique Citibank, N.A., en su carácter de Agente de Garantías (según se define el término “Collateral Agent” bajo el Contrato de Crédito) bajo el Contrato de Crédito, y (y) en los casos en que el Deudor Prendario tuviere el derecho de ejercer derechos de suscripción preferente respecto de las

Acciones Hylsamex, como consecuencia de un aumento de capital, el Acreedor Prendario los ejercerá por cuenta del Deudor Prendario, siempre y cuando hubiere recibido instrucciones escritas del Deudor Prendario con cuando menos dos (2) Días Hábiles de anticipación a la fecha en que venza el plazo para el ejercicio de los derechos antes citados y el Deudor Prendario hubiere depositado con el Acreedor Prendario (o con la institución que el Acreedor Prendario designe por escrito y avise al Deudor Prendario) los fondos necesarios, cuando menos con dos (2) Días Hábiles de anticipación a la fecha en que deba hacerse el pago, a la cuenta que señale el Acreedor Prendario o, en su caso, el Deudor Prendario podrá ejercer dichos derechos de suscripción preferente de manera directa. La falta de instrucciones escritas o provisión de fondos por el Deudor Prendario, en los términos y dentro del plazo señalado en este inciso (b), exime al Acreedor Prendario de cualquier responsabilidad. Las partes convienen que cualesquiera acciones adicionales de Hylsamex adquiridas por el Deudor Prendario al amparo de este inciso (b) o por virtud de cualquier adquisición adicional de acciones representativas del capital social de Hylsamex, quedarán sujetas a la prenda constituida conforme a este Contrato y se considerarán para efectos de este Contrato como parte de las Acciones Hylsamex.

TERCERA. Distribuciones. (a) Sujeto a lo dispuesto en la Cláusula Tercera (b) siguiente, si en algún momento Hylsamex, amortiza o reembolsa cualesquiera de las Acciones Hylsamex, o paga un dividendo respecto de las Acciones Hylsamex (ya sea en especie, en acciones adicionales o en efectivo), (i) las acciones adicionales o los otros valores quedarán sujetas a la prenda constituida conforme a este Contrato y se considerarán para efectos de este Contrato como parte de las Acciones Hylsamex, y (ii) respecto del efectivo que resulte de dicha amortización, reembolso o pago de dividendos (sujeto a lo dispuesto en el inciso (b) siguiente), el Deudor Prendario y el Acreedor Prendario convienen en que quede pignorado en términos de los Artículos 334, fracción II y 335 de la Ley de Títulos, en el entendido que la propiedad de dicho efectivo no se transferirá al Acreedor Prendario. Si cualquiera de dichas acciones o el efectivo fuere recibido por el Deudor Prendario, el Deudor Prendario transferirá inmediatamente las acciones o el efectivo al Acreedor Prendario, para la constitución de la prenda antes citada.

(b) No obstante lo dispuesto en la Cláusula Tercera (a) anterior, el Deudor Prendario tendrá derecho a recibir cualquier dividendo u otras distribuciones en efectivo respecto de las Acciones Hylsamex, según sea el caso, que se decretare o pagare, en la medida y sólo en la medida en que dichos dividendos y distribuciones estén permitidos por, y de otra manera sean pagados o distribuidos de conformidad con los términos del Contrato de Crédito, siempre que no exista o continúe existiendo algún Evento de Incumplimiento o Caso de Vencimiento Anticipado; en tal caso, el Deudor Prendario tendrá la obligación de remitir el efectivo correspondiente al Acreedor Prendario para efectos de lo dispuesto en el inciso (a) anterior.

(c) En caso de que deje de existir un Evento de Incumplimiento o Caso de Vencimiento Anticipado, según le haya sido indicado por Citibank, N.A., en su carácter de Agente de Garantías (según se define el término “Collateral Agent” bajo el Contrato de Crédito), el Acreedor Prendario, tendrá la obligación de entregar al Deudor Prendario una cantidad en efectivo equivalente al efectivo pignorado conforme a esta Cláusula, más los intereses que se hubieren obtenido sobre el mismo. Para estos efectos, el Acreedor Prendario deberá invertir el’ efectivo pignorado en certificados de la tesorería de la federación a 28 días emitidos por el gobierno federal de México (o en el caso que dichos instrumentos dejaren de existir, en aquellos instrumentos que le notifique por escrito el Deudor Prendario) o en cualesquiera otros valores que convengan las partes de este Contrato. En el supuesto de que, con posterioridad a una ejecución de la prenda materia del presente Contrato, en los términos de la Cláusula Séptima del mismo, después de haber cubierto las cantidades descritas en dicha Cláusula Séptima, hayan quedado remanentes respecto del efectivo pignorado o los intereses generados conforme a esta Cláusula, el Acreedor Prendario tendrá la obligación de entregar al Deudor Prendario el remanente de dicho efectivo pignorado e intereses conforme a esta Cláusula.

CUARTA. Término. La prenda contemplada por el presente Contrato permanecerá en pleno vigor y efecto hasta que Citibank, N.A., en su carácter de Agente de Garantías (según se define el término “Collateral Agent” bajo el Contrato de Crédito) bajo el Contrato de Crédito reciba por parte de Citibank, N.A., en su carácter de Agente Administrativo (según se define el término “Administrative Agent” bajo el Contrato de Crédito) bajo el Contrato de Crédito, la notificación a que se refiere la cláusula 8.12 (b) del Contrato de Crédito, con copia al Acreedor Prendario.

En consecuencia, en ese momento, las partes deberán celebrar o suscribir aquellos convenios o instrumentos y llevar a cabo aquellos actos que sean necesarios para dar por terminada la prenda constituida mediante el presente Contrato (incluyendo, en el caso del Acreedor Prendario, devolver los títulos representativos de las Acciones Hylsamex al Deudor Prendario, endosados a su favor de así solicitarlo el Deudor Prendario y cualesquiera otros actos que el Deudor Prendario razonablemente solicite para dichos efectos). El Deudor Prendario será responsable de los costos y gastos razonables y debidamente documentados del Acreedor Prendario con relación a cualesquiera de dichos convenios, instrumentos o actos.

El número de Acciones Hylsamex sujetas a este Contrato no deberá ser reducido, sin importar el cumplimiento o satisfacción parcial de cualquier porción de las Obligaciones Garantizadas salvo por lo establecido en el primer párrafo de esta Cláusula.

QUINTA. Novación, Modificación, Etc. Ni la celebración del presente Contrato ni la prenda contemplada en el mismo, constituirán novaci6n, modificación o pago de alguna de las Obligaciones Garantizadas.

SEXTA. Obligaciones de Hacer v No Hacer. En tanto que cualquiera de las Obligaciones Garantizadas permanezca vigente, el Deudor Prendario deberá:

(i) firmar y entregar los documentos e instrumentos razonablemente necesarios, y a llevar a cabo cualquier otra acción que fuere necesaria, a juicio razonable del Acreedor Prendario, con el fin de constituir y mantener debidamente constituida la prenda que constituye o se pretende constituir conforme al presente Contrato y para permitir al Acreedor Prendario ejercer sus derechos en los términos del presente Contrato, incluyendo, sin limitación, el otorgamiento de un poder especial irrevocable ante notario público, substancialmente en los términos que se especifican en el Anexo A, para beneficio del Acreedor Prendario o los funcionarios del Acreedor Prendario por él designados, para que el Acreedor Prendario pueda ejercer los derechos de voto que correspondan a las Acciones Hylsamex de conformidad con la Cláusula Segunda;

(ii) abstenerse de realizar cualquier enajenación u otorgar cualquier opción o derecho, sobre las Acciones Hylsamex, o crear algún gravamen o limitación de dominio con respecto a cualquiera de las Acciones Hylsamex, con excepción de la prenda constituida mediante el presente Contrato;

(iii) abstenerse de realizar cualquier acto que afecte o que, a su juicio, pudiere afectar la debida constitución de la prenda que se constituye conforme al presente Contrato;

(iv) notificar inmediatamente al Acreedor Prendario de cualquier evento que afecte adversamente o que, a su juicio, pudiere afectar adversamente la debida constitución de la prenda que se constituye conforme al presente Contrato.

SÉPTIMA. Ejecución. (a) En el caso de que sea declarado un Caso de Vencimiento Anticipado o en el supuesto de que el Deudor Prendario incumpla con el último pago de principal debido al amparo del Contrato de Crédito, el Acreedor Prendario previa instrucción por escrito de Citibank, N.A., en su carácter de Agente de Garantías (según se define el término “Collateral Agent” bajo el Contrato de Crédito) bajo el Contrato de Crédito, tendrá el derecho de ejecutar la prenda que se constituye conforme a este Contrato, de acuerdo a los términos de la Ley de Títulos y, en general, de la legislación aplicable.

(b) La suma obtenida de cualquier venta de las Acciones Hylsamex, será aplicada por el Acreedor Prendario en el siguiente orden:

(1)	pago de gastos y comisiones razonables y debidamente justificados, erogados por el Acreedor Prendario (o por los Acreedores), que se hayan causado con motivo de la venta de las Acciones Hylsamex; en el entendido que, de ser insuficientes las sumas obtenidas de una venta conforme a esta Cláusula Séptima, el Deudor Prendario pagará dichos gastos y comisiones;

(2)	pago de cualquier Obligatión Garantizada pendiente de pago de conformidad con los términos del Contrato de Crédito y según le indique Citibank, N.A., en su carácter de Agente de Garantías (según se define el término “Collateral Agent” bajo el Contrato de Crédito) bajo el Contrato de Crédito; y

(3)	una vez cubiertos los anteriores conceptos, cualquier remanente y, en el caso de cualquier cantidad en efectivo mantenida en prenda conforme al presente Contrato, sus intereses se entregarán inmediatamente al Deudor Prendario, de conformidad con las instrucciones que el Deudor Prendario haya dado al Acreedor Prendario.

(c) En virtud de que dentro de las Obligaciones Garantizadas a cargo del Deudor Prendario se encuentran principalmente obligaciones monetarias denominadas en dólares de los Estados Unidos de América, para realizar el pago de las mismas, las cantidades en pesos que se reciban de la venta antes citada para solventar dichas obligaciones en dólares, serán convertidas por el Acreedor Prendario, según sea el caso, a dólares al mejor tipo de cambio vigente en el mercado en dicha fecha según ofertas de tres instituciones de banca múltiple seleccionadas por el Acreedor Prendario y notificadas al Deudor Prendario, según sea el caso (las cuales podrán incluir la oferta de la institución de banca múltiple del grupo financiero al que pertenece el Acreedor Prendario) y la divisa así convertida la aplicará el Acreedor Prendario, en su oportunidad, hasta donde alcance, al pago de las Obligaciones Garantizadas y demás conceptos (en su orden) descritos anteriormente.

(d) La omisión por parte del Acreedor Prendario del ejercicio de los derechos previstos en este Contrato, en ningún caso tendrán el efecto de una renuncia de los mismos, ni el ejercicio singular o parcial por parte del Acreedor Prendario de cualquier derecho derivado de este Contrato, excluye la posibilidad de ejercer algún otro derecho.

OCTAVA. Impuestos. El Deudor Prendario se obliga a pagar todos los impuestos, así como intereses, multas, recargos, responsabilidades y accesorios establecidos por las autoridades fiscales mexicanas, que resultaren pagaderos a su cargo en virtud de la enajenación de las Acciones Hylsamex como resultado de la ejecución de este Contrato, y a indemnizar y a sacar en paz y a salvo al Acreedor Prendario y a los Acreedores por cualesquiera impuestos (pagaderos como retención o de cualquier otra forma), intereses, multas, recargos, responsabilidades y accesorios establecidos por las autoridades fiscales mexicanas (salvo por cualesquiera impuestos, derechos o accesorios que fueren pagaderos por el adquirente de las Acciones Hylsamex o por el Acreedor Prendario o cualquiera de los Acreedores), que fueren demandados del Acreedor Prendario o de los Acreedores o pagaderos respecto de la enajenación de las Acciones Hylsamex resultado de la ejecución del presente Contrato.

NOVENA. Avisos. (a) Todos los avisos y cualquier otra comunicación que deba darse conforme al presente Contrato deberá ser por escrito y entregada a cada una de las partes, o enviada por telefax, en los domicilios o a los números de telefax señalados en la página de firmas del presente Contrato. Los avisos y comunicaciones serán considerádos como entregados, en el caso de ser enviados por telefax, una vez recibida la confirmatión automática de recepción de dicho telefax o, en caso de haber sido entregados en el domicilio correspondiente, en el momento de entrega a cualquier funcionario debidamente autorizado de la parte que lo reciba.

(b) Cada una de las partes podrá cambiar su domicilio para recibir notificaciones, dando previo aviso por escrito incluyendo su nuevo domicilio a las demás partes, por lo menos con cinco (5) Días Hábiles de anticipación al día propuesto para que sea efectivo el cambio de domicilio.

DÉCIMA. Cesión. Los derechos y obligaciones derivados del presente Contrato no podrán cederse ni transferirse a terceros, sin el previo consentimiento por escrito de todas las partes de este Contrato, excepto que el Acreedor Prendario podrá ceder sus derechos en términos del Contrato de Crédito, exclusivamente.

DÉCIMA PRIMERA. Ejemplares. Este Contrato podrá ser celebrado en cualquier número de ejemplares y por cualquiera de las partes en diferentes ejemplares, de los cuales cada uno cuando celebrado deberá ser considerado ser un original y cuando tomados en conjuntos, deberán constituir uno solo y el mismo contrato.

DÉCIMA SEGUNDA. Anexos. Todos los Anexos a este Contrato forman parte integral del mismo, como si quedaren insertados a la letra en el cuerpo del mismo.

DÉCIMA TERCERA. Legislación Aplicable. Este Contrato será regido por e interpretado de acuerdo con las leyes de los Estados Unidos Mexicanos.

DÉCIMA CUARTA. Jurisdicción. Para todo lo relativo a la interpretación y cumplimiento de este Contrato, las partes se someten a la jurisdicción y competencia de los tribunales de la ciudad de México, Distrito Federal, Estados Unidos Mexicanos, renunciando a cualquier otro fuero que por razón de su domicilio presente o futuro, pudiere corresponderles.

EN TESTIMONIO DE LO CUAL, el presente Contrato ha sido firmado en [         (    )] ejemplares en la fecha anteriormente señalada.

DEUDOR PRENDARIO

I.I.I. - INDUSTRIAL INVESTMENTS, INC.

Por: [ ]
Cargo: [ ]
Dirección: [ ]
Facsimile: [ ]

ACREEDOR PRENDARIO

BANCO NACIONAL DE MÉXICO, S.A.,

INTEGRANTE DEL GRUPO FINANCIERO BANAMEX,

DIVISIÓN FIDUCIARIA

Por: [ ]
Cargo: [ ]
Dirección: [ ]
Facsimile: [ ]

CITIBANK, N.A.,

como Agente Administrativo (Administrative Agent)

Por: [ ]
Cargo: [ ]
Dirección: [ ]
Facsimile: [ ]

CITIBANK, N.A.,

como Agente de Garantías (Collateral Agent)

Por: [ ]
Cargo: [ ]
Dirección: [ ]
Facsimile: [ ]

HYLSAMEX, S.A. DE C.V.

Por: [ ]
Cargo: [ ]
Direccíon: [ ]
Facsimile: [ ]

Anexo A

PODER ESPECIAL IRREVOCABLE

El Suscrito:

[NOMBRE], comparece en nombre y representación de I.I.I. - Industrial Investments, Inc. (la “Mandante”) y por este medio otorga y confiere en los términos de los artículos 2553 (dos mil quinientos cincuenta y tres), 2554 (dos mil quinientos cincuenta y cuatro) y 2596 (dos mil quinientos noventa y seis) del Código Civil Federal y sus correlativos de los códigos civiles de las distintas entidades federativas de los Estados Unidos Mexicanos, un PODER ESPECIAL IRREVOCABLE, con facultades de delegación, a favor de los representantes legales de Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, en su carácter de Acreedor Prendario bajo el Contrato de Prenda de Acciones de fecha [                ], 2005 (según sea modificado periódicamente, en lo sucesivo, el “Contrato de Prenda”), celebrado por el Mandante, como Deudor Prendario, Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, como Acreedor Prendario, en representación y para el beneficio de los Acreedores (Lenders), Citibank, N.A. e Hylsamex, S.A. de C.V., a fin de que asista y vote, a través de sus representantes, en cualesquiera de las asambleas de accionistas de Hylsamex, S.A. de C.V., en el caso de que exista un Evento de Incumplimiento o un Caso de Vencimiento Anticipado (según la definición de dichos términos ha sido convenida en el Contrato de Prenda), cualesquiera de las Acciones Hylsamex propiedad del Mandante, pignoradas conforme al Contrato de Prenda. El Acreedor Prendario, por conducto de sus apoderados o representantes, solamente podrá delegar el presente poder a sus funcionarios, quienes no tendran a su vez facultades de delegar el presente poder.

El presente poder sólo podrá ser ejercido de conformidad con los términos del Contrato de Prenda y el Contrato de Crédito.

Los términos utilizados con mayúscula en el presente poder irrevocable y no definidos en el mismo, tienen el significado que se les atribuye en el Contrato de Prenda.

El presente poder es irrevocable en los términos de artículo 2596 (dos mil quinientos noventa y seis) del Código Civil Federal y sus artículos correlativos en los Códigos Civiles de los démas Estados de la República, por haberse otorgado como una condición en un contrato bilateral y como un medio para el cumplimiento de una obligación contraída y estará vigente en tanto permanezca insoluta cualesquiera Obligaciones Garantizadas.

Se otorga el presente poder, en la Ciudad de Mexico, Distrito Federal a los [    ] días del mes de [                    ] de 2005.

Fecha:      de [mes] de 2005

Firma:

[Nombre] [Cargo]

K-A-1

EXHIBIT L

SUBORDINATED LOAN AGREEMENT TERMS

The Subordinated Loan Agreement shall contain the following terms:

“Borrower” means I.I.I. – Industrial Investments Inc., a British Virgin Islands international business company.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of August 16, 2005, among the Borrower, the lenders named therein and Citibank, N.A., as collateral agent and administrative agent.

“Lender” means [        ], the lender under the Subordinated Loan Agreement.

“Loan” means the loan disbursed under the Subordinated Loan Agreement in connection with the funding of the Acquisition.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SUBORDINATION TERMS

The following provisions #1-11 shall be deemed the “Subordination Terms”.

1.	All payment obligations of the Borrower hereunder (whether for principal, interest or otherwise) (the “Subordinated Obligations”) are and shall be expressly subordinated and subject in right of payment to the prior indefeasible repayment in full of all the obligations of the Borrower now or hereafter existing under the Credit Agreement (the “Senior Obligations”) (which, as used herein, shall include without limitation the obligations to pay principal and interest on such Senior Obligations, and all commissions, fees, indemnities, prepayment premiums and other amounts payable to the Administrative Agent or any lenders or sureties (such lenders or sureties, the “Senior Lenders”), agents or trustees under any Loan Documents with respect to such Senior Obligations, and post-petition interest and post-petition attorneys’ fees and costs, whether or not allowable in bankruptcy, in each case to the extent such items constitute Senior Obligations).

2.	The Borrower and the Lender hereby agree that no payment or prepayment shall be made by or on behalf of the Borrower for or on account of any Subordinated Obligations, and the Lender shall not ask, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash, other property, or any rights or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Obligations, unless and until the Senior Obligations shall have been indefeasibly repaid in full in cash.

3.	In the event of (i) any insolvency or bankruptcy case or proceeding in connection therewith, relative to the Borrower or to its creditors as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Borrower, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower, then and in any such event the Senior Lenders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Obligations or under the Credit Agreement before the Lender shall be entitled to receive any payment on account of the Loan (whether in respect of principal, interest premium, fees, indemnities, commissions or otherwise) and to that end, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Loan in any such case, proceeding, dissolution, liquidation or other winding up or event shall instead be paid or delivered to the Senior Lenders for application to the Senior Obligations, whether or not due, until the Senior Obligations shall have first been fully paid and satisfied in cash.

4.	If any event of default (or event or condition that with the giving of notice or passage of time or both would constitute an event of default) shall have occurred and be continuing under the Credit Agreement, then no payment shall be made by the Borrower on or in respect of the Loan, unless and until such event of default, event or condition shall have been remedied or waived.

5.	In the event that the Lender receives on account or in respect of the Loan or otherwise after the occurrence and during the continuance of an event of default under the Credit Agreement any distribution of assets by the Borrower or payment by or on behalf of the Borrower of any kind or character, whether in cash, securities or other property, such receipts shall be received in trust for the benefit of the Senior Lenders, shall be segregated from other funds and property held by the Lender and shall be forthwith paid over to the Administrative Agent under the Credit Agreement for the account of the Senior Lenders in the same form as so received (with any necessary endorsement or assignment) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the repayment or prepayment of the Senior Obligations. In the event of failure of the Lender to make any such endorsement or assignment, the Senior Lenders irrevocably are authorized and empowered by and on behalf of the Lender to make the same.

6.	The Lender (i) irrevocably authorizes and empowers (without imposing any obligation on) Senior Lenders (or their agents, attorneys or trustees) to demand, sue for, collect, receive and receipt for all payments and distributions on or in respect of its Subordinated Obligations which are required to be paid or delivered to the Senior Lenders, as provided herein, and to file and prove all claims therefore and take all such other action, in the name of the Lender or otherwise, as Senior Lenders may determine to be necessary or appropriate for the enforcement of the subordination terms contained in this Agreement, (ii) irrevocably authorizes and empowers (without imposing any obligation) Senior Lenders (or their agents, attorneys or trustees) to vote the Subordinated Obligations (including, without limitation, voting the Subordinated Obligations in favor of or in opposition to any matter which may come before any meeting of creditors of the Borrower generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or proceeding, or any proceeding under any laws relating to the relief of debtors, readjustment of Indebtedness, arrangements, reorganizations, compositions or extensions relative to the Borrower) and (iii) agrees to execute and deliver to Senior Lenders all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be requested by Senior Lenders in order to enable Senior Lenders to enforce all claims upon or in respect of the Subordinated Obligations.

7.	The Lender agrees, for the benefit of each Senior Lender, that they will give each Senior Lender prompt notice of any default by the Borrower in respect of the Subordinated Obligations.

8.	Until the repayment in full of the Senior Obligations, the Lender shall not transfer, sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Obligations, unless such transfer, sale, assignment, pledge, encumbrance or disposition is made with the prior written consent of the Administrative Agent under the Credit Agreement.

9.	No failure on the part of Senior Lenders and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof by Senior Lenders, nor shall any single or partial exercise of any right, remedy or power hereunder, preclude any other or future exercise of Senior Lenders of any other right, remedy or power. Each and every right, remedy and power granted to Senior Lenders, or allowed Senior Lenders by law or other agreement shall be cumulative and not exclusive, and may be exercised by Senior Lenders, from time to time.

10.	Without in any way limiting the generality of the foregoing paragraph, at any time, without the consent of or notice to the Lender, without incurring responsibility or liability to the Lender and without impairing or releasing the subordination provided herein or the obligations hereunder of the Lender, the Senior Lenders may do any one or more of the following: (i) change the manner, place or terms of payment of or extended the time of payment of, or renew or alter, Senior Obligations or any collateral security or guaranty therefor, or otherwise amend or supplement in any manner Senior Obligations or any instruments evidencing the same or any agreement under which Senior Obligations are outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (iii) release any Person liable in any manner for the Senior Obligations; and (iv) exercise or refrain from exercising any rights against the Borrower and any other Person. The Lender unconditionally waives notice of the incurring of Senior Obligations or any part thereof.

11.	The Lender, at its own cost, shall take any further action as the Senior Lenders may reasonably request in order to carry out more fully the intent and purpose of the Subordination Terms.

OTHER TERMS

Notwithstanding any provision of this Agreement, it is agreed hereunder that the Lender shall have the right at any time, at its sole election and discretion, to require the Borrower or the Authorized Assignee, as the case may be, to convert the Subordinated Obligations into Stock as provided under [the relevant conversion provision in the Subordinated Loan agreement].

EXHIBIT M

ACQUISITION AGREEMENT

[TO BE ATTACHED]

EXECUTION

AMENDMENT No. 1 dated as of September 21, 2005 (the “Amendment”) among I.I.I. – INDUSTRIAL INVESTMENTS INC., a British Virgin Islands business company (the “Borrower”), CITIBANK, N.A., as administrative agent, (the “Administrative Agent”), CITIBANK, N.A., as collateral agent, (the “Collateral Agent”) and the lenders listed below (the “Lenders”).

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of August 16, 2005 (the “Agreement”), among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders, the Lenders made certain loans to I.I.I. pursuant to the terms and subject to the conditions set forth therein, capitalized terms used but not defined herein having the meanings assigned in the Agreement;

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent and the Majority Lenders desire to amend Section 5.02(f) of the Agreement in order to clarify the matters set forth therein; and

WHEREAS, under Section 8.01 of the Agreement, the Agreement may be amended with the written consent of the Majority Lenders;

NOW, THEREFORE, the Borrower, the Administrative Agent, the Collateral Agent and the Majority Lenders hereby agree as follows:

1. Section 5.02(f) of the Agreement shall be replaced in its entirety by the following new Section 5.02(f):

“(f) Investments in Other Persons. Make or hold, or permit any of its Relevant Subsidiaries to make or hold, any Investment in any Person, except:

(i) Investments by the Borrower and its Subsidiaries in Cash Equivalents,

(ii) Investments existing on the date hereof and described on Schedule 5.02(f) hereto and Investments in the Anticipated Acquired Shares and in any Equity Interests received in exchange for the Amazonia, Hylsa Latin and Ylopa Equity Purchase Price,

(iii) Investments made by the Borrower or any Material Subsidiary to the extent otherwise permitted hereunder which are part of, or in lines of business which are substantially the same as, the lines of business of one or more of the Borrower and its Material Subsidiaries as of the date hereof (which may include, for the avoidance of doubt, Investments by the Borrower in Debt of a Material Subsidiary); provided, that all consideration paid by the Borrower in respect of any Investment made by the Borrower pursuant to this clause (iii) shall consist solely of amounts available in respect of Excess Cash of the Borrower after application of such Excess Cash (and of all amounts deducted in connection with the calculation thereof) pursuant to Section 2.05 hereof except that (A) in the case of any Allowed Investment made by the Borrower, such consideration may consist of Equity Interests of the Borrower, (B) upon and after the occurrence of the Zoompart Succession, the Borrower may make and hold Investments in I.I.I. consisting of Equity Interests in I.I.I. and/or Subordinated Loans to I.I.I. permitted under Section 5.02(b)(w) hereof, the consideration for which may consist of the assumption of the Subordinated Loans of I.I.I. as required under Section 8.08 hereof and (C) the Borrower may make and hold Investments in I.I.I. consisting of Equity Interests in I.I.I. in consideration for and in connection with the Zoompart Succession; and

(iv) Investments by any Subsidiary in Debt owing to it by any direct or indirect holder of Equity Interests of such Subsidiary for the purpose of upstreaming Distributions by such Subsidiary to such holder of Equity Interests; provided that any such Investment in Debt of a Person other than the Borrower or a Subsidiary of the Borrower shall be made (1) contemporaneously with an Investment by such Subsidiary in Debt incurred by the Borrower or a Subsidiary of the Borrower pursuant to Section 5.02(b)(y) and (2) in an amount not to exceed the amount resulting from applying the percentage of beneficial ownership in such Subsidiary of such holder of Equity Interests of such Subsidiary to the total amount of Investments of the same type made on the same date.”

2. Except as expressly set forth herein, the Agreement shall remain in full force and effect.

3. This Amendment shall become effective on and as of the first Business Day on the Administrative Agent shall have received counterparts of this letter executed by Ternium, the Administrative Agent, the Collateral Agent and Lenders constituting the Majority Lenders, or, as to any such Lender, advice satisfactory to the Administrative Agent that such Lender has executed this letter.

4. This Amendment shall be governed by and shall be interpreted and construed in accordance with the law of the State of New York.

5. If any provision of this Amendment is held invalid, illegal or unenforceable in any jurisdiction, to the extent permitted by law, such provision shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of that provision in any other jurisdiction.

6. The parties may execute this Amendment in counterparts, and each of which is deemed an original and all of which taken together constitute only one agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized representatives as of the date first above written.

I.I.I – INDUSTRIAL INVESTMENTS INC.

By:	/s/ Pablo Brizzio
Name:	PABLO BRIZZIO
Title:	ATTORNEY-IN-FACT

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

CITIBANK, N.A., as Lender

By:
Name:
Title:

CITIBANK, N.A., acting through its International Banking Facility, as Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized representatives as of the date first above written.

I.I.I – INDUSTRIAL INVESTMENTS INC.

By:	/s/ Fernando R. Mantilla
Name:	Fernando R. Mantilla
Title:	Attorney-in-fact

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

CITIBANK, N.A., as Lender

By:
Name:
Title:

CITIBANK, N.A., acting through its International Banking Facility, as Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized representatives as of the date first above written.

I.I.I. – INDUSTRIAL INVESTMENTS INC.

By.
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:	/s/ Carlos Corona
Name:	Carlos Corona
Title:	Vice President

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

CITIBANK, N.A., as Lender

By:	/s/ Carlos Corona
Name:	Carlos Corona
Title:	Vice President

CITIBANK, N.A., acting through its International Banking Facility, as Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized representatives as of the date first above written.

I.I.I. – INDUSTRIAL INVESTMENTS INC.

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice - President

CITIBANK, N.A., as Lender

By:
Name:
Title:

CITIBANK, N.A., acting through its International Banking Facility, as Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized representatives as of the date first above written.

I.I.I. – INDUSTRIAL INVESTMENTS INC.

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

CITIBANK, N.A., as Lender

By:
Name:
Title:

CITIBANK, N.A., acting through its International Banking Facility, as Lender

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Attorney-in-fact

BNP Paribas, as Lender

By:	/s/ Raquel Latuff
Name:	Raquel Latuff
Title:	Managing Director

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Managing Director

BAYERISCHE HYPO- UND VEREINSBANK AG, as Lender

By:
Name:
Title:

By:
Name:
Title:

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, as Lender

By:
Name:
Title:

By:
Name:
Title:

CALYON NEW YORK BRANCH, as Lender

By:
Name:
Title:

By:
Name:
Title:

BNP Paribas, as Lender

By:
Name:
Title:

By:
Name:
Title:

BAYERISCHE HYPO- UND VEREINSBANK AG, as Lender

By:	/s/ Felipe Macía
Name:	Felipe Macía
Title:	Director

By:	/s/ Natalia Vergara
Name:	Natalia Vergara
Title:	Associate

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, as Lender

By:
Name:
Title:

By:
Name:
Title:

CALYON NEW YORK BRANCH, as Lender

By:
Name:
Title:

By:
Name:
Title:

MEDIOBANCA – BANCA DI CREDITO FINANZIARIO S.p.A., as Lender

By:	/s/ Philippe Minard
Name:	Philippe Minard
Title:	Director

By:	/s/ Paola Rossi
Name:	Paola Rossi
Title:	Director

JPMorgan Chase BK, N.A., as Lender

By:
Name:
Title:

By:
Name:
Title:

WestLB AG, New York Branch, as Lender

By:
Name:
Title:

By:
Name:
Title:

ABN AMRO Bank N.V., as Lender

By:
Name:
Title:

By:
Name:
Title:

MEDIOBANCA – BANCA DI CREDITO FINANZIARIO S.p.A., as Lender

By:
Name:
Title:

By:
Name:
Title:

JPMorgan Chase BK, N.A., as Lender

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	VICE PRESIDENT

By:
Name:
Title:

WestLB AG, New York Branch, as Lender

By:
Name:
Title:

By:
Name:
Title:

ABN AMRO Bank N.V., as Lender

By:
Name:
Title:

By:
Name:
Title:

Banco Itaú Europa S.A. – Sucursal Financiera Exterior – Madeira, as Lender

By:
Name:
Title:

By:
Name:
Title:

BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caimán, as Lender

By:
Name:
Title:

By:
Name:
Title:

Banca Nazionale del Lavoro, S.p.A., New York Branch, as Lender

By:	/s/ Juan Cortes
Name:	Juan Cortes
Title:	Relationship Manager

By:	/s/ Franco Di Mario
Name:	Franco Di Mario
Title:	Senior Manager